UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________________

DAYBREAK OIL AND GAS, INC.

(Name of small business issuer in its charter)

            Washington

                7360

    91-0626366

  (State or jurisdiction of

(Primary Standard Industrial

(I.R.S. Employer

incorporation or organization)

 Classification Code Number)

Identification No.)

601 W. Main Ave., Suite 1012, Spokane, WA 99201

(509) 232-7674

(Address and telephone number of principal executive offices)

601 W. Main Ave., Suite 1012, Spokane, WA 99201

(Address of principal place of business or intended principal place of business)

Gregory B. Lipsker

 601 W. Main Ave., Suite 714 Spokane, WA 99201

(509) 455-9077 (Telephone)       (509) 624-6441 (Facsimile)

(Name, address and telephone number of agent for service)

________________________________

Approximate date of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

- If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

- If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in correction with dividend or interest reinvestment plans, check the following box.  [X]

- If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

- If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

- If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [  ]

 CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock $0.001 par value (2)	8,027,206	$2.29	$18,382,301	$1,967
Common Stock, $0.001 par value per share, issuable upon exercise of common stock purchase (3)	5,217,683	$1.50	$7,826,525	$837

(1)

The registration fee has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933 (the “Securities Act

(2)

Represents shares of Daybreak Oil and Gas, Inc.’s common stock issued under Subscription Agreement dated March 3, 2006.  The registration fee is based on the last sale price of our common stock, $2.29 per share, as reported on July 14, 2006 from quote data provided online by an OTC Bulletin Board Quotation Service.

(3)

Represents shares of Daybreak Oil and Gas, Inc.’s common stock issuable upon the exercise of warrants issued under common stock purchase warrant agreements, and the Placement Agent Agreement dated March 6, 2006.  The registration fee is based on a price of $1.50 per share, which is the weighted average exercise price at which the common stock purchase warrants are exercisable into shares of our common stock.

Pursuant to Rule 416, this Registration Statement also registers such indeterminate number of shares as may be issuable in connection with stock splits, stock dividends or similar transactions.  It is not known how many of such shares of common stock will be purchased under this Registration Statement or at what price such shares will be purchased.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

  The information in this prospectus is not complete and may be changed.  The selling shareholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission becomes effective.  This prospectus is not an offer to sell these securities and neither Daybreak Oil and Gas, Inc. nor the selling shareholders are soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 18, 2006

DAYBREAK OIL AND GAS, INC.

13,244,889 SHARES OF

COMMON STOCK

The shares of common stock, $0.001 par value, offered hereby are being offered from time to time by certain Daybreak Oil and Gas, Inc. shareholders which includes up to 5,217,683 shares of common stock issuable upon exercise of warrants.  See “Selling Shareholders.”  The price at which the selling shareholders may sell the shares will be determined by the prevailing market price for the shares, in negotiated transactions or otherwise as set forth herein.  See “Plan of Distribution.”  Daybreak Oil and Gas, Inc. will not receive any proceeds from the sale of the shares by any of the selling shareholders.  We may, however, receive cash consideration in connection with the exercise of the warrants for cash.

Daybreak Oil and Gas, Inc.’s common stock is quoted on the OTC Bulletin Board under the symbol “DBRM.”  On November 17, 2006, the last reported sales price of our common stock on the OTC Bulletin Board was $1.23 per share.

For a discussion of certain risks that should be considered by prospective investors, see “Risk Factors” beginning on page 2 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

Prospectus Summary

5

Risk Factors

6

Forward-Looking Statements

16

Selling Security Holders

17

Market for Common Equity and Related Stockholder Matters

22

Business

18

Description of Property

25

Regulation

33

Management’s Discussion and Analysis of Financial Condition or Plan of Operation

36

Directors, Executive Officers, Promoters and Control Persons

42

Executive Compensation

45

Certain Relationships and Related Transactions

47

Security Ownership of Certain Beneficial Owners and Management

55

Description of Securities

56

Use of Proceeds

58

Plan of Distribution

58

Legal Matters

59

Pending Litigation

59

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

59

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

60

Where You Can Find More Information

60

Financial Statements

62

PROSPECTUS SUMMARY

This summary contains basic information about us and the resale of the shares being offered by the selling shareholders.  Because it is a summary, it does not contain all of the information that you should consider before investing.  You should read this entire prospectus carefully, including the section entitled “Risk Factors” and our financial statements and the related notes contained elsewhere or incorporated by reference in this prospectus, before making an investment decision.

The Company

Daybreak Oil and Gas, Inc. is a Washington corporation with our principal office at 601 W. Main Ave., Suite 1012, Spokane, WA 99201-0613.  Our telephone number is (509) 232-7674.  We are engaged in acquiring oil and/or gas drilling prospects or interests in such prospects and in conducting drilling operations.

As an exploration stage oil and gas company engaged in the exploration and, if warranted, the development of oil and gas properties, we are actively pursuing opportunities through both joint ventures and limited partnerships.  We seek to maximize the value of our asset base by exploring and developing properties that have both production and reserve growth potential.

At this point in time in our development as an exploration stage oil and gas company we do not any proven oil or gas reserves.

In addition to evaluating prospects in Louisiana, Texas, California and Alberta, Canada to date we have drilled two “exploratory wells” (wells drilled to discover new oil or gas reserves in an unproved area) and five “re-entry wells” (wells that were previously plugged or abandoned, but will now have the cement abandonment plugs drilled out of the original borehole to test potential zones of production.)  An exploratory well in Louisiana was successfully completed and commenced production on June 17, 2006.  Additional developmental and exploratory wells are planned for drilling by the end of this year.  The exploratory well that we drilled in Texas was a “dry hole” (a well found to be incapable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well).  Three re-entry wells in Texas are connected and are flowing.  One other re-entry well in Texas is being used as a salt water disposal well.

The Offering

We are registering an aggregate of 13,244,889 shares of common stock of Daybreak Oil and Gas, Inc.  The selling shareholders purchased 8,027,206 shares of common stock and warrants to purchase 4,013,602 shares of common stock from us in a private placement completed on May 19, 2006.  The selling shareholders purchased their shares in the private placement at $1.50 per Unit.  Each Unit was comprised of two shares of our common stock (making the effective purchase price $0.75 per share) and one warrant to purchase one Share exercisable at $2.00 for a period of five years.  Warrants to purchase an additional 1,204,081 shares were granted to the placement agents in consideration of services rendered in connection with the private placement, 802,721 which are exercisable at $0.75 and 401,360 which are exercisable at $2.00.   The shares being offered for sale were all acquired in a private placement sale that took place from March 3, 2006 through May 19, 2006.  The shares were offered in Units comprising two shares of common stock and one (1) warrant to purchase one (1) share of common stock. We relied on Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder in connection with the private placement.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares by the selling shareholders.  We may, however, receive cash consideration in connection with the exercise of the warrants for cash but will receive no proceeds from those selling shareholders who opt for the cashless exercise provisions of the warrant.

RISK FACTORS

An investment in these securities involves substantial risks.  Prospective purchasers should consider the following significant factors in connection with other information contained in this Prospectus before making a decision to purchase the securities offered hereunder.  In addition to the information contained in this Prospectus, any supplement to this Prospectus and in the documents incorporated by reference into this Prospectus, you should carefully consider the following information before making an investment decision.  If any of the following risks actually occur, our financial condition and our results of operations could be materially and adversely affected.  Additional risks and uncertainties not presently known to us may also impair our business operations.  In any such case, the trading price of our common stock could decline, and you could lose all, or a part, of your investment.

Risks related to investment in our Company

Our auditors have expressed an opinion that our significant operating losses raise substantial doubt about our ability to continue as a going concern

The Company’s financial statements for the years ended February 28, 2006 and February 28, 2005, were audited by the Company’s independent registered public accountants, whose report includes an explanatory paragraph stating that the financial statements have been prepared assuming the Company will continue as a going concern.  The report also states that the Company has incurred significant operating losses that raise substantial doubt about its ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from this uncertainty.  If the Company cannot continue as a going concern, your investment in the Company could become devalued or worthless.

The Company reported a net loss of $813,994 and a deficit accumulated during the exploration stage of $2,839,276.

We are an early stage oil and gas exploration company with a limited operating history on which to base an investment decision

We have a limited history of oil and gas production and have no proven reserves.  To date we have had limited revenues and have not yet generated positive earnings.  The Company cannot provide any assurances that we will ever operate profitability.  As a result of our limited operating history, we are more susceptible to business risks.  These risks include unforeseen capital requirements, failure to establish business relationships, and competitive disadvantages against larger and more established companies.

Resales of shares offered in private placements could depress the value of the shares.

Shares of the Company’s Common Stock have been offered and sold in private placements at significant discounts to the trading price of the common stock at the time of the offering.  Sales of substantial amounts of common stock eligible for future sale in the public market, or the availability of shares for sale, including shares issuable upon exercise of outstanding warrants, could adversely affect the prevailing market price of our common stock and our ability to raise capital by an offering of equity securities.

If we are unable to obtain additional capital we will not be able to fund all drilling projects that we have committed to for the next twelve months

Although our first well commenced production on June 17, 2006, we have generated limited revenue from operations.  We are dependent upon our ability to raise additional capital over the next twelve months to meet future drilling commitments.  There is no guarantee that we will be successful in our efforts in the debt and equity markets to raise the funds necessary to fund these commitments.  If we are unable to raise the additional funds we will be unable to proceed with these planned drilling projects.

We have paid our officers and directors significant amounts in the form of salaries, consulting fees, and stock which could have an adverse affect on our net operating results and earnings per share

In our fiscal year ending February 28, 2006, we paid individuals who are currently officers and directors a total of $86,000 in consulting fees.  In addition, these individuals were granted a total of 4,283,000 shares of our unregistered common stock.  This stock had a fair value of $1,106,250 at the time of issuance.  During the period of these issuances the trading price of this stock ranged from a low of $.33 per share to a high of $2.25 per share.  The aggregate trading value of this stock on the respective dates of issuance was $2,259,490.

For the first six months of our current fiscal year ended August 31, 2006, we have paid officers and director a total of $216,500 in salaries and director fees.  During this same period we have granted these individuals 850,000 shares of our unregistered common stock.  This stock had a fair value of $700,000 at the time of issuance.  During the period of these issuances the trading price of this stock ranged from a low of $2.00 per share to a high of $2.95 per share.  The aggregate trading value of this stock on the respective dates of issuance was $2,270,000.

The fair value assigned to the stock-based compensation for officers and directors was determined by the most reliable measurement available.  The unregistered common stock compensation was issued subject to restrictive conditions which included the one-year holding period of Rule 144.  The inability of the recipients to sell their vested shares for this period of time was considered in estimating the fair value of these unregistered shares.  The most reliable measurement available to the company to estimate and record the stock-based compensation was based on the price that an outside investor was willing to pay for our common stock.  Accordingly, the fair value was measured using the market price for shares with similar restrictive conditions that were sold in private placement offerings at or near the measurement dates at the grant date of the award.

The aforementioned payments were all approved by the Compensation Committee of the Board of Directors.  The Compensation Committee approved these payments and salaries after conducting an analysis of salaries paid to individuals who perform similar functions in comparably-sized companies.  The Board of Directors has the power to approve the payment of salaries and bonuses without receiving approval of the shareholders.  All compensation payments are accounted for as administrative expenses.  These compensation payments have had, and may continue to have, an adverse impact on our net results from operations, and earnings (or losses) per share.

We are an exploration stage company implementing a new business plan making it difficult to evaluate our chance for success

We are an exploration stage company with a limited operating history upon which to base an evaluation of our current business and future prospects.  We started in the oil and gas exploration and development industry in March of 2005.  We are in the early stages of the implementation of our business plan.  Based on this limited history investors do not have a proven basis to determine the probability of our business success.

The oil and gas business is highly competitive placing us at an operating disadvantage

We expect to be at a competitive disadvantage in (a) seeking to acquire suitable oil and or gas drilling prospects; (b) undertaking exploration and development; and (c) seeking additional financing.  We base our preliminary decisions regarding the acquisition of any oil and or gas prospect and undertaking drilling ventures upon general and inferred geology.  This public information is also available to our competitors.

In addition, we compete with large oil and gas companies which have longer operating histories and greater financial resources than we do.  These larger competitors, by reason of their size and greater financial strength, can more easily:

•

access capital markets;

•

recruit more qualified personnel;

•

absorb the burden of any changes in laws and regulation in applicable jurisdictions;

•

handle longer periods of reduced prices of gas and oil;

These disadvantages could create negative results for our business plan and future operations.

We cannot guarantee financial results, making it more difficult to raise additional capital

Since our inception, we have suffered recurring losses from operations and have depended on external financing to sustain our operations.  During the year ended February 28, 2006, we reported a net loss of $2,025,282.  If exploration efforts are unsuccessful in establishing proved reserves and exploration activities cease, the amounts accumulated as unproved costs will be charged against earnings as impairments.  Potential investors may be dissuaded from investing in the Company based on historical results.

Our ability to reach and maintain profitable operating results is dependant on our ability to find, acquire, and develop oil and gas properties

Our future performance depends upon our ability to find, acquire, and develop oil and gas reserves that are economically recoverable.  Without successful exploration and acquisition activities, we will not be able to develop reserves or generate revenues to achieve and maintain profitable operating results.  No assurance can be given that we will be able to find, acquire or develop these reserves on acceptable terms.  We also cannot assure that commercial quantities of oil and gas deposits will be discovered that are sufficient to enable us to recover our exploration and development costs.  Although our Company’s President has significant experience in the oil and gas industry we do not have an established history of locating and developing properties that have economically feasible oil and gas reserves.

To execute our business plan we will need to develop current projects and expand our operations requiring significant capital expenditures which we may be unable to fund

We have a history of net losses and expect that our operating expenses will increase substantially over the next 12 months as we continue to implement our business plan.  Our business plan contemplates the development of our current exploration projects and the expansion of our business by identifying, acquiring, and developing additional oil and gas properties.

We need to rely on external sources of financing to meet the capital requirements associated with the development of our current properties and the expansion of our oil and gas operations.  We plan to obtain the funding we need through debt and equity markets.  We cannot assure you that we will be able to obtain additional funding when it is required or that it will be available to us on commercially acceptable terms.

We also intend to make offers to acquire oil and gas properties in the ordinary course of our business.  If these offers are accepted, our capital needs will increase substantially.  If we fail to obtain the funding that we need when it is required, we may have to forego or delay potentially valuable opportunities to acquire new oil and gas properties.  In addition, without the necessary funding we may default on existing funding commitments to third parties and forfeit or dilute our rights in existing oil and gas property interests.

When we make the determination to invest in oil or gas properties we rely upon geological and engineering estimates which involve a high level of uncertainty

Geologic and engineering data are used to determine the probability that a reservoir of oil and natural gas exists at a particular location.  This data is also used to determine whether oil and natural gas are recoverable from a reservoir.  Recoverability is ultimately subject to the accuracy of data including, but not limited to, geological characteristics of the reservoir, structure, reservoir fluid properties, the size and boundaries of the drainage area, reservoir pressure, and the anticipated rate of pressure depletion.

The evaluation of these and other factors is based upon available seismic data, computer modeling, well tests and information obtained from production of oil and natural gas from adjacent or similar properties.  The probability of the existence and recoverability of reserves is less than 100% and actual recoveries of proved reserves can differ materially from estimates.  Accordingly, reserve estimates may be subject to downward adjustment.  Actual production, revenue and expenditures will likely vary from estimates, and such variances may be material.

Our financial condition will deteriorate if we are unable to retain our interests in our leased oil and gas properties

All of our properties are held under interests in oil and gas mineral leases.  If we fail to meet the specific requirements of each lease, the lease may be terminated or otherwise expire.  We cannot assure you that we will be able to meet our obligations under each lease.  The termination or expiration of our “working interests” (Interests created by the execution of an oil and gas lease.  Working interest owners are responsible for all drilling and production costs.  They receive the remaining portion of the oil and gas revenue after the royalty and overriding royalty interests and the production costs have been paid.) relating to these leases would impair our financial condition and results of operations.

We will need significant additional funds to meet capital calls, drilling and other production costs in our effort to explore, produce, develop and sell the natural gas and oil produced by our leases.  We may not be able to obtain any such additional funds on terms acceptable to us, or at all.

Title deficiencies could render our oil and gas leases worthless damaging the financial condition of the business

The existence of a material title deficiency can render a lease worthless, resulting in a large expense to our business.  We rely upon the judgment of oil and gas lease brokers who perform the field work in examining records in the appropriate governmental office before attempting to place under lease a specific mineral interest.  This is a customary practice in the oil and gas industry.

We anticipate that we, or the person or company acting as “operator” (the individual or company responsible for the exploration, exploitation and production of an oil or natural gas well or lease, usually pursuant to the terms of a joint operating agreement among the various parties owning the working interest in the well) on the properties that we lease, will examine title prior to any well being drilled.  Even after taking these precautions, deficiencies in the marketability of the title to the leases may still arise.  Such deficiencies may render some leases worthless, negatively impacting the financial condition of the Company.

Reliance on certain third party vendors for outsourced services could be detrimental to our business plan

To maximize the use of our otherwise limited capital and human resources, we intend to rely on third party vendors for outsourced drilling, exploration and other operational services.  This practice could allow us to achieve cost savings and operational efficiencies.  However, the use of outsourced resources could expose us to greater risk should we be unable to source critical vendors on a cost budgeted and timely basis.

Furthermore, the use of outsourced resources could minimize our ability to control the work product and accountability of such vendors.  If any of these relationships with third-party service providers are terminated or are unavailable on commercially acceptable terms, our business plan will be adversely affected.

If we as operators or our operators of our oil and gas projects fail to maintain adequate insurance, our business could be exposed to significant losses

Our oil and gas projects are subject to risks inherent in the oil and gas industry.  These risks involve explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, earthquakes and other environmental issues.  These risks could result in substantial losses due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage.  As protection against these operating hazards we maintain insurance coverage to include physical damage and comprehensive general liability.  However, we are not fully insured in all aspects of our business.  For projects in which we function as the operator, the occurrence of a significant event against which we are not adequately covered by insurance could have a material adverse effect on our financial position.

In the projects in which we are not the operator, we require the operator to maintain insurance of various types to cover our operations with policy limits and retention liability customary in the industry.  The occurrence of a significant adverse event on any of these projects if they are not fully covered by insurance could result in the loss of all or part of our investment.  The loss of this project investment could have a material adverse effect on our financial condition and results of operations.

We have limited control over the activities on properties we do not operate, which could reduce or negate the expected returns on these investments

We conduct our oil and gas exploration and development activities in joint ventures with others.  We have reserved the right to participate in management decisions, but do not have ultimate decision-making authority.

In many cases, success in the operation of our properties will be dependent on the expertise and financial resources of our joint venture partners and third-party operators.  Our dependence on the operator and other working interest owners resulting in our limited ability to control the operation could adversely affect the realization of our expected returns and lead to unexpected future costs.

We may lose key management personnel which could endanger the future success of our oil and gas operations

Our Company President has substantial experience in the oil and gas business.  The rest of the management team has little or no experience in managing or conducting oil and gas operations.  The loss of any of these individuals, particularly our President could adversely affect our business.  If one or more members of our management team dies, becomes disabled or voluntarily terminates employment with us, there is no assurance that a suitable or comparable substitute will be found.

Our cash on deposit exceeds the FDIC insurance limits exposing the uninsured balances to possible loss

Some of our bank accounts periodically exceed the $100,000 limit of FDIC insurance for deposits.  In the unlikely event that our bank should fail, it is possible that we will lose some of our funds on deposit.

We have disclosed material weakness in our disclosure controls and procedures which could erode investor confidence, jeopardize our ability to obtain insurance, and limit our ability to attract qualified persons to serve the Company

In our fiscal 2006 annual and quarterly SEC filings, we have disclosed material weaknesses in our disclosure controls and procedures.  Predicated by the identification of these weaknesses we have carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures.

Based upon those evaluations, we concluded that our disclosure controls and procedures need improvement and were not adequately effective to ensure timely reporting under the Exchange Act.  We are working to correct this situation as quickly and effectively as possible.

We will be required to evaluate our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”), and any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the price of our shares of common stock.

Pursuant to Section 404 of SOX, beginning with our annual report on Form 10-K for the fiscal year ended February 29, 2008, we will be required to furnish a report by management on our internal controls over financial reporting.  This report will contain among other matters, an assessment of the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective.  This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by our management.  This report must also contain a statement that our auditors have issued an attestation report on our management’s assessment of these internal controls.  Public Company Accounting Oversight Board Auditing Standard No. 2 provides the professional standards for auditors to attest to, and report on, our management’s assessment of the effectiveness of internal control over financial reporting under Section 404.

We cannot be certain that we will be able to complete our assessment, testing and any required remediation in a timely fashion.  During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that such internal control is effective.  If we are unable to assert that our internal control over financial reporting is effective (or if our auditors are unable to attest that our management’s report is fairly stated or they are unable to express an opinion on the effectiveness of our internal controls), we could lose investor confidence in the accuracy and completeness of our financial reports, which could have a material adverse effect on our stock price.

Failure to comply with the new rules may make it more difficult for us to obtain certain types of insurance, including director and officer liability insurance.  We may be forced to accept reduced policy limits and coverage and/or incur substantially higher costs to obtain the same or similar coverage.  The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on committees of our board of directors, or as executive officers.

The market price of our common stock could be volatile, which may   cause the investment value of our stock to decline

Our common stock is currently quoted on the OTC Bulletin Board, which is characterized by low trading volume.  Because of this limited liquidity, stockholders may be unable to sell their shares at or above the cost of their purchase prices.  The trading price of our shares has experienced wide fluctuations and these shares may be subject to similar fluctuations in the future.

The trading price of our common stock may be affected by a number of factors including events described in the risk factors set forth in this Prospectus, as well as our operating results, financial condition, announcements of drilling activities, general conditions in the oil and gas exploration and development industry, and other events or factors.

In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations.  In a volatile market, we may experience wide fluctuations in the market price of our common stock.  These fluctuations may have a negative effect on the market price of our common stock.

Privately placed issuances of our common stock have and may continue to dilute ownership interests which could have an adverse effect on our stock prices

Our authorized capital stock consists of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock.  As of August 31, 2006, 38,979,990 shares of common stock were outstanding.  On May 19, 2006, the Company closed on a private placement sale of 4,013,602 units at $1.50 per unit resulting in gross proceeds of $6,020,404.  Each unit sold was comprised of two shares of common stock and one common stock purchase warrant.  At the time of the offering, the common stock component prices of the private placement units were significantly lower than the trading price of our common stock. As of August 31, 2006, the Company’s authorized equity allows for 161,020,010 shares of authorized and unissued common stock.  In addition to the completed private placement, we may in the future, issue additional previously authorized and unissued common stock.  These events may result in the further dilution of the ownership interests of our present shareholders and purchasers of common stock offered in this prospectus.

Although we have no current plans to do so, we may issue additional shares of our common stock in connection with the compensation of personnel, future acquisitions, private placements, or for other business purposes.  Future issuances of substantial amounts of these equity securities could have a material adverse effect on the market price of our common stock.

Preferred stock has been issued with greater rights than the common stock issued which may dilute and depress the investment value of the common stock investments

Our articles of incorporation currently authorize the issuance of 10,000,000 shares of $0.001 par value preferred stock.  As of August 31, 2006, 1,399,765 shares of preferred stock were outstanding ..  The board has the power to issue shares without shareholder approval, and such shares can be issued with such rights, preferences, and limitations as may be determined by our board of directors.  On July 18, 2006, the Company closed on a private placement sale of 1,399,765 units for proceeds of $3,651,702.  Each unit sold contained one Series A Convertible Preferred share and two common stock purchase warrants.  The rights of the holders of common stock are subject to and may be adversely affected by the rights and preferences afforded to the holders of these preferred shares.  The rights and preferences of the issued preferred shares include:

•

automatic convertibility into common stock if after the effective date of  the registration statement the Company’s common stock closes at or above $3.00 per share for twenty (20) out of thirty trading days (30) days;

•

payment of dividends in the amount of 6% of the original purchase price per annum;

•

the ability to vote together with the common stock with a number of votes equal to the number of shares of common stock to be issued upon conversion of the preferred stock;

The issuance of the Series A Convertible Preferred shares could delay, discourage, hinder or preclude an unsolicited acquisition of our Company.  In addition, the issuance of these preferred shares could make it less likely that shareholders receive a premium for their shares as a result of any such attempt to acquire the Company.  Further, this issuance could adversely affect the market price of, and the voting and other rights, of the holders of outstanding shares of common stock.

Although we have no current plans to issue any additional preferred stock, future issuances of preferred stock may also have more advantageous features than our common stock in terms of dividends, liquidation and voting rights.

We may seek to raise additional funds in the future through debt financing which may impose operational restrictions and may further dilute existing ownership interests

We expect to seek to raise additional capital in the future to help fund our acquisition, development, and production of oil and natural gas reserves.  Debt financing, if available, may require restrictive covenants which may limit our operating flexibility.  Future debt financing may also involve debt instruments that are convertible into or exercisable for common stock.  As mentioned above the conversion of the debt to equity financing may dilute the equity position of our shareholders.

Principal stockholders and directors control the Company through substantial voting power

Our two largest principal beneficial stockholders, along with the nine directors or officers of the Company own and control about 39% percent of our outstanding common stock.  There are a large number (over 2,000) of stockholders who own less than 50,000 shares each and there are over 1,600 stockholders with invalid addresses (owning approximately 3,000,000 shares).

Our stockholders do not have the right to cumulative voting in the election of our directors.  Cumulative voting could allow a minority group to elect at least one director to our board.  Because there is no provision for cumulative voting, a minority group will not be able to elect any directors.  Conversely, if our principal beneficial stockholders and directors wish to act in concert, they would be able to vote to appoint directors of their choice, and otherwise directly or indirectly, control the direction and operation of the Company.

We do not anticipate paying dividends on our common stock which could devalue the market value of these securities

We have not paid any cash dividends on our common stock since our inception.  We do not anticipate paying cash dividends in the foreseeable future.  Any dividends paid in the future will be at the complete discretion of our board of directors.  For the foreseeable future, we anticipate that we will retain any revenues which we may generate from our operations.  These retained revenues will be used to finance and develop the growth of the Company.  Prospective investors should be aware that the absence of dividend payments could negatively affect the market value of our common stock.

Pursuant to SEC Rules our common stock is classified as a “penny stock’ increasing the risk of investment in these shares

Our common stock is designated as “penny stock” and thus may be more illiquid than shares traded on an exchange or on NASDAQ.  The SEC has adopted rules (Rules 15g-2 through l5g-6 of the Exchange Act) which define “penny stocks” and regulate broker-dealer practices in connection with transactions with these stocks.  Penny stocks generally are any non-NASDAQ or non-exchange listed equity securities with a price of less than $5.00, subject to certain exceptions.  The “penny stock rules” require a broker-dealer to:

•

deliver a standardized risk disclosure document prepared by the SEC;

•

provide the customer with current bid and offer quotations for the penny stock;

•

include the compensation of the broker-dealer and its salesperson in the transaction;

•

provide monthly account statements showing the market value of each penny stock held in the customers account;

•

make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction;

The “penny stock” reporting and disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to these rules.  The market liquidity for the shares could be severely and adversely affected by limiting the ability of broker-dealers to sell these shares.  In addition, the ability of purchasers in this offering to sell their stock in any secondary market could be adversely restricted.

Due to limited and sporadic trading volume, investors may not be able to resell their shares of common stock at favorable times and prices

Although our common stock has been traded on the OTC Bulletin Board for several years, the trading in our stock has been limited and sporadic.  In the fiscal year ended February 28, 2006, the average weekly volume of trading was less than 400,000 shares.  Although trading volume has increased over the past months, it has still been sporadic.  The trading volume during this period has ranged from several hundred thousand shares to as few as no shares traded on certain days.  A consistently active trading market for our common stock may never be developed, or sustained if it emerges.  In addition, the price of our common stock on the OTC Bulletin Board has been extremely volatile.  For example, in the past 12 months, the closing sale price has fluctuated between a low of $0.22 and a high of $3.03.  Low volume or lack of demand for these securities may make it more difficult for you to sell such shares at a price or at a time that would be favorable.  We cannot assure you that you will be able to sell your shares at an attractive price relative to the price you are paying or that you will be able to sell these securities in a timely fashion.

An investment in the common stock of our Company will not provide any federal income tax benefits for the shareholders

Investors should be aware that they will not receive any of the federal income tax benefits available to individuals investing as limited partners in oil and gas partnership programs.  Any income tax advantages will inure solely to the benefit of the Company and will not be passed through to any stockholders.

Risks Related to Our Industry

We are subject to complex laws and regulations that can negatively impact the cost, manner and feasibility of conducting our business

Our business is governed by numerous laws and regulations at various levels of government.  These laws and regulations govern the operation and maintenance of our facilities, the discharge of materials into the environment and other environmental protection issues.  These laws and regulations may, among other potential consequences, require that we:

•

acquire permits before the commencement of drilling;

•

restrict the substances that can be released into the environment with drilling and production activities;

•

limit or prohibit drilling activities on protected areas;

•

require that reclamation measures be taken to prevent pollution from former operations;

•

require remedial measures to be taken with respect to contaminated property;

The costs of complying with environmental laws and regulations could negatively impact our financial condition and results of operations.  Future changes in environmental laws and regulations could occur that may result in stricter standards and enforcement which could further negatively impact our business.

The volatility of oil and natural gas prices could adversely affect our business

Our future revenues, profitability and growth of our investments in oil and gas properties depend to a large degree on prevailing oil and gas prices.  These prices tend to fluctuate significantly in response to factors beyond our control.  These factors include, but are not limited to, the continued threat of escalating war in the Middle East and actions of the Organization of Petroleum Exporting Countries and its maintenance of production constraints.  Additional factors include, the U.S. economic environment, weather conditions, the availability of alternate fuel sources, transportation interruption, the impact of drilling levels on crude oil and natural gas supply, and environmental issues.  The prices for oil and natural gas have varied substantially over time and may in the future decline.  These prices have been and are likely to remain unstable.  Significant declines in these prices owing to this instability will adversely affect our business and consequently our stockholders.

The success of our business is dependent on our ability to produce sufficient quantities of oil and gas which may be adversely affected by a number of factors outside of our control

The business of exploring for and producing oil and gas involves a substantial risk of investment loss.  Drilling oil and gas wells involves the risk that the wells may be unproductive or that, although productive, that the wells may not produce oil and/or gas in economic quantities.  Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids may substantially delay or prevent completion of any well.  Adverse weather conditions can also hinder drilling operations.  In addition, a “productive well” (a well that is producing oil or gas or that is capable of production) may become uneconomic due to pressure depletion, water encroachment, mechanical difficulties, etc, which impair or prevent the production of oil and/or gas from the well.

There can be no assurance that oil and gas will be produced from the properties in which we have interests.  Further, the marketability of any oil or gas that we acquire or discover may be influenced by numerous factors beyond our control.  We cannot predict how these factors may affect our business.

The unavailability or high cost of drilling rigs and related equipment could adversely affect our ability to execute our exploration and exploitation plans on a timely and economic basis

Increased oil and natural gas prices have stimulated increased demand and resulted in escalated prices for drilling rigs, crews, and associated equipment, supplies and services.  This demand has created a shortage of drilling rigs and crews as the number of wells being drilled have vastly increased.  The inability to secure drilling rigs and crews may delay development of properties in which we acquire an interest, resulting in the untimely and costly expiration of certain leases.  Drilling delays and the loss of leases could have a material negative effect on our business operations and financial condition.

FORWARD-LOOKING STATEMENTS

We believe that some statements contained in this Prospectus relate to results or developments that we anticipate will or may occur in the future and are not statements of historical fact.  Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and similar expressions identify forward-looking statements.  Examples of forward-looking statements include statements about the following:

-

Our future operating results,

-

Our future capital expenditures,

-

Our expansion and growth of operations, and

-

Our future investments in and acquisitions of oil and natural gas properties.

We have based these forward-looking statements on assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, and expected future developments.  However, you should be aware that these forward-looking statements are only our predictions and we cannot guarantee any such outcomes.  Future events and actual results may differ materially from the results set forth in or implied in the forward-looking statements.  Factors that might cause such a difference include:

-

General economic and business conditions,

-

Exposure to market risks in our financial instruments,

-

Fluctuations in worldwide prices and demand for oil and natural gas,

-

Fluctuations in the levels of our oil and natural gas exploration and development activities,

-

Risks associated with oil and natural gas exploration and development activities,

-

Competition for raw materials and customers in the oil and natural gas industry,

-

Technological changes and developments in the oil and natural gas industry,

-

Regulatory uncertainties and potential environmental liabilities,

-

Additional matters discussed under “Risk Factors.”

SELLING SECURITY HOLDERS

We are registering for resale shares of our common stock that have been issued or sold to the selling shareholders identified below or that may be issued upon exercise of the warrants held by certain of the selling shareholders.  The selling shareholders purchased 8,027,206 shares of common stock and warrants to purchase 4,013,602 shares of common stock from us in a private placement completed on May 19, 2006.  The selling shareholders purchased their shares in the private placement at $1.50 per Unit.  Each Unit was comprised of two shares of our common stock and one warrant to purchase one Share exercisable at $2.00 for a period of five years.  Those persons with an “*” were employees or consultants for the placement agent which distributed a portion of the warrants to purchase an additional 1,204,081 shares were granted to it in consideration of services rendered in connection with the private placement.

The following table sets forth certain information regarding the beneficial ownership, as of October 27, 2006, by each of the selling shareholders.  We are not aware of any unidentified selling shareholders.  The information in the table below is based upon information provided to us by the selling shareholders.  Except as otherwise disclosed below, none of the selling shareholders has or within the past three years has had, any position, office or other material relationship with us.  Except as disclosed below, none of the selling shareholders owns any common stock other than the offered shares nor will own any common stock if they sell all of their offered shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.  Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the offered shares.

Selling shareholders who are identified as broker-dealers or affiliated with broker-dealers (a) acquired their respective offered shares for their own account in the ordinary course of business, and (b) at the time of the acquisition of their respective offered shares, the selling shareholders had no agreements or understandings, directly or indirectly, with any person to distribute the offered shares.

Name	Number of Shares Beneficially Owned Prior to this Offering	Shares Offered (including shares underlying warrants) in this Offering(1)	Number of Shares Beneficially Owned After this Offering(2)	Percent of Outstanding
Curtis Akey (4)	4,500	4,500	0	0.00%
David Andrews	21,000	21,000	0	0.00%
Bargus Partnership (5)	230,001	230,001	0	0.00%
Vicki Barone (4)	180,000	180,000	0	0.00%
Patrick and Deborah Barry	48,000	48,000	0	0.00%
Bathgate Capital Partners, LLP(3)	1,440	1,440	0	0.00%
Marc Bathgate (4)	1,500	1,500	0	0.00%
Margaret Bathgate(4)	99,999	99,999	0	0.00%
Steven Bathgate(4)	190,620	190,620	0	0.00%
Steven M. Bathgate, IRA (4) (6)	150,000	150,000	0	0.00%
Andrea Bauer (4)	10,500	10,500	0	0.00%
James and Linda Bauer	15,000	15,000	0	0.00%
Kelvin C. Berens Trust (7)	48,000	48,000	0	0.00%
Richard Billings (4)	18,150	18,150	0	0.00%
Pete Bloomquist (4)	4,500	4,500	0	0.00%
Kenneth Booster	52,500	52,500	0	0.00%
Roy Boylan	40,100	20,100	20,000	0.05%
Rocco J. Brescia Jr.	75,000	75,000	0	0.00%
Joel Brody	48,000	48,000	0	0.00%
James W. Bryan	30,000	30,000	0	0.00%
Kevin Byrnes	48,000	48,000	0	0.00%
Casimir (4)	147,950	147,950	0	0.00%
Rodney Cerny	48,000	48,000	0	0.00%
Robert Murray Chaiken	96,000	96,000	0	0.00%
Stanley and Barbara Chason	45,000	45,000	0	0.00%
Lawrence Chimerine	60,000	60,000	0	0.00%
Chocolate Chip Investments LP (8)	144,000	144,000	0	0.00%
Ray Clark (4)	7,200	7,200	0	0.00%
Ron Coby	30,000	30,000	0	0.00%
John and Mary Conness	21,000	21,000	0	0.00%
Dead Bug Partnership(4) (9)	48,000	48,000	0	0.00%
Jeffrey and Vicki Dingbaum	102,000	102,000	0	0.00%
Terry Dingbaum	70,000	30,000	40,000	0.10%
Mike Donnelly (4)	18,000	18,000	0	0.00%
Albert and Noreen Dowdell	48,000	48,000	0	0.00%
David Drennen (4)	33,925	33,925	0	0.00%
Anita Dudley (4)	3,000	3,000	0	0.00%
Earnco MPPP (10)	48,000	48,000	0	0.00%
Muriel Egan	48,000	48,000	0	0.00%
Cliff English	96,000	96,000	0	0.00%
Evans Energy Partners I, LLC (11)	144,000	144,000	0	0.00%
Adam Flippen	124,000	84,000	40,000	0.10%
Robert Fraker	42,000	42,000	0	0.00%
Greg and Ann Fulton (4)	7,461	7,461	0	0.00%
Elinor Ganz IRA (12)	48,000	48,000	0	0.00%
Harold E. Gelber Revocable Trust U/A DTD 05/11/2005 (42)	24,000	24,000	0	0.00%

Generation Capital Associates (13)	60,000	60,000	0	0.00%
Joseph Gerber, IRA (14)	105,000	105,000	0	0.00%
Alfred Gladstone	48,000	48,000	0	0.00%
Kim J. Gloystein, IRA (15)	45,000	45,000	0	0.00%
Martin Goldfarb	192,000	192,000	0	0.00%
Charlie Greenlees	48,000	48,000	0	0.00%
Marc Groskreutz	48,000	48,000	0	0.00%
Guarantee & Trust Co. (Thayer Morris IRA) (16)	96,000	96,000	0	0.00%
Tom and Julianne Hallett	20,004	20,004	0	0.00%
Wayne Hamersly	52,500	52,500	0	0.00%
Thomas Harkins	48,000	48,000	0	0.00%
Harner Living Trust (17)	150,000	150,000	0	0.00%
Robert Hebb	40,200	40,200	0	0.00%
Todd Hemm	96,000	96,000	0	0.00%
Hoff Farms LLP (18)	21,000	21,000	0	0.00%
Dave Holland (4)	630	630	0	0.00%
John D. Holland	21,000	21,000	0	0.00%
Richard Huebner (4)	192,795	192,795	0	0.00%
Susan Huebner(4)	60,000	60,000	0	0.00%
Incyte Pathology (Felix Martinez Jr.) (19)	48,000	48,000	0	0.00%
James Jaqua	48,000	48,000	0	0.00%
William and Nancy Johnsen	20,004	20,004	0	0.00%
George A. Johnson	100,500	100,500	0	0.00%
Jeremy Johnson	15,000	15,000	0	0.00%
JR Squared, LLC (20)	525,000	525,000	0	0.00%
Anthony Kamin	220,000	100,000	120,000	0.31%
Doug Kelsall, IRA (21)	48,000	48,000	0	0.00%
Jeff Kohler (4)	4,500	4,500	0	0.00%
David and Anita Kohn	96,000	96,000	0	0.00%
Robert B. Korbelik Trust (22)	48,000	48,000	0	0.00%
William Korum	42,000	42,000	0	0.00%
Stuart Kosh	200,001	200,001	0	0.00%
Jonathan Kruljac (4)	40,770	40,770	0	0.00%
Jonathan and Teri Kruljac	60,000	60,000	0	0.00%
John Kucera	21,000	21,000	0	0.00%
Joseph A. Lavigne(4)	73,689	73,689	0	0.00%
Joseph A. Lavigne IRA R/O (4) (23)	36,000	36,000	0	0.00%
Lewis Lavigne (39)	361,000	42,000	319,000	0.83%
Brian LeClercq (4)	120,000	120,000	0	0.00%
Leonidas Group, LLC (24)	60,000	60,000	0	0.00%
Jonathan Liefer	210,000	210,000	0	0.00%
Scott Liolios (4)	4,500	4,500	0	0.00%
Elizabeth Lund	30,000	30,000	0	0.00%
Nancy Nita Macy Revokable Trust (25)	105,000	105,000	0	0.00%
William Macy Family Trust (26)	105,000	105,000	0	0.00%
Robert J. and Gwendolyn Martin (40)	12,000	12,000	0	0.00%
Robert A. Melnick	120,000	120,000	0	0.00%
MGH Family Trust (27)	96,000	96,000	0	0.00%
Glenn Mingleborff	48,000	48,000	0	0.00%
Terry Mitchell	50,001	50,001	0	0.00%

William Moreland	375,000	375,000	0	0.00%
Roger Morrison	195,000	195,000	0	0.00%
Edward Moseley	96,000	96,000	0	0.00%
Ralph Muller	384,000	384,000	0	0.00%
William E. Neidner	48,000	48,000	0	0.00%
Newbridge Securities (4)	219,360	219,360	0	0.00%
Nite Capital LP (28)	1,002,000	1,002,000	0	0.00%
Ronald Noel	89,000	24,000	65,000	0.17%
JT O’ Connell and Associates, Inc. (29)	48,000	48,000	0	0.00%
Peddle Partners, LLP (30)	96,000	96,000	0	0.00%
Beverly Pinnas	24,000	24,000	0	0.00%
Platinum Long Term Growth, LLC (31)	600,000	600,000	0	0.00%
Steven D. Plissey	30,000	30,000	0	0.00%
John A. Powell	54,000	54,000	0	0.00%
Martyn Powell	683,000	201,000	482,000	1.25%
Professional Offshore Opportunity Fund Ltd (32)	300,000	300,000	0	0.00%
Professional Traders Fund (33)	150,000	150,000	0	0.00%
Thomas Reeves	99,999	99,999	0	0.00%
Reinicker Family LP (34)	96,000	96,000	0	0.00%
Virgil Revelle	15,000	15,000	0	0.00%
Andrew and Mary Richards	48,000	48,000	0	0.00%
Robert Richmeyer (4)	900	900	0	0.00%
Robert J. Richmeier Jr.	30,000	30,000	0	0.00%
George Romano	48,000	48,000	0	0.00%
Donald Rotunda	48,000	48,000	0	0.00%
Rye, LLC (35)	1,002,000	1,002,000	0	0.00%
Lee Schlessman (4)	11,192	11,192	0	0.00%
Eric and Lynn Shapiro	48,000	48,000	0	0.00%
Michael Stephen	30,000	30,000	0	0.00%
Thomas and Rosemary Sterr	21,000	21,000	0	0.00%
Nancy Stratton (4)	3,000	3,000	0	0.00%
Summit Crest Capital Partners (36)	400,000	400,000	0	0.00%
David P. Taylor	90,000	90,000	0	0.00%
Gary Tiedt	30,000	30,000	0	0.00%
Robert M. and Beverly A. Tuller Trust (37)	96,000	96,000	0	0.00%
Greg Tutmarc	42,000	42,000	0	0.00%
Donald M. Tyler	48,000	48,000	0	0.00%
Phyllis Ulreich	96,000	96,000	0	0.00%
New Britain Radiological Association 401k FBO: Sidney Ulreich (41)	48,000	48,000	0	0.00%
Curtis Walker	150,000	150,000	0	0.00%
Gene Webb (4)	24,000	24,000	0	0.00%
Ronald Weilert	30,000	30,000	0	0.00%
Russell Welty	48,000	48,000	0	0.00%
Jayne and Bernard Wing	48,000	48,000	0	0.00%
Jonas Wiorek	39,999	39,999	0	0.00%
Thomas Wolf	24,000	24,000	0	0.00%
Zephyr Bay Sports Partners, LLC (38)	90,000	90,000	0	0.00%
	14,330,889	13,244,889	1,086,000

(1)

Includes 8,027,206 shares of common stock and 4,013,602 warrants exercisable at $2.00; and aggregate placement agent warrants of 1,204,081; 802,721 which are exercisable at $0.75 and 403,360 which are exercisable at $2.00.

(2)

Assume all shares registered hereunder are sold

(3)

Broker Dealer

(4)

Affiliated with Broker Dealer

(5)

Beneficially Owned by August C. Schultes, IV

(6)

Beneficially Owned by Steven M. Bathgate

(7)

Trustee of this plan is Kelvin C. Berens

(8)

Beneficially Owned by Ruth Latterner MD, Beverly Pinnas, Nat Pinnar MD, and Elise Dwortzan

(9)

Beneficially Owned by Joseph A. Lavigne and David L. Lavigne

(10)

Beneficially Owned by Earnest Mathis

(11)

Beneficially Owned by Jeffrey E. Modesitt

(12)

Beneficially Owned by Elinor Ganz

(13)

Beneficially Owned by David A. Rapaport and Fred A. Brasch

(14)

Beneficially Owned by Joseph R. Gerber III

(15)

Beneficially Owned by Kim J. Gloystein

(16)

Beneficially Owned by Thayer Morris

(17)

Trustee of this plan is Douglas C. Harner

(18)

Beneficially Owned by R. Paul Hoff

(19)

Beneficially Owned by Felix Martinez, Jr., MD

(20)

Beneficially Owned by Jeffrey Markowitz

(21)

Beneficially Owned by Douglas Kelsall

(22)

Trustee of this plan is Robert B. Korbelik

(23)

Beneficially Owned by Joseph A. Lavigne

(24)

Beneficially Owned by Danny Garber

(25)

Trustee of this plan is Nancy Nita Macy

(26)

Trustee of this plan is William J. Macy

(27)

Trustee of this plan is William S. Lyons, Jr.

(28)

Beneficially Owned by Keith A. Goodman

(29)

Beneficially Owned by James T O’Connell, Jr.

(30)

Beneficially Owned by Dr. Paul Drucker, GP, Deborah Drucker, David Drucker MD, Elinor C. Ganz

(31)

Beneficially Owned by Mark Nordlicht

(32)

Beneficially Owned by Marc K. Swickle

(33)

Beneficially Owned by Marc K. Swickle

(34)

Beneficially Owned by James L. Reinicker

(35)

Beneficially Owned by Tod Alan Rye

(36)

Beneficially Owned by Robert F. McCullough, Jr. and Geoffrey G. Tuller

(37)

Trustees of this plan are Robert M. and Beverly A. Tuller

(38)

Beneficially Owned by William W. Stewart

(39)

Lewis Lavigne served as an officer and director of the company until December of 2004

(40)

Robert J. and Gwendolyn Martin are the parents of Daybreak Oil and Gas’s President Robert N. Martin

(41)

New Britain Radiological Associates 401k Plan FBO Sidney Ulreich replaces the duplicate of Donald M. Tyler; Trustees of this plan are S. Stier and J. Gelber

(42)

Trustees of this plan are Harold and Pat Gelber

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is traded in the over the counter market on the OTC Bulletin Board under the symbol “DBRM.”  The following table shows the high and low closing sales prices for the Common Stock for the two most recent fiscal years.  The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.  The information is derived from information received from online stock quotation services.

Fiscal Year Ending February 28, 2005	High Closing	Low Closing
First Quarter	.15	.08
Second Quarter	.14	.12
Third Quarter	.16	.12
Fourth Quarter	.95	.12

Fiscal Year Ending February 28, 2006	High Closing	Low Closing
First Quarter	.83	.25
Second Quarter	.34	.23
Third Quarter	.65	.27
Fourth Quarter	3.03	.45
Fiscal Year Ending February 28, 2007	High Closing	Low Closing
First Quarter	2.95	1.66
Second Quarter	2.77	1.85
Third Quarter	1.92	1.02

BUSINESS

Background

Daybreak Oil and Gas, Inc. (referred to herein as “we,” “our,” or the “Company”) was originally incorporated in the State of Washington on March 11, 1955, as Daybreak Uranium, Inc.  The Company was established for the purpose of mineral exploration and development on claims or leased lands throughout the western United States.  In August 1955, we acquired the assets of Morning Sun Uranium, Inc.  We engaged in small scale open pit uranium mining operations in the mid to late 1950s in Spokane County, Washington.  By the late 1950s, the Company had ceased to be a producing mining company and thereafter engaged in mineral exploration.  In the 1960s, we acquired various mineral rights in the Coeur d’Alene Mining District of North Idaho.  In May 1964, we changed our name to Daybreak Mines, Inc., to better reflect the diversity of our mineral holdings.  The trading symbol for the Company became DBRM.  Our subsequent efforts in the acquisition, exploration and development of potentially viable commercial properties were unsuccessful.  By February 1967, we had ceased active operations.  After that time, our activities were confined to annual assessment and maintenance work on our Idaho mineral properties and other general and administrative functions.  In November 2004, we sold our mineral rights in approximately 340 acres in Shoshone County, Idaho.

Overview

In February 2005, we undertook a new business direction for the Company as an oil and gas exploration and development company.  We have become an early stage exploration and development company currently developing prospects in Louisiana, Texas, California and Alberta, Canada.  In October of 2005, to better reflect this new direction of the Company, our shareholders approved changing our name to Daybreak Oil and Gas, Inc.  Our trading symbol continues to be DBRM.

We are actively pursuing oil and gas opportunities through joint ventures with both individuals and companies that are both public and private.  These prospects are generally brought to us by other oil and gas industry partners.  We evaluate prospective oil and gas properties to determine both the degree of risk and the commercial potential of the project.  We are developing projects that offer low risk with a potential of steady reliable revenue as well as projects with a higher risk of success, but that potentially have millions of barrels of reserves.  We have just become the operator of one of our projects in Louisiana.  For our other projects, we are depending on other partners to act as the operator.  In the past, we have relied on others for drilling, delivering any gas or oil reserves we discover, and negotiating all sales contracts.

To date, we have drilled two exploratory wells and four re-entry wells.  One exploratory well, drilled in Louisiana in January of 2006, was completed and connected to a pipeline in mid-June.  We have been selling production from this well since June 17, 2006.  The other exploratory well, drilled in Texas in December of 2005, was a dry hole.  Of the four re-entry wells, all in Corpus Christi, Texas three have been successful and are currently flowing.  A fourth well was not productive and is being planned for use as a salt water disposal well.  Funding for these activities has been primarily accomplished through (1) loans from our directors, shareholders and others and (2) the sales of our common and preferred stock through Rule 506 Regulation D private placement offerings.

Competition

We compete with independent oil and gas companies for property acquisitions and for the equipment and labor required to operate and develop these properties.  Most of our competitors have substantially greater financial and other resources than we have.  These competitors may be able to pay more for exploratory prospects and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than we can.

In addition, larger competitors may be able to absorb the burden of any changes in federal, state and local laws and regulations more easily than we can, which could adversely affect our competitive position.

Further, our competitors may have technological advantages and may be able to implement new technologies more rapidly than we can.  Our ability to explore for natural gas and oil prospects and to acquire additional properties in the future will depend on our ability to conduct operations, to evaluate and select suitable properties and to consummate transactions in this highly competitive environment.  In addition, most of our competitors have operated for a much longer time than we have and have demonstrated the ability to operate through industry cycles.

Long Term Success

Our success depends on (1) the successful acquisition, drilling and development of commercial grade oil and gas properties and (2) the prevailing prices for oil and natural gas to generate future revenues and operating cash flow.  Oil and natural gas prices have been extremely volatile in recent years and are affected by many factors outside our control.  This volatile nature of the energy markets makes it difficult to estimate future prices of oil and natural gas; however, any prolonged period of depressed prices would have a material adverse effect on our results of operations and financial condition.  Such pricing factors are largely beyond our control, and may result in fluctuations in our earnings.  We believe significant opportunities are available to us in the oil and gas exploration and development industry.

Drilling Rig

One of the first obstacles we encountered in drilling our oil and gas projects in Texas or Louisiana was the availability of drilling rigs.  There is a severe shortage of drilling rigs throughout North America for a number of reasons.  Waiting periods of one year or more are not unusual, especially because of increased demand for the rigs with energy prices so high.

On August 24, 2006, we were able to finalize an agreement for the use of a drilling rig on our projects in Louisiana.  We have advanced $600,000 to Green River Drilling, LLC of Venus, Texas, for the refurbishment of a drilling rig.  We will have the exclusive use of this drilling rig for three years.  Additionally, we will have the option to purchase a forty-nine percent (49%) interest in Green River Drilling for the $600,000 refurbishing advance and $200,000 in additional cash or unregistered common stock.

This drilling rig is capable of drilling to a 9,500 foot depth and is expected to be in the field drilling before the end of November.

Title to Properties

As is customary in the oil and natural gas industry, we make only a cursory review of title to undeveloped oil and natural gas leases at the time we acquire them.  However, before drilling commences, we search the title, and remedy any material defects before we actually begin drilling the well.  To the extent title opinions or other investigations reflect title defects, we (rather than the seller or lessor of the undeveloped property) typically are obligated to cure any such title defects at our expense.  If we are unable to remedy or cure any title defects so that it would not be prudent for us to commence drilling operations on the property, we could suffer a loss of our entire investment in the property.  We believe that we have good title to our oil and natural gas properties, some of which are subject to immaterial encumbrances, easements, and restrictions.

DESCRIPTION OF PROPERTY

Oil and Gas Properties and Activities

All of our projects are joint ventures with a variety of individuals and companies from the United States and Canada.

Proved Reserves

We currently do not have any proved reserves of either oil or gas.

Louisiana

Franklin and Tensas Parishes ..  Known as the Tuscaloosa Project, this exploration project is targeting the Tuscaloosa Basal Sand from between 8,000 and 9,500 feet in depth.  We and our partners have access to a 3-D seismic survey covering an “Area of Mutual Interest” (AMI; an area outlined on a map, that may accompany an exploration, or drilling agreement) of 55 square miles.  We have identified five potential drilling locations, some having the potential to produce at multiple depths.  Through six different transactions, we have jointly acquired leases on approximately 21,726 gross undeveloped acres within the AMI.  This project is considered to be primarily a gas “play” (a term applied to a portion of the exploration and production cycle following the identification by geologists and geophysicists of areas with potential oil and gas reserves) with some oil production.

In January 2006, Daybreak and our partners drilled the Tensas Farms et al F-1 well.  The well was completed and placed into production on June 17, 2006.  The well location, referred to as the “F” Prospect has three additional development locations we are planning on drilling to fully develop the reserves.  We have contributed $2,287,643 to this project in leasehold, drilling, completion and pipeline costs.  We are planning on drilling our second well on the “F” Prospect area in late November.

In May 2006, we financed our interest in the gas pipeline that is connected to the “F-1” well.  This financing agreement was with Hooper Oil and Gas Partners, LLC, a company controlled by Keith A. Hooper who is a Daybreak shareholder.  This financing arrangement was for $200,000.  The sale and lease back agreement gives us an option to repurchase the pipeline for $220,000 sometime between November, 2006 and November, 2008.  Additionally, we will pay a one percent (1%) interest on the production revenue for the life of the F-1 well.  The reason was for this financing arrangement was to preserve cash for operating expenses and other oil and gas projects.

In September, 2006 we successfully completed the acquisition of an additional eight percent (8%) working interest in the Tuscaloosa Project.  Daybreak now has a net working interest of forty-eight percent (48%) in the key acreage.

Well Production

The Tensas Farms “F-1” well has produced at the following levels since being placed into production on June 17, 2006.  During the second quarter, the production of the well was reduced because of a technical issue with the operation of the well.  We are planning to have this technical issue resolved soon so that the production level of the well can be increased.  In the following tables the terms “Mcf” (one thousand cubic feet of natural gas) and “Bbl” (one stock tank barrel, or 42 U.S. gallons liquid volume) are used.

Month	Gas	Oil
Mcf	Bbl
September	5,751	860
October	5,093	1,036
	Gas	Oil
	Mcf	Month
June	11,240
July	20,213	1,465
August	9,520	1,352
Quarter Total	40,973	2,817

Well Revenue

The following table shows anticipated gas and oil revenue to Daybreak from the second quarter production of the “F-1” well.  There is normally a 90 – 120 day lag before the first revenues from oil or gas production are received.  However, the delivery of the production checks have been delayed because of negotiations and the purchase we have just completed of the additional eight percent working interest in this project.

Month	Gas	Oil
	Mcf	Bbl
June	$44,242
July	$79,235	$61,618
August	$45,255	$56,087
Quarter Total	$168,732	$117,705
Month	Gas	Oil
	Mcf	Bbl
September	$26,517	$31,571
October	$13,175	$33,927

Average Product Pricing

The following table shows the monthly average price for both oil and gas produced from the F-1 well. In the following tables “MMBTU” is Million British Thermal Units (a unit of heat energy, used to describe the amount of heat that can be generated by burning gas.)  We receive gas revenues based on MMBTU’s.) and “Bbl” is barrels of oil.

Month	Gas	Oil
MMBTU	Bbl
September	$ 6.35	$ 63.58
October	$ 3.73	$ 56.70
Month	Gas	Oil
	MMBTU	Bbl
June	$ 5.46
July	$ 5.42	$ 72.79
August	$ 6.57	$ 71.82

Production Costs

The production costs on the F-1 well for August and September 2006 were $31,933 and $26,764 respectively.  These costs are expected to decrease after the technical issue with the well is resolved.

Outlook

On November 1, 2006, we became the operator of record for the Tuscaloosa Project.  We are planning on drilling a second well on the Location “F” site in late November.  This will allow us to start to develop the proven reserves in this location.  Estimated drilling costs for this second well are about $1,400,000.  We are responsible for forty-eight percent (48%) of those costs.

Additionally, we are planning on drilling an exploratory well on another prospect site in this same Project AMI before the end of the year.  The well site is the Tensas Farms et al B No. 1.  Estimated drilling costs are about $1,100,000.  We are responsible for eighty-eight percent (88%) of these costs.  If this well is successful, we will then drill additional “developmental wells" (wells that are drilled to determine field or reservoir size and proved reserves) on this prospect.

As of August 31, 2006, we have spent $2,329,382 in leasehold, drilling, completion and pipeline costs associated with this project.

St. Landry Parish.  The Krotz Springs Prospect is primarily a deep gas play around 11,000 feet.  We have jointly leased 9,600 acres in this prospect.  We have access to a 3-D interpretation that shows potential gas reserves in the Third Cockfield Sand.  Drilling precautions will have to be taken because of a history of hydrocarbon reservoirs being under high pressure in this area.  We paid a prospect fee of $24,720 to participate in this project.  Drilling costs are estimated to be about $4,100,000.  We are responsible for twelve and one-half percent (12.5%) of these costs.  Drilling is expected to start in December of this year.  As of August 31, 20006 we have spent $26,470 in leasehold and seismic costs associated with this project.

In the North Shuteston prospect, we have jointly leased 318 acres.  We plan to test a low risk 3-D seismic supported shallow amplitude anomaly at a depth of 2,300 feet.  This anomaly is located in a Miocene Age Sand.  Drilling and land costs are estimated to be about $563,000 with completion and well site facilities about another $502,000.  We are responsible for fifty percent (50%) of these costs.  As of August 31, 2006, we have spent $42,464 in leasehold and seismic costs associated with this project.

Avoyelles Parish.  This Prospect is a Cretaceous target positioned beneath an existing oilfield that has already produced over 28 million barrels of oil.  This project will initially focus on the redrilling of the broad northeast flank of the Cretaceous structure, targeting the Massive Sand of the Lower Tuscaloosa and the Fractured Lower (Austin) Chalk.  Plans call for a 3-D seismic survey covering about 36 square miles.  We plan on having the 3-D seismic shot before the end of the current fiscal year.  This is primarily a deep gas play.  Project costs are estimated to be $1,000,000 for land, $3,000,000 for 3-D Seismic and $6,000,000 for drilling the first well.  We are responsible for twenty-five percent (25%) of these costs.  As of August 31, 2006, we have spent $58,625 in leasehold and seismic costs associated with this project.

Texas

Nueces County.  In November 2005, we agreed to jointly participate in a five well re-entry project in the Saxet Deep Field on a developed 320 acre lease.  The Saxet Deep Field has previously been produced as an oil field.  The project is within the city limits of Corpus Christi, Texas.

On May 1, 2006, we started the re-work of the first well, the Weil 8-C well.

This well was successfully completed and placed into production on August 18, 2006.

Well Production

The Weil 8-C well has produced at the following levels since being placed into production on August 18, 2006.

Month	Gas	Oil
	Mcf	Bbl
September	15,695	266
October	26,202	193
Month	Gas	Oil
	Mcf	Bbl
June	0	0
July	0	0
August	7,763	137
Quarter Total	7,763	137

Well Revenue

The following table shows anticipated gas and oil revenue to Daybreak from the second quarter production of the “Weil 8-C” well.  There is normally a 90 – 120 day lag before the first revenues from oil or gas production are received.

Month	Gas	Oil
	Mcf	Bbl
June	0	0
July	0	0
August	$8,530	$1,666
Quarter Total	$8,530	$1,666
Month	Gas	Oil
	Mcf	Bbl
September	$17,246	$3,235
October	$21,639	$1,875

On August 18, 2006 the re-work of the second well in this project (“Weil 3-C”) was started.  This well was successfully completed and placed into production on September 10, 2006.

Well Production and Revenue

The Weil 3-C well has produced at the following levels since being placed into production.  We have recorded anticipated revenue for the month of September as shown below.

Production
Month	Gas	Oil
	Mcf	Bbl
September	5,574	203
Revenue
Month	Gas	Oil
	Mcf	Bbl
September	$5,487	$1,903

On September 8, 2006 the re-work of the third well in this project (“Weil 7-C”) was started.  This well has been successfully completed and was placed into production in October 2006.

We are planning to complete the rework of the other two wells in this project before the end of the fiscal year.  Estimated rework costs for the two remaining wells is about $225,000 each.  We are responsible for 19% of the rework costs.  As of August 31, 2006, we have spent $446,064 in leasehold, drilling, completion and pipeline costs associated with this project.

Caldwell County.  On January 31, 2006, we agreed to jointly redevelop an existing oilfield in the Upper Gulf Coast of Texas.  We will be going after the Edwards Limestone area.  We anticipate having three horizontal wells and one salt water disposal well in the first set of wells if our development efforts are successful.  We believe that our cost for those four wells will be approximately $5,000,000.  We are currently looking for joint venture partners to complete funding of this project.

Other Areas.  In April 2005, we joined a land bank, whose funds were used to acquire leases for the Pearl Prospect.  The Pearl Prospect is an onshore site located on the Texas Gulf Coast.  As a member of the land bank, Daybreak is entitled to a one-third of one percent (.333333 of 1%) of 8/8ths “overriding royalty interest” (a revenue interest created out of the working interest.  Like the royalty interest it entitles the owner to a portion of the gross oil and gas revenue free and clear of all costs of drilling, completion and production) in an anticipated 747.14 acre lease on the Pearl Prospect.  Our option to participate in the working interest in the Prospect expired in January 2006.  We have contributed $100,000 in cash and $25,000 in unregistered common stock to meet our contractual agreements.

California

Kern County.  In May 2005, we agreed to jointly explore an AMI in the southeastern part of the San Joaquin Basin.  We initially paid a $12,500 fee to secure the project and the geological concepts.  Our agreement calls for us to also pay another $5,000 fee upon the completion of each sub-regional lead that is developed for 3-D seismic survey.  Additionally, we will pay another $5,000 fee upon the spud of the first well in each prospect area.

Five prospect areas have been identified and we are actively leasing lands.  We have now jointly leased about 25,633 undeveloped acres.  We anticipate running seismic surveys before the end of the fiscal year in two of the prospect areas.  We are planning to drill at least two wells in each prospect area.  Drilling costs are estimated to be about $250,000 per well.  We are responsible for fifty percent (50%) of the costs on these projects.  As of August 31, 2006, we have spent $232,757 in leasehold and seismic costs associated with this project.

Fresno, Kings, and Tulare Counties.  Known as the East Slopes Extension, the AMI for this project encompasses about 2,232 square miles in 62 Townships.  We are currently acquiring leases in the AMI and plan to start shooting seismic data by the end of this fiscal year.  Drilling costs are again estimated to be about $250,000 per well.  We are responsible for fifty percent (50%) of the costs on these projects.  As of August 31, 2006, we have spent $43,246 in leasehold and seismic costs associated with this project.

Canada

Alberta, Province ..  In June 2006, we acquired an interest in a project known as the Forty Mile Coulee, located in South Central Alberta, Canada, near the Alberta Badlands.  The target is an area known as the Sunburst formation.  We paid 150,000 shares of unregistered common stock (valued at $150,000) for our interest.  We have paid $61,960 in completion costs for this project.

Summary Operating Data

The following tables present an unaudited summary of production totals and anticipated revenues for the periods indicated.

Total production from all wells for the quarter ended August 31, 2006 and the months of September and October 2006, are shown below.  Again, in the following tables the terms “Mcf” (one thousand cubic feet of natural gas) and “Bbl” (one stock tank barrel, or 42 U.S. gallons liquid volume) are used.

Second Quarter
Month	Gas	Oil
	Mcf	Bbl
June	11,240
July	20,213	1,465
August	17,283	1,489
Quarter Total	48,736	2,954
Third Quarter
Month	Gas	Oil
Mcf	Bbl
September	27,020	1,329
October	31,295	1,229

Total revenue received and anticipated revenue from all wells for the quarter ended August 31, 2006 and the months of September and October 2006.  The October numbers do not include production from the 7-C or the 3-C wells in Corpus Christi, Texas.

Second Quarter
Month	Gas	Oil
	Mcf	Bbl
June	$44,242
July	$79,235	$61,618
August	$53,785	$57,753
Quarter Total	$177,262	$119,371
Third Quarter
Month	Gas	Oil
Mcf	Bbl
September	$49,250	$33,474
October	$34,814	$35,802

Acreage

The table below shows our developed and undeveloped oil and gas lease acreage as of the date of this Prospectus.

	Developed Acres		Undeveloped Acres
Location	Gross	Net	Gross	Net

Texas			2,586	143
Louisiana	2,000	960	30,096	14,870
California			25,633	12,817
Total	2,000	960	58,315	27,830

Employees

Prior to March 1, 2006, we had no employees.  We now have three employees, Eric L. Moe, our Chief Executive Officer; Bennett W. Anderson, our Chief Operating Officer and Thomas C. Kilbourne, our Treasurer.

From March 1, 2006, through July 31, 2006, we paid Mr. Moe a monthly salary of $6,000.  On May 26, 2006, we issued 250,000 shares of unregistered common stock worth $187,500 to Mr. Moe as part of the employment agreement.  On August 1, 2006, the salary of Mr. Moe increased to $10,500 per month.  On August 31, 2006, we issued Mr. Moe another 250,000 shares of unregistered common stock worth $250,000.

From March 1, 2006, through July 31, 2006, we paid Mr. Anderson a monthly salary of $5,000.  On August 1, 2006, the salary of Mr. Anderson increased to $10,500 per month.

From March 1, 2006, through July 31, 2006, we paid Mr. Kilbourne a monthly salary of $5,000.  On May 26, 2006, we issued 100,000 shares of unregistered common stock worth $75,000 to Mr. Kilbourne as part of the employment agreement.  On August 1, 2006, the salary of Mr. Kilbourne increased to $8,500 per month

Consultants

On March 1, 2005, we entered into an agreement with 413294 Alberta Ltd., an oil and gas consulting company owned by Robert N. Martin, our Company President.  Under the terms of the agreement, Jeffrey R.  Dworkin and 413294 Alberta, Ltd. were each paid a monthly fee of $1,000.  In May 2005, we issued 1,100,000 shares of unregistered common stock to 413294 Alberta, Ltd., as part of this consulting agreement.  On October 1, 2006, 413294 Alberta Ltd.’s consulting fee was increased to $4,000 per month.  On February 1, 2006, the consulting fee was increased to $12,000 per month.  On May 26, 2006, we issued 250,000 shares of unregistered common stock to 413294 Alberta Ltd., as partial compensation for consulting services through the fiscal year ending February 28, 2007.  On August 1, 2006, the monthly consulting fee paid to 413294 Alberta Ltd., was increased to $14,500.

On February 1, 2006, Bennett W. Anderson was engaged as a consultant to the company.  He was issued 100,000 shares of unregistered common stock as consulting fees on February 17, 2006.  On March 1, 2006, Mr. Anderson became an employee of the company and serves as Chief Operating Officer.

All other services are currently contracted for with independent contractors.  The Company has not obtained key man life insurance on any of its officers or directors.

Investor Relations Contracts

From March 1, 2005 through February 28, 2006, we had consulting contracts with two investor relations firms.  The consultants were engaged on a non-exclusive basis to render information and services to the directors and officers of the Company regarding general financial and business matters, including but not limited to:

•

mergers and acquisitions;

•

due diligence studies, reorganizations, divestitures;

•

capital structures, banking methods and systems;

•

periodic reporting as to developments concerning the general financial markets and public securities markets and industry which may be relevant or of interest or concern to the Company or the Company’s business;

•

guidance and assistance in available alternatives for accounts receivable financing and/or other asset financing;

•

Depository Trust Corporation (DTC)/volume/transfer record analysis;

•

investor relations assisting with broker information services;

We paid AnMac Enterprises, a company owned by Michael McIntyre of Vernon, British Columbia, Canada a monthly consulting fee of $3,000.  On April 27, 2005, we issued 350,000 shares of unregistered common stock worth $87,500 to AnMac Enterprises as part of their consulting fees.

The second investor relations firm we engaged is owned by Eric Moe (appointed CEO on March 1, 2006).  We paid a monthly consulting fee of $2,000 from March 1, 2005 through September 30, 2005.  From October 1, 2005, through February 28, 2006, we paid a monthly consulting fee of $3,000.  On April 27, 2005, we issued 500,000 shares of unregistered common stock worth $125,000 to Mr. Moe as part of his consulting fees.  Additionally, on October 5, 2005, we issued another 1,000,000 shares of unregistered common stock worth $250,000 to Mr. Moe.

On March 1, 2006, we renewed our investor relations contract with AnMac Enterprises.  The contract will expire on February 28, 2007, at the end of our fiscal year.  We now pay a monthly consulting fee of $4,000.  On May 10, 2006, we issued 150,000 shares of unregistered common stock worth $112,500 to AnMac Enterprises as part of their consulting fees.  These shares were valued at $0.75 per share and will be expensed throughout the fiscal year ended February 28, 2007.  On the date of issuance, the closing price of our stock was $2.20.  Based on this price the value of the common stock issued was $330,000.

All other services are currently contracted for with independent contractors.

Market Conditions

Our revenues, profitability, and future rate of growth substantially depend on prevailing prices for oil and natural gas.  Oil and natural gas prices have been extremely volatile in recent years and are affected by many factors outside our control.  Since 1993, prices for West Texas Intermediate crude have ranged from $8.00 to $75.25 per Bbl and the Gulf Coast spot market natural gas price at Henry Hub, Louisiana, has ranged from $1.08 to $15.39 per MMBtu.  The volatile nature of energy markets makes it difficult to estimate future prices of oil and natural gas; however, any prolonged period of depressed prices would have a material adverse effect on our results of operations and financial condition.

The marketability of our production depends in part on the availability, proximity, and capacity of natural gas gathering systems, pipelines and processing facilities.  Federal and state regulation of oil and natural gas production and transportation, general economic conditions, changes in supply and changes in demand could adversely affect our ability to produce and market our oil and natural gas.  If market factors were to change dramatically, the financial impact on us could be substantial.  We do not control the market, and the volatility of product prices is beyond our control, and therefore it represents significant risks.

Competition

We are and will remain an insignificant participant among the companies that engage in acquiring oil and/or gas drilling prospects or interests in such prospects and in conducting drilling operations.  Due to our limited financial resources and limited management availability, we will continue to be at a significant disadvantage compared to our competitors.

The oil and natural gas industry is competitive for prospects, acreage, and capital.  Our competitors include numerous major and independent oil and natural gas companies, individual proprietors, drilling and income programs and partnerships.  Many of these competitors possess and employ financial and personnel resources substantially greater than ours and may, therefore, be able to define, evaluate, bid for and purchase more oil and natural gas properties.  There is intense competition in marketing oil and natural gas production, and there is competition with other industries to supply the energy and fuel needs of consumers.

REGULATION

General

The availability of a ready market for any oil and natural gas production depends on numerous factors that we do not control.  These factors include regulation of oil and natural gas production, federal and state regulations governing environmental quality and pollution control, state limits on allowable rates of production by a well or proration unit, the amount of oil and natural gas available for sale, the availability of adequate pipeline and other transportation and processing facilities, and the marketing of competitive fuels.  For example, a productive natural gas well may be “shut-in” because of an oversupply of natural gas or lack of available natural gas pipeline capacity in the areas in which we may conduct operations.  State and federal regulations generally are intended to prevent waste of oil and natural gas, protect rights to produce oil and natural gas between multiple owners in a common reservoir, control the amount of oil and natural gas produced by assigning allowable rates of production and control contamination of the environment.  Pipelines are subject to the jurisdiction of various federal, state, and local agencies.

Oil and natural gas production operations are subject to various types of regulation by state and federal agencies.  Legislation affecting the oil and natural gas industry is under constant review for amendment or expansion.  In addition, numerous departments and agencies, both federal and state, are authorized by statute to issue rules and regulations that govern the oil and natural gas industry and its individual members, some of which carry substantial penalties for failure to comply.  The regulatory burden on the oil and natural gas industry increases our cost of doing business and, consequently, affects our profitability.

Federal offshore oil and gas leases are granted by the federal government and are administered by the U. S. Minerals Management Service (the “MMS”).  These leases require compliance with detailed federal regulations and orders that regulate, among other matters, drilling and operations and the calculation of royalty payments to the federal government.  Ownership interests in these leases generally are restricted to United States citizens and domestic corporations.  The MMS must approve any assignments of these leases or interests therein.

The federal authorities, as well as many state authorities, require permits for drilling operations, drilling bonds and reports concerning operations and impose other requirements relating to the exploration and production of oil and gas.  Individual states also have statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of oil and gas properties, the establishment of maximum rates of production from oil and gas wells and the regulation of spacing, plugging, and abandonment of such wells.  The statutes and regulations of the federal authorities, as well as many state authorities, limit the rates at which we can produce oil and gas on our properties.

Federal Regulation

The Federal Energy Regulatory Commission (“FERC”) regulates interstate natural gas pipeline transportation rates and service conditions, both of which affect the marketing of natural gas produced, as well as revenues received for sales of such natural gas.  Since the latter part of 1985, culminating in 1992 in the Order No. 636 series of orders, the FERC has endeavored to make natural gas transportation more accessible to gas buyers and sellers on an open and non-discriminatory basis.  The FERC believes “open access” policies are necessary to improve the competitive structure of the interstate natural gas pipeline industry and to create a regulatory framework that will put gas sellers into more direct contractual relations with gas buyers.  As a result of the Order No. 636 program, the marketing and pricing of natural gas has been significantly altered.  The interstate pipelines’ traditional role as wholesalers of natural gas has been terminated and replaced by regulations which require pipelines to provide transportation and storage service to others who buy and sell natural gas.  In addition, on February 9, 2000, FERC issued Order No. 637 and promulgated new regulations designed to refine the Order No. 636 “open access” policies and revise the rules applicable to capacity release transactions.  These new rules will, among other things, permit existing holders of firm capacity to release or “sell” their capacity to others at rates in excess of FERC’s regulated rate for transportation services.

State Regulation of Oil and Natural Gas Production

States where we conduct our oil and natural gas activities regulate the production and sale of oil and natural gas, including requirements for obtaining drilling permits, the method of developing new fields, the spacing and operation of wells and the prevention of waste of natural gas and other resources.  In addition, most states regulate the rate of production and may establish the maximum daily production allowables for wells on a market demand or conservation basis.

Environmental Regulation

Our operations are subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection.  These laws and regulations may require us to acquire a permit before we commence drilling; restrict the types, quantities and concentration of various substances that we can release into the environment in connection with drilling and production activities; limit or prohibit our drilling activities on certain lands lying within wilderness, wetlands and other protected areas; and impose substantial liabilities for pollution resulting from our operations.  Moreover, the general trend toward stricter standards in environmental legislation and regulation is likely to continue.  For instance, as discussed below, legislation has been proposed in Congress from time to time that would cause certain oil and gas exploration and production wastes to be classified as “hazardous wastes,” which would make the wastes subject to much more stringent handling and disposal requirements.  If such legislation were enacted, it could have a significant impact on our operating costs, as well as on the operating costs of the oil and natural gas industry in general.  Initiatives to further regulate the disposal of oil and gas wastes have also been considered in the past by certain states, and these various initiatives could have a similar impact on us.  We believe that our current operations substantially comply with applicable environmental laws and regulations and that continued compliance with existing requirements will not have a material adverse impact on us.

Oil Pollution Act of 1990

The Oil Pollution Act of 1990 (the “OPA”) and regulations thereunder impose a variety of regulations on “responsible parties” related to the prevention of oil spills and liability for damages resulting from such spills in United States waters.  A “responsible party” includes the owner or operator of a facility or vessel, or the lessee or permittee of the area where an offshore facility is located.  The OPA makes each responsible party liable for oil-removal costs and a variety of public and private damages.  While liability limits apply in some circumstances, a party cannot take advantage of liability limits if the party caused the spill by gross negligence or willful misconduct or if the spill resulted from a violation of a federal safety, construction, or operating regulation.  The liability limits likewise do not apply if the party fails to report a spill or to cooperate fully in the cleanup.  Few defenses exist to the liability imposed by the OPA.

The OPA also imposes ongoing requirements on a responsible party, including the requirement to maintain proof of financial responsibility to be able to cover at least some costs if a spill occurs.  In this regard, the OPA requires the lessee or permittee of an offshore area in which a covered offshore facility is located to establish and maintain evidence of financial responsibility in the amount of $35 million ($19 million if the offshore facility is located landward of the seaward boundary of a state) to cover liabilities related to a crude oil spill for which such person is statutorily responsible.  The amount of required financial responsibility may be increased above the minimum amounts to an amount not exceeding $150 million depending on the risk represented by the quantity or quality of crude oil that is handled by the facility.  The MMS has promulgated regulations that implement the financial responsibility requirements of the OPA.  Under the MMS regulations, the amount of financial responsibility required for an offshore facility is increased above the minimum amount if the “worst case” oil spill volume calculated for the facility exceeds certain limits established in the regulations.

The OPA also imposes other requirements, such as the preparation of an oil-spill contingency plan.  Failure to comply with ongoing requirements or inadequate cooperation during a spill may subject a responsible party to civil or criminal enforcement actions.  We are not aware of any action or event that would subject us to liability under the OPA and we believe that compliance with the OPA’s financial responsibility and other operating requirements will not have a material adverse impact on us.

CERCLA

The Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), also known as the “Superfund” law, and comparable state statutes impose liability, without regard to fault or the legality of the original conduct, on certain classes of persons who are considered to have contributed to the release of a “hazardous substance” into the environment.  These persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed or arranged for the disposal of the hazardous substances.  Under CERCLA, persons or companies that are statutorily liable for a release could be subject to joint-and-several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources.  In addition, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.  We have not been notified by any governmental agency or third party that we are responsible under CERCLA or a comparable state statute for a release of hazardous substances.

Clean Water Act

The Federal Water Pollution Control Act of 1972, as amended (the “Clean Water Act”), imposes restrictions and controls on the discharge of produced waters and other oil and gas wastes into navigable waters.  These controls have become more stringent over the years, and it is possible that additional restrictions will be imposed in the future.  Permits must be obtained to discharge pollutants into state and federal waters.  Certain state regulations and the general permits issued under the Federal National Pollutant Discharge Elimination System program prohibit the discharge of produced waters and sand, drilling fluids, drill cuttings and certain other substances related to the oil and gas industry into certain coastal and offshore water.  The Clean Water Act provides for civil, criminal, and administrative penalties for unauthorized discharges for oil and other hazardous substances and imposes liability on parties responsible for those discharges for the costs of cleaning up any environmental damage caused by the release and for natural resource damages resulting from the release.  Comparable state statutes impose liability and authorize penalties in the case of an unauthorized discharge of petroleum or its derivatives, or other hazardous substances, into state waters.  We believe that our operations comply in all material respects with the requirements of the Clean Water Act and state statutes enacted to control water pollution.

Resources Conservation and Recovery Act

The Resource Conservation and Recovery Act (“RCRA”) is the principal federal statute governing the treatment, storage, and disposal of hazardous wastes.  RCRA imposes stringent operating requirements, and liability for failure to meet such requirements, on a person who is either a “generator” or “transporter” of hazardous waste or an “owner” or “operator” of a hazardous waste treatment, storage, or disposal facility.  At present, RCRA includes a statutory exemption that allows most crude oil and natural gas exploration and production waste to be classified as nonhazardous waste.  A similar exemption is contained in many of the state counterparts to RCRA.  As a result, we are not required to comply with a substantial portion of RCRA’s requirements because our operations generate minimal quantities of hazardous wastes.  At various times in the past, proposals have been made to amend RCRA to rescind the exemption that excludes crude oil and natural gas exploration and production wastes from regulation as hazardous waste.  Repeal or modification of similar exemptions in applicable state statutes, would increase the volume of hazardous waste we are required to manage and dispose of and could cause us to incur increased operating expenses.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and the related notes and other information included elsewhere in this Prospectus.

Long Term Success

Our success depends on the successful acquisition and drilling of commercial grade oil and gas properties and the prevailing prices for oil and natural gas.  Oil and natural gas prices have been extremely volatile in recent years and are affected by many factors outside our control.  This volatile nature of the energy markets makes it difficult to estimate future prices of oil and natural gas; however, any prolonged period of depressed prices would have a material adverse effect on our results of operations and financial condition.

Since our inception, we have suffered recurring losses from operations and have depended on external financing to sustain our operations.  During the year ended February 28, 2006, we reported losses of $2,025,282.  There is no assurance that we will be able to achieve profitability.

Critical Accounting Policies and Estimates

Successful Efforts Method of Accounting for Oil and Gas Operations

The Company follows the successful efforts method of accounting for its oil and gas operations.  Under this method of accounting, all property acquisition costs and costs of exploratory and development wells are capitalized when incurred, pending determination of whether an individual well finds proved reserves.  If an exploratory well requires a major capital expenditure before production can begin, the cost of drilling the exploratory well will continue to be carried as an asset pending determination of whether proved reserves have been found only as long as: i) the well has found a sufficient quantity of reserves to justify its completion as a producing well if the required capital expenditure is made and ii) drilling of the additional exploratory wells is under way or firmly planned for the near future. If drilling in the area is not under way or firmly planned, or if the well has not found a commercially producible quantity of reserves, the exploratory well is assumed to be impaired, and its costs are charged to expense.  In the absence of a determination as to whether the reserves that have been found can be classified as proved, the costs of drilling such an exploratory well is not carried as an asset for more than one year following completion of drilling.  If, after that year has passed, a determination that proved reserves exist cannot be made, the well is assumed to be impaired, and its costs are charged to expense.  Its costs can, however, continue to be capitalized, if sufficient quantities of reserves are discovered in the well to justify its completion as a producing well and sufficient progress is made in assessing the reserves and the well’s economic and operating feasibility.  Development costs of proved oil and gas properties, including estimated dismantlement, restoration and abandonment costs and acquisition costs, are depreciated and depleted on a field basis by the units-of-production method using proved developed and proved reserves, respectively

Asset Retirement Obligation

The Company adopted Statement of Financial Accounting Standards 143, “Accounting for Asset Retirement Obligations,” which establishes a uniform methodology for accounting for estimated reclamation and abandonment costs.  The Company records a separate liability for the discounted present value of the Company’s asset retirement obligations, with an offsetting increase to the related oil and gas properties on the balance sheet.  Inherent in the present value calculation are numerous assumptions and judgments including the ultimate settlement amounts, inflation factors, credit adjusted discount rates, timing of settlement, and changes in the legal, regulatory, environmental and political environments.  To the extent future revisions to these assumptions impact the present value of the existing Asset Retirement Obligation liability, a corresponding adjustment is made to the oil and gas property balance.

Income Taxes

We record deferred tax assets and liabilities to account for the expected future tax consequences of events that have been recognized in our financial statements and our tax returns.  We routinely assess the reliability of our deferred tax assets.  If we conclude that it is more likely than not that some portion or all of the deferred tax assets will not be realized under accounting standards, the tax asset would be reduced by a valuation allowance.  We consider future taxable income in making such assessments.  Numerous judgments and assumptions are inherent in the determination of future taxable income, including factors such as future operating conditions (particularly as related to prevailing oil and gas prices).

Stock-Based Compensation

The Company adopted the provisions of SFAS No. 123-R “Share-Based Payment”, which provides that all vested stock based compensation awards issued for services are recorded at fair value, based upon management’s estimate of the fair value of the shares at the time of grant and the value of services rendered.  Awards granted in future periods will be valued on the date of grant and, if appropriate, expensed using a straight-line basis over the required service period.  This accounting policy also applies to share-based transactions to acquire assets or to settle liabilities.

Financial Statements

The following financial information should be read in conjunction with the Company’s 10-KSB audited financial statements appearing elsewhere in this Prospectus.

Fiscal Year Ended February 28, 2006 compared to Fiscal Year Ended February 28, 2005.

Balance Sheet.  Our assets increased $1,969,478 from $532 in 2005 to $1,970,010 in 2006.  We had no revenues during 2006.  The increase in our assets is attributed to our financing activities and oil and gas leases.  On February 28, 2005, we had total assets of $532, comprised mainly of prepaid expenses; and $8,371 in liabilities, comprised entirely of accounts payable.  As of February 28, 2006, we had assets of $1,970,010, comprised mainly of cash $806,027, deposits on equipment $250,000, and oil and gas properties $895,400.  The $895,400 was from three projects.  The Saxet Field in Corpus Christi, Texas for $50,000, the Pearl Prospect in Nueces County, Texas for $125,000 and The Tuscaloosa Project in Tensas Parish, Louisiana for $720,400.  Our liabilities were $1,167,347, comprised mainly of short-term debt $1,159,077 and interest payable to existing noteholders $8,270.

Accumulated Deficit.  Our accumulated deficit increased from ($736,035) on February 28, 2005, to ($2,761,317) on February 28, 2006.  The increase in the accumulated deficit resulted from the $2,025,282 operating loss for the fiscal year ended February 28, 2006, discussed below.  This included the write off of $253,500 of costs involved with drilling our well in Texas that was a dry hole and had to be abandoned.

Income Statement.  We had no revenue in the years ended February 28, 2006 or 2005.  Our expenses increased from $42,059 in 2005 to $1,996,161 in 2006.  The increase in expenses included $1,748,284 in Non-Cash Activities, which primarily comprised common stock issuances for management and directors fees of $731,250; investor relations fees of $620,000; oil and gas properties of $175,000.  Our Operating Loss increased from $29,271 in 2005 to $2,025,282 in 2006.

The increase in our operating expenses is directly related to the addition of technical staff, engagement of consultants, and related overall increases in costs related to corporate management activities, investor relations and financing efforts associated with the development of our oil and gas activities.  Specifically, during the fiscal year ended February 28, 2006, legal and accounting expenses were $89,073, management and directors’ fees were $791,300, investor relations fees were $687,575, and exploration and drilling expenses were $327,469, while during the year ended February 28, 2005, the Company had none of these expenses.  General and administrative expenses increased from $42,059 in the fiscal year ended February 28, 2005, to $100,744 during the fiscal year ended February 28, 2006.

Cash Activities

1)

Cash used by operating activities for the fiscal year ended February 28, 2006, was ($646,686) compared to ($33,728) for the same period ending February 28, 2005.  This increase was primarily due to our exploration and drilling activities.

2)

Cash used by investing activities for the fiscal year ended February 28, 2006, was ($970,400) compared to $12,748 for the same period ending February 28, 2005.  This difference was due to our investments in oil and gas properties of $720,400 and deposits on equipment of $250,000.

3)

Cash from financing activities for the fiscal year ended February 28, 2006, was $2,423,022 compared to zero for the same period ending February 28, 2005.  This difference resulted from the net proceeds from the sale of our common stock of $1,087,500 and net proceeds from loans of $1,335,522.

Non-Cash Activities.  For the fiscal year ended February 28, 2006, we issued common stock for non-cash activities totaling $1,748,284 compared to zero for the same period ending February 28, 2005.  This was comprised of $175,000 for oil and gas properties, $731,250 for management and directors fees, $620,000 for Investor Relations fees, $201,534 for satisfaction of loans and accrued interest, $16,500 of financing fees and $4,000 for miscellaneous services.

Liquidity and Capital Resources

Our business is capital intensive.  Our ability to grow is dependent upon our ability to obtain outside capital and generate cash flows from operating activities to fund our investment activities.  At this time, we still do not have any cash flow from our exploration and development activities.  Our independent registered auditors have expressed a substantial doubt regarding our ability to continue as a going concern.

Our only source of funds in the fiscal year ending February 28, 2006 was through the debt or equity markets.  From the private placement that was conducted in the fiscal year we received $1,100,000.  In the third quarter of the fiscal year ending February 28, 2007, we started to receive production revenue checks from our well in Louisiana.  We anticipate starting to receive production revenue checks from our wells in Texas in our fourth quarter of this fiscal year.  From the two private placements we conducted in this fiscal year, we received funds of $8,881,705.  Through August 31, 2006, we have capitalized $3,369,678 in oil and gas projects and spend another $399,807 in exploration and drilling expenses.  Our cash on hand is $6,868,572.  Our project development budget plans for us to spend approximately $1,500,000 on California projects; $4,500,000 on Louisiana projects and $1,000,000 on Texas projects.  We anticipate an increase in our development activity throughout the next fiscal year.  We our planning on exploring funding methods other than the equity markets to meet our budgetary needs for the fiscal year ending February 29, 2008.

Our business model is focused on acquiring developmental properties and also existing production.  Our ability to generate future revenues and operating cash flow will depend on successful exploration, and/or acquisition of oil and gas producing properties.

Convertible Debentures

1) From March through August of this fiscal year, six shareholders, officers or directors advanced the company, through 27 loans, approximately $168,821 to finance our operating activities.  These convertible debentures were for a term of one year, with a six percent interest rate.  The notes were convertible to unregistered common stock after six months from the date of issuance at an exchange rate of $0.25 per share.

A private placement offering for that same share value was being planned and conducted during the time the loans were made by these individuals to the Company.  The minimum six month holding period before conversion has now passed and five shareholders, officers and directors have all converted their notes to unregistered common stock.  As of February 28, 2006, one shareholder who loaned the Company $32,000 had not yet converted his notes to unregistered common stock.

2) Between January 25, 2006 and February 8, 2006, we borrowed a total of $806,700 from seven shareholders to help finance exploration activities as well as increase operating capital.  The term of these Convertible Debentures was for one year at a 10% interest rate.  The notes are convertible to unregistered common stock after 61 days from the date of issuance.  The conversion rate is $0.50 per share.  None of these notes have yet been converted to unregistered common stock as of February 28, 2006.

3) At the end of February and first part of March 2006, we borrowed $225,001 from three shareholders to meet operating capital needs.  The term of these Convertible Debentures, was for one year at a 10% interest rate.  The notes are convertible to unregistered common stock after 61 days from the date of issuance.  The conversion rate is $0.75 per share.  As of the date of this Prospectus none of these notes have been converted to unregistered common stock.

Private Placement

On July 18, 2006, the Company closed on a private placement sale of 1,399,765 units for net proceeds of $3,651,702, Bathgate Capital Partners, of Denver, Colorado was the placement agent.  A son of Dale Lavigne (the Chairman and a director of the Company) is an employee of Bathgate Capital Partners.  Each unit that was sold in the private placement contains one Series A Convertible Preferred share and two Common Stock Purchase Warrants.  The Series A Convertible Preferred share is convertible into three shares of common stock.  The Preferred Shares shall be automatically converted into Conversion Shares, if the Conversion Shares are registered under the Act and at any time after the effective date of the registration statement the Company’s Common Stock closes at or above $3.00 per share for twenty (20) out of thirty (30) trading days.  The Warrants are exercisable for a period of five (5) years after the closing date at an exercise price of $2.00 per Share, subject to anti-dilution provisions.  The terms of the offering require us to register both the conversion shares and the common shares underlying the warrants with the Securities and Exchange Commission.  The net proceeds of the offering will be used to acquire more mineral rights on leases; drilling costs on wells and ongoing operating expenses.

Line of Credit

On December 19, 2005, we received an advance of $60,000 on a warehousing line of credit from a financing company, Genesis Financial Inc., to help finance operating activities.  This warehousing line of credit for $180,000 was set up to fund the completion costs of the Ginny South Prospect in Texas.  When the exploratory well was plugged and abandoned, the remaining balance of this line of credit was not utilized and was therefore cancelled.  The $60,000 line of credit was subsequently converted to unregistered common stock at the rate of $0.25 per share which resulted in 240,000 shares of stock being issued to satisfy this debt.

Loan Agreement

On February 24, 2006, we borrowed $100,000 from a financing company, Genesis Financial Inc., to help finance operating activities.  The term of the loan agreement is for one year at a 10% interest rate.  The loan may be converted to unregistered common stock after 61 days from the date of issuance at Genesis’ option.  The conversion rate is $0.75 per share.  On June 6, 2006 the loan was converted to 137,023 shares of common stock

Private Placement

Commencing on March 3, 2006 and closing on May 19, 2006, we conducted a private placement of our common stock.  The unregistered common stock was sold for $1.50 per unit.  Gross proceeds of this private placement were $6,020,404.  There were one hundred and eighteen (118) individual investors that participated in this offering.  Net proceeds of $5,198,256 were realized with $822,148 in placement agent fees charged to additional paid in capital.  The Company engaged Bathgate Capital Partners as the placement agent to assist in selling this offering.  A son of Dale Lavigne (the Chairman and a director of the Company) is an employee of Bathgate Capital Partners.  Each unit was comprised of two shares of common stock and one warrant to purchase a warrant share of common stock.  The warrant is exercisable at $2.00 for a period of five years.  There was also a cashless warrant provision in the offering.  The terms of the offering call for us to register both the common shares and the underlying warrants with the Securities and Exchange Commission.  This private placement increased our authorized and issued common stock by 8,027,206 shares.  This does not include the additional shares that will be issued if any of the associated warrants with the private placement are exercised.  The net proceeds of the offering have been used to acquire more mineral rights on leases in Louisiana; drilling costs on wells in Texas and ongoing operating expenses.  The trading prices of the common stock during the private placement period ranged from a low of $ 1.66 per share to a high of $ 2.80 per share.  The proceeds from this offering were allocated to the following expenditures:

•

Land acquisition;

•

Drilling additional wells;

•

Connecting well to pipeline;

•

Seismic exploration;

•

General and administrative expenses;

•

Legal and accounting expenses;

Gas Pipeline Financing

In May 2006, we financed our interest in the gas pipeline that is connected to the “F-1” well.  This financing agreement was with Hooper Oil and Gas Partners, LLC, a company controlled by Keith A. Hooper who is a Daybreak shareholder.  This financing arrangement was for $200,000.  The sale and lease back agreement gives us an option to repurchase the pipeline for $220,000 sometime between November, 2006 and November, 2008.  Additionally, we will pay a one percent (1%) interest on the production revenue for the life of the F-1 well.  The reason was for this financing arrangement was to preserve cash for operating expenses and other oil and gas projects.

Private Placement

Commencing on July 7, 2006 and closing on July 18, 2006, we conducted a private placement of our “Series A Preferred Stock.”  The preferred stock was sold for $3.00 per unit.  The Company sold 1,399,765 units for gross proceeds of $4,199,291.  There were one hundred (100) individual investors that participated in this offering.  Net proceeds of $3,651,702 were realized with $547,589 in placement agent fees charged to additional paid in capital.  The Company engaged Bathgate Capital Partners as the placement agent to assist in selling this offering.  A son of Dale Lavigne (the Chairman and a director of the Company) is an employee of Bathgate Capital Partners.  Each unit that was sold in the private placement contains one Series A Convertible Preferred share and two Common Stock Purchase Warrants.  The Series A Convertible Preferred share is convertible into three shares of common stock.  The Preferred Shares shall be automatically converted into Conversion Shares, if the Conversion Shares are registered under the Act and at any time after the effective date of the registration statement the Company’s Common Stock closes at or above $3.00 per share for twenty (20) out of thirty trading days (30) days.  The Warrants are exercisable for a period of five (5) years after the closing date at an exercise price of $2.00 per Share, subject to anti-dilution provisions.  The terms of the offering require us to register both the conversion shares and the common shares underlying the warrants with the Securities and Exchange Commission.  The trading prices of the common stock during the private placement period ranged from a low of $2.20 per share to a high of $2.35 per share.  The proceeds from this offering were allocated to the following expenditures:

•

Completions of wells;

•

Connecting well to pipeline;

•

Drilling additional wells;

•

Working capital;

On September 22, 2006, we issued to Strike Oil & Minerals, Corp. of Georgetown, TX 72,500 shares of unregistered common stock worth $72,500 as partial payment on the purchase on an additional 8% working interest in the Tuscaloosa Project in NE Louisiana.  These shares were valued at $1.00 per share and were capitalized under oil and gas acquisitions.  On September 22, 2006, the closing price of our stock was $1.50.  Based on the closing price of our stock the value of the transaction was $108,750.

Summary

Our ability to continue as a going concern depends on our ability to raise substantial funds for use in our planned exploration and development activities, and upon the success of our fundraising activities.

We intend to obtain the funds for our planned exploration and development activities by various methods, which might include the issuance of equity or debt securities or obtaining joint venture partners or participating in limited partnerships.  No assurance can be given that we will be able to obtain any additional financing on favorable terms, if at all.

Raising additional funds by issuing common or preferred stock will further dilute our existing stockholders.  Currently, this is the only method that has been available to create the cash flow necessary to fund the growth of our Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS

Name

Age

Position(s) w/the Company

Director Since

Dale B. Lavigne

75

Director/Chairman

March 1965

Robert N. Martin

52

Director/President

December 2004

Eric L. Moe

42

Director/Chief Executive Officer

March 2006

Jeffrey R. Dworkin

48

Director/Secretary

December 2004

Terrence J. Dunne

58

Director/Chief Financial Officer

January 2006

Thomas C. Kilbourne

55

Director/Treasurer/Controller

January 2001

Michael Curtis

52

Director

December 2004

Ronald D. Lavigne

52

Director

July 1999

NON DIRECTOR EXECUTIVE  OFFICERS

Bennett W. Anderson

45

Chief Operating Officer

March 2006

Robert N. Martin, a Professional Geologist, is the President and a Director of the Company.  Mr. Martin graduated from McGill University with a Bachelor of Science degree.  Prior to becoming the President of the Company in December 2004, Mr. Martin was the President of LongBow Energy Corporation from October

2003 until October 2004.  Mr. Martin worked as an independent consultant in the Canadian oil and gas industry between December 2002 and October 2003.  From September 2000 until November 2002, Mr. Martin was the Vice President of Exploration for New Energy West LTD. of Calgary, Alberta.  Mr. Martin is a member of the Association of Professional Geologists, Geophysicists and Engineers of Alberta and a member of the Canadian Society of Petroleum Geologists.

Eric L. Moe has over 21 years of experience in the finance field.  His activities have included being a registered representative with several NASD member securities firms; and a Senior Partner, Vice President and branch manager of a registered broker dealer.  Since 1998, Mr. Moe has been consulting to both private and public companies specializing in mergers and acquisitions and is currently providing investor relations services to several public companies.  During his career Mr. Moe has assisted in raising over $100,000,000 in equity and debt financing.  Mr. Moe attended Eastern Washington University.

Dale B. Lavigne is Chairman of the Board and a Director of the Company.  Mr. Lavigne has been a director of the Company since 1965 and served as the Company’s President from 1989 until December 2004.  Mr. Lavigne graduated from the University of Montana with a B. S. Degree in Pharmacy.  For the past 47 years, Mr. Lavigne has been the Chairman and a Director of the Osburn Drug Company, Inc., a 4-store chain of drug stores in North Idaho.  Mr. Lavigne is also a Director and Officer of Metropolitan Mines, Inc., a reporting publicly held, inactive mineral exploration company.  Mr. Lavigne is the former Chairman of the First National Bank of North Idaho; a former member of the Gonzaga University Board of Regents; former President of the Silver Valley Economic Development Corporation and a current member of the Governor’s Task Force on Rural Idaho.  Mr. Lavigne is the father of Ronald B. Lavigne and the father-in-law of Thomas C. Kilbourne.

Bennett W. Anderson serves as Chief Operating Officer.  Since 2002, Mr. Anderson has been actively involved in the public and private finance markets.  Mr. Anderson most recently served as a Senior Vice President with Novell from 1998-2002.  His duties included product direction, strategy and market direction, and training and support for the field sales staff.  He led 25 product managers in supporting products and suites with revenues of $60,000,000 and an annual growth rate of 80%.  He also managed 300 engineers to develop more than 20 core technologies.  From 1978 to 1982, Mr. Anderson worked as a rig hand and was involved in drilling over a dozen wells in North Dakota.  He holds a B.S. degree from Brigham Young University in Computer Science and graduated with University Honors of Distinction.

Michael Curtis is a Director of the Company.  Since January 1998, Mr. Curtis has been the president of Cardwell Capital Corporation, a private investment and trading company that invests in private and public corporations in the North American Markets.

Terrence J. Dunne serves as Chief Financial Officer and a Director of the Company.  For more than the past five years Mr. Dunne has operated Terrence J. Dunne & Associates, a sole proprietorship which provides bookkeeping, income tax return preparation and business consulting services for small businesses.  Mr. Dunne received his BBA, MBA and Masters in Taxation degrees from Gonzaga University.

Jeffrey R. Dworkin is a Director and Corporate Secretary of the Company.  Mr. Dworkin graduated from Queens University with a Bachelor of Arts Degree and the London School of Economics with a Bachelor of Laws Degree.  Since 2000, Mr. Dworkin has been employed by LongBow Energy Corp., a junior oil and gas company listed on the TSX Venture Exchange, and assisted in the raising of approximately Cdn$3 MM.  Mr. Dworkin declared personal bankruptcy under Canadian law on September 3, 2003 and was discharged on June 3, 2004.

Thomas C. Kilbourne is the Treasurer and a Director of the Company and is formerly its Chief Financial Officer.  Mr. Kilbourne has been an officer and director of the Company since January 2001.  He graduated from the University of Montana with a BS Degree in Business Administration and Finance.  Mr. Kilbourne has been the Chief Financial Officer and a Director of the Osburn Drug Company since 1999.  Mr. Kilbourne is the son-in-law of Dale Lavigne and the brother-in-law of Ronald Lavigne.

Ronald D. Lavigne is a Director of the Company.  Mr. Lavigne has served as a Director of the Company since July of 1999.  Mr. Lavigne graduated from the University of Montana with a BS Degree in Pharmacy.  Mr. Lavigne is the President and a Director of the Osburn Drug Company.  Mr. Lavigne is the son of Dale Lavigne and the brother-in-law of Thomas Kilbourne.

Directors’ Term of Office

Directors hold office until the next annual meeting of shareholders and the election and qualification of their successors.  Officers are elected annually by our board of directors and serve at the discretion of the board of directors.

Director Compensation

Directors of the Company are compensated for their services at a rate of $750 per month.  These fees are paid quarterly.

Committees of the Board of Directors

Audit Committee

The Audit Committee is responsible for monitoring the integrity of the Company’s financial reporting standards and practices and its financial statements, overseeing the Company’s compliance with ethics and compliance policies and legal and regulatory requirements, and selecting, compensating, overseeing, and evaluating the Company’s independent auditors.

The members of the Audit Committee are Dale Lavigne, Terrence Dunne and Ronald Lavigne.  None of these Audit Committee members is independent as defined in Rule 4200(a)(15) of the NASD’s listing standards.  The Board has determined that Terrence Dunne does qualify as an “audit committee financial expert” on the Audit Committee, as that term is defined in the rules of the Securities and Exchange Commission.

In forming our Board of Directors, we sought out individuals who would be able to guide our operations based on their business experience, both past and present, or their education.  Responsibility for our operations is centralized within management.  We rely on the assistance of others, such as our out sourced consultant, to help us with the preparation of our financial information.  We recognize that having a person who possesses all of the attributes of an independent audit committee financial expert would be a valuable addition to our Board of Directors, however, we are not, at this time, able to compensate such a person therefore, we may find it difficult to attract such a candidate.

Compensation Committee

The members of the Compensation Committee are Dale Lavigne, Terrence Dunne and Michael Curtis.

Nominating Committee

The entire Board of Directors serves as the nominating committee.

Code of Ethics

The Company has adopted a Code of Ethics that applies to the Company’s executive officers and directors.  The Company will provide, without charge, a copy of the Code of Ethics on the written request of any person addressed to the Company at, Daybreak Oil and Gas, Inc. 601 W. Main Ave., Suite 1012; Spokane, WA 99201.  Our code of ethics can also be viewed on our Company website.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid by the Company to its Chief Executive Officer and executive officers whose total annual salary and bonus exceeded $100,000 during the past three calendar years (“Executive Officers”).  The table also includes the five highest paid individuals in the company.  Except as set forth below, no officer or Executive Officer of the Company received compensation in excess of $100,000 during the past three calendar years.  This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Fiscal Year Ended February 28th	Salary	Bonus	Other Annual Compensation	Unregistered Options & Awards	Securities Underlying LTIP SARs	All Other Payouts	All Other Compen-sation
Robert Martin, President (1) (2) (3)	2006	$315,050 (3)	N/A	N/A	None	None	None	None
	2005	None	N/A	N/A	None	None	None	None
	2004	None	N/A	N/A	None	None	None	None
Thomas Kilbourne, Treasurer (1) (4)	2006	$100,000 (4)	N/A	N/A	None	None	None	None
	2005	None	N/A	N/A	None	None	None	None
	2004	None	N/A	N/A	None	None	None	None
Terrence Dunne, Director (4) (5)	2006	$100,000 (4)	N/A	N/A	None	None	None	None
	2005	None	N/A	N/A	None	None	None	None
	2004	None	N/A	N/A	None	None	None	None
Dale B. Lavigne, Director (1) (4)	2006	$75,000 (4)	N/A	N/A	None	None	None	None
	2005	None	N/A	N/A	None	None	None	None
	2004	None	N/A	N/A	None	None	None	None
Ronald D. Lavigne, Director (1) (4)	2006	$75,000 (4)	N/A	N/A	None	None	None	None
	2005	None	N/A	N/A	None	None	None	None
	2004	None	N/A	N/A	None	None	None	None
Jeffrey Dworkin, Director (1) (4)	2006	$12,.000 (4)	N/A	N/A	None	None	None	None
	2005	None	N/A	N/A	None	None	None	None
	2004	None	N/A	N/A	None	None	None	None

(1) In addition to the compensation described above, this individual also received Directors fees of $9,000 during the fiscal year ended February 28, 2006.  The $9,000 was paid in unregistered common stock.

(2) Payments for Mr. Martin’s services are paid directly to 413294 Alberta Ltd., a Canadian Company.

(3) Included in this amount is $275,000 paid in unregistered common stock.

(4) This amount was paid in unregistered common stock

(5) In addition to the compensation described above, this individual also received Directors fees of $2,250 during the fiscal year ended February 28, 2006.  The $2,250 was paid in unregistered common stock.

Employment Contracts

We entered into verbal one-year employment agreements on March 1, 2006, with Eric Moe, Chief Executive Officer, Bennett Anderson, Chief Operating Officer and Thomas Kilbourne, our Treasurer.  Those employment agreements are currently being reduced to written agreements.

From March 1, 2006, through July 31, 2006, we paid Mr. Moe a monthly salary of $6,000.  On May 26, 2006, we issued 250,000 shares of unregistered common stock worth $187,500 to Mr. Moe as part of the employment agreement.  These shares were valued at $0.75 per share and will be expensed throughout the fiscal year ended February 28, 2007.  On the date of issuance, the closing price of our stock was $2.95.  Based on this price the value of the common stock issued was $737,500.  On August 1, 2006, the salary of Mr. Moe increased to $10,500 per month.  On August 31, 2006, we issued Mr. Moe another 250,000 shares of unregistered common stock worth $250,000.  These shares were valued at $1.00 per share and will be expensed throughout the remainder of the fiscal year ending February 28, 2007.  On the date of issuance, the closing price of our stock was $2.00.  Based on this price the value of the common stock issued was $500,000.

From March 1, 2006, through July 31, 2006, we paid Mr. Anderson a monthly salary of $5,000.  On August 1, 2006, the salary of Mr. Anderson increased to $10,500 per month.

From March 1, 2006, through July 31, 2006, we paid Mr. Kilbourne a monthly salary of $5,000.  On May 26, 2006, we issued 100,000 shares of unregistered common stock worth $75,000 to Mr. Kilbourne as part of the employment agreement.  These shares were valued at $0.75 per share and will be expensed throughout the fiscal year ended February 28, 2007.  On the date of issuance, the closing price of our stock was $2.95.  Based on this price the value of the common stock issued was $295,000.  On August 1, 2006, the salary of Mr. Kilbourne increased to $8,500 per month

We also have a one-year contract with a private consulting firm, 413294 Alberta, Ltd., that supplies the services of our company President, Robert Martin.  From March 1, 2006, through July 31, 2006, we paid 413294 Alberta Ltd., a monthly consulting fee of $12,000.  On May 26, 2006, we issued 250,000 shares of unregistered common stock worth $187,500 to 413294 Alberta Ltd., as part of the consulting agreement.  These shares were valued at $0.75 per share and will be expensed throughout the fiscal year ended February 28, 2007.  On the date of issuance, the closing price of our stock was $2.95.  Based on this price the value of the common stock issued was $737,500.  On August 1, 2006, the monthly consulting fee of 413294 Alberta Ltd., increased to $14,500.

In all of the above stock issuance transactions the unregistered stock was valued based on the “fair value” on the date of the agreements or the date of issuance.  The Company had private placement offerings of our stock during or close to the same time periods.

All other services are currently contracted for with independent contractors.  The Company has not obtained key man life insurance on any of its officers or directors.

Investor Relations Contracts

From March 1, 2005 through February 28, 2006, we had consulting contracts with two investor relations firms.  The consultants were engaged on a non-exclusive basis to render information and services to the directors and officers of the Company regarding general financial and business matters, including but not limited to:

•

mergers and acquisitions;

•

due diligence studies, reorganizations, divestitures;

•

capital structures, banking methods and systems;

•

periodic reporting as to developments concerning the general financial markets and public securities markets and industry which may be relevant or of interest or concern to the Company or the Company’s business;

•

guidance and assistance in available alternatives for accounts receivable financing and/or other asset financing;

•

DTC/volume/transfer record analysis;

•

investor relations assisting with broker information services;

We paid AnMac Enterprises, a company owned by Michael McIntyre of Vernon, British Columbia, Canada a monthly consulting fee of $3,000.  On April 27, 2005, we issued 350,000 shares of unregistered common stock worth $87,500 to AnMac Enterprises as part of their consulting fees.  These shares were valued at $0.25 per share and were expensed throughout the fiscal year ended February 28, 2006.  On the date of issuance, the closing price of our stock was $0.33.  Based on this price the value of the common stock issued was $115,500.

The second investor relations firm we engaged is owned by Eric Moe (appointed CEO on March 1, 2006).  We paid a monthly consulting fee of $2,000 from March 1, 2005 through September 30, 2005.  From October 1, 2005, through February 28, 2006, we paid a monthly consulting fee of $3,000.  On April 27, 2005, we issued 500,000 shares of unregistered common stock worth $125,000 to Mr. Moe as part of his consulting fees.  These shares were valued at $0.25 per share and were expensed throughout the fiscal year ended February 28, 2006.  On the date of issuance, the closing price of our stock was $0.33.  Based on this price the value of the common stock issued was $165,000.  Additionally, on October 5, 2005, we issued another 1,000,000 shares of unregistered common stock worth $250,000 to Mr. Moe.  These shares were valued at $0.25 per share and were expensed throughout the fiscal year ended February 28, 2006.  On the date of issuance, the closing price of our stock was $0.64.  Based on this price the value of the common stock issued was $640,000.

On March 1, 2006, we renewed our investor relations contract with AnMac Enterprises.  The contract will expire on February 28, 2007, at the end of our fiscal year.  We now pay a monthly consulting fee of $4,000.  On May 10, 2006, we issued 150,000 shares of unregistered common stock worth $112,500 to AnMac Enterprises as part of their consulting fees.  These shares were valued at $0.75 per share and will be expensed throughout the fiscal year ended February 28, 2007.  On the date of issuance, the closing price of our stock was $2.20.  Based on this price the value of the common stock issued was $330,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For the fiscal years ended February 28, 2005 and February 28, 2004 there were no related party transactions.

During the fiscal year ended February 28, 2006, we had the following related party transactions:

Shareholder and director loans – Convertible notes

Summary

From March 19, 2005 until August 31, 2005, five shareholders of whom three were officers and directors and the other two were 10% control persons (at the time) made 26 loans to the company for a total value of $158,821 in the form of convertible notes.  These notes had the following features: one year term, six percent interest rate and the notes were convertible after six months to unregistered common stock at the note holder’s option.

The conversion rate was set at $0.25 per share because a private placement offering was in effect at the same time for that price.  These loans were necessary because the market price of our stock was trading between $0.25 and $0.50 at this time and participation in the private placement offering was limited.  Both the principal and the accrued interest could be converted to unregistered common stock.  As of August 31, 2006, all of these notes have been converted to unregistered common stock.  A total of $158,821 has been converted to a total of 662,360 shares of stock.  This stock conversion includes $6,770 in interest.

Individual Convertible Note Transactions

On March 19, 2005, Terrence Dunne (appointed a director in January 2006 and CFO in April 2006), a shareholder and 10% control person, loaned the company $623 to meet ongoing operating expenses.  On November 28, 2005, Mr. Dunne converted the note plus interest into unregistered common stock.  He was issued 2,593 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $0.52.  Based on this price the value of the principal in the conversion was $1,296.

On March 22, 2005, Terrence Dunne (appointed a director in January 2006 and CFO in April 2006), a shareholder and 10% control person, loaned the company $10,216 to meet ongoing operating expenses.  On November 28, 2005, Mr. Dunne converted the note plus interest into unregistered common stock.  He was issued 42,503 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $0.52.  Based on this price the value of the principal in the conversion was $21,249.

On March 23, 2005, Dale Lavigne, a director and shareholder, loaned the company $15,000 to meet ongoing operating expenses.  On November 28, 2005, Mr. Lavigne converted the note plus interest into unregistered common stock.  He was Based on this price the value of the principal in the conversion was issued 62,397 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $0.52.  Based on this price the value of the principal in the conversion was $31,200.

On March 23, 2005, Ronald Lavigne, a director and shareholder, loaned the company $3,000 to meet ongoing operating expenses.  On November 28, 2005, Mr. Lavigne converted the note plus interest into unregistered common stock.  He was issued 12,479 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $0.52.  Based on this price the value of the principal in the conversion was $6,240.

On March 25, 2005, Thomas Kilbourne, a director, Treasurer and shareholder loaned the company $3,000 to meet ongoing operating expenses.  On November 28, 2005, Mr. Kilbourne converted the note plus interest into unregistered common stock.  He was issued 12,475 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $0.52.  Based on this price the value of the principal in the conversion was $6,240.

On March 25, 2005, Robert O’Brien, a shareholder (and ten percent (10%) control person at the time), loaned the company $15,000 to meet ongoing operating expenses.  On August 31, 2006, Mr. O’Brien converted the note plus interest into unregistered common stock.  He was issued 65,168 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $1.92.  Based on this price the value of the principal in the conversion was $125,123.

On April 25, 2005, Terrence Dunne (appointed a director in January 2006 and CFO in April 2006), a shareholder and 10% control person, loaned the company $8,000 to meet ongoing operating expenses.  On November 28, 2005, Mr. Dunne converted the note plus interest into unregistered common stock.  He was issued 33,105 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $0.52.  Based on this price the value of the principal in the conversion was $16,640.

On April 25, 2005, Dale Lavigne, a director and shareholder, loaned the company $8,000 to meet ongoing operating expenses.  On November 28, 2005, Mr. Lavigne converted the note plus interest into unregistered common stock.  He was issued 33,105 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $0.52.  Based on this price the value of the principal in the conversion was $16,640.

On April 26, 2005, Ronald Lavigne, a director and shareholder, loaned the company $3,000 to meet ongoing operating expenses.  On November 28, 2005, Mr. Lavigne converted the note plus interest into unregistered common stock.  He was issued 12,412 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $0.52.  Based on this price the value of the principal in the conversion was $6,240.

On April 26, 2005, Thomas Kilbourne, a director, Treasurer and shareholder, loaned the company $3,000 to meet ongoing operating expenses.  On November 28, 2005, Mr. Kilbourne converted the note plus interest into unregistered common stock.  He was issued 12,412 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $0.52.  Based on this price the value of the principal in the conversion was $6,240.

On May 11, 2005, we issued 1,100,000 shares of unregistered common stock worth $275,000.  The shares were issued to 413294 Alberta, Ltd., of Calgary, Alberta to supply the services of Robert Martin, who is our Company President.  These shares were valued at $0.25 per share and were expensed throughout the fiscal year as monthly management fee costs.

On May 26, 2005, Terrence Dunne (appointed a director in January 2006 and CFO in April 2006), a shareholder and 10% control person, loaned the company $3,982 to meet ongoing operating expenses.  On November 30, 2005, Mr. Dunne converted the note plus interest into unregistered common stock.  He was issued 16,418 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $0.52.  Based on this price the value of the principal in the conversion was $8,283.

On May 31, 2005, Thomas Kilbourne, a director, Treasurer and shareholder, loaned the company $3,000 to meet ongoing operating expenses.  On November 30, 2005, Mr. Kilbourne converted the note plus interest into unregistered common stock.  He was issued 12,361 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $0.52.  Based on this price the value of the principal in the conversion was $6,240.

On June 16, 2005, Terrence Dunne (appointed a director in January 2006 and CFO in April 2006), a shareholder and 10% control person, loaned the company $10,000 to meet ongoing operating expenses.  On February 10, 2006, Mr. Dunne converted the note plus interest into unregistered common stock.  He was issued 41,558 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $1.70.  Based on this price the value of the principal in the conversion was $68,000.

On July 8, 2005, Golconda Mining Company, a shareholder, loaned the company $10,000 to meet ongoing operating expenses.  On January 25, 2006, Golconda Mining Company converted the note plus interest into unregistered common stock.  They were issued 41,315 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $1.54.  Based on this price the value of the principal in the conversion was $61,600.

On July 27, 2005, Terrence Dunne (appointed a director in January 2006 and CFO in April 2006), a shareholder and 10% control person, loaned the company $13,000 to meet ongoing operating expenses.  On February 10,

2006, Mr. Dunne converted the note plus interest into unregistered common stock.  He was issued 53,675 shares of stock from this conversion.   On the day of the conversion, the closing price of our stock was $1.70.  Based on this price the value of the principal in the conversion was $88,400.

On July 27, 2005, Thomas Kilbourne, a director, Treasurer and shareholder, loaned the company $6,500 to meet ongoing operating expenses.  On February 10, 2006, Mr. Kilbourne converted the note plus interest into unregistered common stock.  He was issued 26,838 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $1.70.  Based on this price the value of the principal in the conversion was $44,200.

On July 27, 2005, Robert O’Brien, a shareholder (and ten percent (10%) control person at the time), loaned the company $12,000 to meet ongoing operating expenses.  On August 31, 2006, Mr. O’Brien converted the note plus interest into unregistered common stock.  He was issued 51,156 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $1.92.  Based on this price the value of the principal in the conversion was $98,220.

On August 1, 2005, Dale Lavigne, a director and shareholder, loaned the company $5,000 to meet ongoing operating expenses.  On February 10, 2006, Mr. Lavigne converted the note plus interest into unregistered common stock.  He was issued 20,628 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $1.70.  Based on this price the value of the principal in the conversion was $34,000.

On August 1, 2005, Thomas Kilbourne, a director, Treasurer and shareholder, loaned the company $500 to meet ongoing operating expenses.  On February 10, 2006, Mr. Kilbourne converted the note plus interest into unregistered common stock.  He was issued 2,063 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $1.70.  Based on this price the value of the principal in the conversion was $3,400.

On August 2, 2005, Ronald Lavigne, a director and shareholder, loaned the company $5,000 to meet ongoing operating expenses.  On February 10, 2006, Mr. Lavigne converted the note plus interest into unregistered common stock.  He was issued 20,625 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $1.70.  Based on this price the value of the principal in the conversion was $34,000.

On August 22, 2005, Thomas Kilbourne, a director, Treasurer and shareholder, loaned the Company $5,000 to meet ongoing operating expenses.  On February 28, 2006, Mr. Kilbourne converted the note plus interest into unregistered common stock.  He was issued 20,625 shares of stock from this conversion ..   On the day of the conversion the closing price of our stock was $2.25.  Based on this price the value of the principal in the conversion was $45,000.

On August 24, 2005, Terrence Dunne (appointed a director in January 2006 and CFO in April 2006), a shareholder and 10% control person, loaned the company $6,000 to meet ongoing operating expenses.  On February 28, 2006, Mr. Dunne converted the note plus interest into unregistered common stock.  He was issued 24,742 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $2.25.  Based on this price the value of the principal in the conversion was $54,000.

On August 26, 2005, Terrence Dunne (appointed a director in January 2006 and CFO in April 2006), a shareholder and 10% control person, loaned the company $6,000 to meet ongoing operating expenses.  On February 28, 2006, Mr. Dunne converted the note plus interest into unregistered common stock.  He was issued

24,734 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $2.25.  Based on this price the value of the principal in the conversion was $54,000.

On August 26, 2005, Robert O’Brien, a shareholder (and ten percent (10%) control person at the time), loaned the company $5,000 to meet ongoing operating expenses.  On August 31, 2006, Mr. O’Brien converted the note plus interest into unregistered common stock.  He was issued 21,216 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $1.92.  Based on this price the value of the principal in the conversion was $40,735.

On August 31, 2005, Ronald Lavigne, a director and shareholder, loaned the company $2,500 to meet ongoing operating expenses.  On February 28, 2006, Mr. Lavigne converted the note plus interest into unregistered common stock.  He was issued 10,298 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $2.25.  Based on this price the value of the principal in the conversion was $22,500.

On August 31, 2005, Thomas Kilbourne, a director, Treasurer and shareholder, loaned the company $2,500 to meet ongoing operating expenses.  On February 28, 2006, Mr. Kilbourne converted the note plus interest into unregistered common stock.  He was issued 10,298 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $2.25.  Based on this price the value of the principal in the conversion was $22,500.

On August 31, 2005, Terrence Dunne (appointed a director in January 2006 and CFO in April 2006), a shareholder and 10% control person, loaned the company $4,000 to meet ongoing operating expenses.  On February 28, 2006, Mr. Dunne converted the note plus interest into unregistered common stock.  He was issued 16,476 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $2.25.  Based on this price the value of the principal in the conversion was $36,000.

Officer and Director common stock issued for services

On April 27, 2005, we issued 500,000 shares of unregistered common stock worth $125,000 to Eric Moe (appointed CEO in March 2006) for IR work.  These shares were valued at $0.25 per share and were expensed throughout the fiscal year as monthly IR costs.  On the day of issuance the closing price of our stock was $0.33.  Based on this price the value of the common stock issued was $165,000.

On May 11, 2005, we issued 1,100,000 shares of unregistered common stock worth $275,000.  The shares were issued to 413294 Alberta, Ltd., of Calgary, Alberta to supply the services of Robert Martin, who is our Company President.  These shares were valued at $0.25 per share and were expensed throughout the fiscal year as monthly management fee costs.  On the day of issuance, the closing price of our stock was $0.35.  Based on this price the value of the common stock issued was $385,000.

On October 5, 2005, we issued 1,000,000 shares of unregistered common stock worth $250,000 to Eric Moe (appointed CEO in March 2006) for Investment Relations work.  These shares were valued at $0.25 per share and were expensed throughout the fiscal year as monthly IR costs.  On the day of issuance, the closing price of our stock was $0.64.  Based on this price the value of the common stock issued was $640,000.

On November 30, 2005, we issued 18,000 shares of unregistered common stock worth $4,500 to each of the six members of the Board of Directors for work that had been done beyond their regular director duties.  These shares were valued at $0.25 per share and were expensed in October as part of directors’ fees.  On the day of issuance the closing price of our stock was $0.52 Based on this price the value of the common stock issued was $9,360.

On November 30, 2005, we issued 9,000 shares of unregistered common stock worth $2,250 to each of the six members of the Board of Directors.  These shares were valued at $0.25 per share and were expensed in the third quarter of the fiscal year as part of directors’ fees.  On the day of issuance, the closing price of our stock was $0.52.  Based on this price the value of the common stock issued was $4,680.

On November 30, 2005, we issued 400,000 shares of unregistered common stock worth $100,000 to Terrence Dunne (appointed CFO in April 2006) a shareholder and 10% control person for management services.  These shares were valued at $0.25 per share and were expensed throughout the last two quarters of the fiscal year.  On the day of issuance, the closing price of our stock was $0.52.  Based on this price the value of the common stock issued was $208,000.

On December 19, 2005, we issued 30,000 shares of unregistered common stock worth $7,500 to Terrence Dunne for his personal guarantee on the Genesis Financial warehousing line of credit.  These shares were valued at $0.25 per share and were expensed in December as part of our loan costs.  On the day of issuance, the closing price of our stock was $0.58.  Based on this price the value of the common stock issued was $17,400.

On January 17, 2006, we issued 300,000 shares of unregistered common stock worth $75,000 to Dale Lavigne, a director and shareholder for management services.  These shares were valued at $0.25 per share and were expensed throughout the last two quarters of the fiscal year.  On the day of issuance, the closing price of our stock was $0.56.  Based on this price the value of the common stock issued was $168,000.

On January 17, 2006, we issued 300,000 shares of unregistered common stock worth $75,000 to Ronald Lavigne, a director and shareholder for management services.  These shares were valued at $0.25 per share and were expensed throughout the last two quarters of the fiscal year.  On the day of issuance the closing price of our stock was $0.56.  Based on this price the value of the common stock issued was $168,000.

On January 17, 2006, we issued 400,000 shares of unregistered common stock worth $100,000 to Thomas Kilbourne, a director, Treasurer and shareholder for management services.  These shares were valued at $0.25 per share and were expensed throughout the last two quarters of the fiscal year.  On the day of issuance the closing price of our stock was $0.56.  Based on this price the value of the common stock issued was as $224,000.

On February 10, 2006, we issued 100,000 shares of unregistered common stock worth $50,000 to Bennett Anderson for management fees.  These shares were valued at $0.50 per share and were expensed in February.  Mr. Anderson serves as our Chief Operating Officer effective March 1, 2006.  On the day of issuance, the closing price of our stock was $1.70.  Based on this price the value of the common stock issued was $85,000.

On February 28, 2006, we issued 3,000 shares of unregistered common stock worth $2,250 to each of the seven members of the Board of Directors.  These shares were valued at $0.75 per share and were expensed in the fourth quarter of the fiscal year as part of directors’ fees.  On the day of issuance, the closing price of our stock was $2.25.  Based on this price the value of the common stock issued was $6,750.

On May 26, 2006, we issued 250,000 shares of unregistered common stock worth $187,500 to 413294 Alberta, Ltd., of Calgary, Alberta for the services of Robert Martin, our Company President.  These shares were valued at $0.75 per share and will be expensed throughout the current fiscal year as monthly management fee.  On the day of issuance, the closing price of our stock was $2.95.  Based on this price the value of the common stock issued was $737,500.

On May 26, 2006, we issued 250,000 shares of unregistered common stock worth $187,500 to Eric Moe.  These shares were valued at $0.75 per share and will be expensed throughout the fiscal year as part of our monthly management fees.  On the day of issuance, the closing price of our stock was $2.95.  Based on this price the value of the common stock issued was $737,500.

On May 26, 2006, we issued 100,000 shares of unregistered common stock worth $75,000.  The shares were issued to Thomas Kilbourne, Treasurer, for management services.  These shares were valued at $0.75 per share and will be expensed throughout the fiscal year as part of our monthly management fee costs.  On the day of issuance, the closing price of our stock was $2.95.  Based on this price the value of the common stock issued was $295,000.

On August 31, 2006, we issued Eric Moe 250,000 shares of unregistered common stock worth $250,000.  These shares were valued at $1.00 per share and will be expensed throughout the remainder of the fiscal year ending February 28, 2007.  On the date of issuance, the closing price of our stock was $2.00.  Based on this price the value of the common stock issued was $500,000.

The following table shows all issuances of unregistered common stock for private placements, notes payable and interest conversions, stock for services, loan guarantees and fees, and stock for oil and gas projects for the fiscal years ending February 29, 2004 through February 28, 2006.  The value shown was the recorded fair value of each transaction when they occurred.

		Number of
Date of		Unregistered	Fair
Issuance	Description	Common Shares	Value (1)	Total
04/27/05	Stock for services	850,000	$ 0.25	$ 212,500
05/11/05	Stock for services	1,100,000	0.25	275,000
05/25/05	Private placement	30,000	0.25	7,500
07/20/05	Private placement	280,000	0.25	70,000
07/21/05	Private placement	300,000	0.25	75,000
07/25/05	Private placement	60,000	0.25	15,000
07/26/05	Private placement	16,000	0.25	4,000
07/29/05	Private placement	160,000	0.25	40,000
08/19/05	Private placement	100,000	0.25	25,000
08/31/05	Private placement	100,000	0.25	25,000
08/31/05	Stock for oil and gas projects	100,000	0.25	25,000
09/02/05	Private placement	40,000	0.25	10,000
10/05/05	Stock for services	1,000,000	0.25	250,000
10/24/05	Private placement	2,676,000	0.25	669,000
10/27/05	Private placement	200,000	0.25	50,000
10/27/05	Stock for services	11,667	0.25	2,917
10/27/05	Stock for oil and gas projects	600,000	0.25	150,000
11/28/05	Notes payable and interest conversion	223,481	0.25	55,870
11/30/05	Stock for services	562,000	0.25	140,500
11/30/05	Private placement	106,000	0.25	26,500
12/01/05	Notes payable and interest conversion	28,779	0.25	7,195
12/19/05	Private placement	292,000	0.25	73,000
12/19/05	Stock for loan guarantee and fees	66,000	0.25	16,500
12/30/05	Private placement	70,000	0.25	17,500
01/17/06	Stock for services	1,600,000	0.25	400,000
01/25/06	Notes payable and interest conversion	41,315	0.25	10,329
02/10/06	Stock for services	100,000	0.50	50,000
02/10/06	Stock for line of credit conversion	240,000	0.25	60,000
02/17/06	Notes payable and interest conversion	165,387	0.25	41,347
02/28/06	Stock for services	21,000	0.75	15,750
02/28/06	Notes payable and interest conversion	107,173	0.25	26,793
05/03/06	Stock for services	70,000	0.60	42,000
05/10/06	Stock for services	150,000	0.75	112,500
05/12/06	Private placement	70,000	0.75	52,500
05/18/06	Private placement	7,957,206	0.75	5,967,905
05/26/06	Stock for services	600,000	0.75	450,000
05/31/06	Stock for oil and gas projects	150,000	1.00	150,000
06/06/06	Notes payable and interest conversion	137,023	0.75	102,767
08/30/06	Notes payable and interest conversion	137,540	0.25	34,385
08/31/06	Stock for services	250,000	1.00	250,000
09/22/06	Stock for oil and gas projects	72,500	1.00	72,500
	Totals	20,841,071		$ 10,081,757

1

 The fair value was assigned utilizing the most reliable measurement available which was the price for shares that were sold in private placement offerings at or near the measurement dates at the grant date of the awards.

During the current fiscal year ending February 28, 2007, we had the following related party transactions;

On August 1, 2006, the company signed a lease agreement with Terrence J. Dunne and Associates for rental of office space.  Terrence J. Dunne and Associates is a company owned by Terrence J. Dunne, who serves as our Chief Financial Officer and a Director.  We currently pay $700 per month for approximately 700 square feet of office space.  The lease expires on April 30, 2007.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information on beneficial ownership in the table and the footnotes thereto is based upon the Company’s records and, in the case of holders of more than 5% of the Company’s stock, the most recent Forms 3 and 4 filed by each such person or entity and information supplied to the Company by such person or entity.  Unless otherwise indicated, to the Company’s knowledge each person has sole voting power and sole investment power with respect to the shares shown.

Security Ownership of Certain Beneficial Owners

As of the close of business on July 5, 2006, based on information available to the Company, the following persons own beneficially more than 5% of any class of the outstanding voting securities of Daybreak Oil and Gas, Inc.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Common Stock	Terrence J. Dunne	3,803,804	9.89
	601 W. Main Ave
	Suite 1017
	Spokane, WA 99201

Common Stock	Keith A. Hooper(2)	3,176,077	8.26
	1529 W. Adams St.
	Chicago, IL 60607

Common Stock	Robert O’ Brien	2,878,953	7.49
	1511 S. Riegel CT.
	Spokane, WA 99212

(1) Percent of class is based upon 38,455,427 shares of common stock outstanding on July 5, 2006.

(2) Includes 2,936,077 shares held directly by Mr. Hooper; 240,000 shares held indirectly by Hooper Group a Company controlled by Mr. Hooper; and 40,000 shares that Hooper Group beneficially owns that underlie a convertible note payable.

Security Ownership of Management

The following table sets forth, as of October 31, 2006, information regarding the beneficial ownership of our common stock with respect to each of our executive officers, each of our directors, known by us to own beneficially more than 5% of the common stock, and all of our directors and executive officers as a group.  The term “executive officer” is defined as the Chief Executive Officer, Chief Financial Officer and the Chief Operating Officer.  Each individual or entity named has sole investment and voting power with respect to shares of common stock indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.  The percentage of common stock beneficially owned is based on 39,052,490 shares of common stock outstanding as of October 31, 2006.

Title of Class	Name of Beneficial Owner	Title or Position	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Common Stock	Robert N. Martin	President & Director	1,380,000	3.53%

Common Stock	Dale B. Lavigne	Chairman & Director	822,555	2.11%

Common Stock	Eric L. Moe	CEO & Director	1,104,600	2.83%

Common Stock	Bennett W. Anderson	COO	300,000	0.77%

Common Stock	Terrence J. Dunne	CFO & Director	3,803,804	9.74%

Common Stock	Jeffrey R. Dworkin	Secretary & Director	30,000	0.08%

Common Stock	Thomas C. Kilbourne	Treasurer & Director	930,072	2.38%

Common Stock	Ronald D. Lavigne	Director	688,814	1.76%

Common Stock	Michael Curtis	Director	30,000	0.08%
Total	Nine (9) individuals		9,089,845	23.28%

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 200,000,000 shares of $0.001 par value Common Stock.  At July 5, 2006, there were 38,455,427 shares of Common Stock issued and outstanding, held by approximately 2,300 shareholders of record.  All shares of Common Stock are equal to each other with respect to voting, liquidation, dividend and other rights.  Owners of shares of Common Stock are entitled to one vote for each share of Common Stock owned at any shareholders’ meeting.  Holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore; and upon liquidation, are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders.

There are no conversion, preemptive, or other subscription rights or privileges with respect to any common shares.  Our stock does not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting in an election of directors may elect all of the directors if they choose to do so.  In such event, the holders of the remaining shares aggregating less than fifty percent (50%) would not be able to elect any directors.

Preferred Stock

We are authorized to issue is 10,000,000 shares of $0.001 stated value preferred stock.  There are 2,000,000 shares of preferred stock issued and outstanding.  The preferred stock may be entitled to preference over the common stock with respect to the distribution of assets of the Company in the event of liquidation, dissolution, or winding-up of the Company, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs.  The authorized but unissued shares of preferred stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors.  The Directors in their sole discretion shall have the power to determine the relative powers, preferences, and rights of each series of preferred stock.

Series A Convertible Preferred Stock

The Directors have designated 2,400,000 shares of the Preferred Stock as Series A Convertible Preferred Stock.  The following is a summary of the rights and preferences of the Series A Convertible Preferred Stock

Conversion:

The preferred shareholder shall have the right to convert the Series A Convertible Preferred Stock into the Company’s Common Stock.  Each share of Preferred Stock is convertible into three (3) shares of Common Stock.

          Automatic Conversion:

The Series A Convertible Preferred Stock shall be automatically converted into Common Stock if the Common Stock into which the Series A Convertible Preferred Stock are convertible are registered with the Securities and Exchange Commission and at any time after to the effective date of the registration statement the Company’s Common Stock closes at or above $3.00 per share for twenty (20) out of thirty trading days (30) days.

           Dividend:

Holders of Series A Convertible Preferred Stock shall be paid dividends, in the amount of 6% of the Original Purchase price per annum.  Dividends may be paid in cash or Common Stock at the discretion of the Company.  Dividends are cumulative from the date of the Final Closing, whether or not in any dividend period or periods we have assets legally available for the payment of such dividends.  Accumulations of dividends on shares of Series A Convertible Preferred Stock do not bear interest.

Voting Rights:

The holders of the Series A Convertible Preferred Stock will vote together with the common stock and not as a separate class except as specifically provided herein or as otherwise required by law.  Each share of the Series A Convertible Preferred Stock shall have a number of votes equal to the number of shares of Common Stock then issuable upon conversion of such shares of Series A Convertible Preferred Stock.

Registration Rights Agreement:

The shares of Common Stock into which the Series A Convertible Preferred Shares and the shares underlying the Warrants will be subject to the provisions of a Registration Rights Agreement, a copy of which is attached as Exhibit B.  In general, the Registration Rights Agreement provides that we will file a registration statement (the “Registration Statement”) with the SEC to register the Shares and the shares underlying the Warrants within the latter of 60 days of date of the final closing of this offering or within 30 days after the registration statement relating to our private placement offering dated March 3, 2006 being declared effective.  We plan to file that registration statement shortly after the completion of this offering.  We cannot predict when that registration statement will be declared effective.  After filing the registration statement, we will use our best efforts to cause the registration statement to become effective.  If we do not file the Registration Statement within that time frame we will issue the holders of the Shares and Warrant Shares warrants (the “Additional Warrants”) on the basis of one Additional Warrant for every four Shares and Warrant Shares owned (i.e., one and one-quarter Additional Warrants for each Unit purchased).  The Additional Warrants will have a per share exercise price of $2.00 per share.  The Additional Warrants will be exercisable for five years, contain customary provisions protecting against stock splits, etc and piggyback registration rights.  The shares of Common Stock underlying the Additional Warrants will be included in the Registration Statement.

Dividends:

We have paid no dividends on our common stock and propose for the foreseeable future to utilize all available funds for the development of our business.  Accordingly, we have no plans to pay dividends on our common stock even if funds are available.

Transfer Agent:

We have retained the services of Columbia Stock Transfer Company, 601 E. Seltice Way, Suite 202 Post Falls, ID 83854, as transfer agent and registrar for the Company.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares by the selling shareholders.  All proceeds from the sale of the offered shares will be for the accounts of the selling shareholders.  We may, however, receive cash consideration in connection with the exercise of the warrants from those warrant holders who opt not to use the cashless exercise provision of the Warrants.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling shareholders.  The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

•

Transactions on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the common stock may be listed or quoted at the time of sale;

•

In the over-the-counter market;

•

In private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•

By pledge to secure or in payment of debt and other obligations;

•

Through the writing of options, whether the options are listed on an options exchange or otherwise;

•

In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

•

Through a combination of any of the above transactions.

The selling shareholders and their successors, including their transferees, pledgees or donees or their successors, may sell the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers.  These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

We entered into a registration rights agreement for the benefit of the selling shareholders to register the common stock under applicable federal and state securities laws.  The registration rights agreement provides for cross-indemnification of the selling shareholders and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the common stock, including liabilities under the Securities Act.  We will pay substantially all of the expenses incurred by the selling shareholders incident to the offering and sale of the common stock.

Each selling shareholder has been advised, and has acknowledged to us, that the Commission currently takes the position that coverage of short sales of shares of our common stock “against the box” made prior to the effective date of the registration statement of which this prospectus is a part with any security covered by this prospectus is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated June 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Accordingly, each selling shareholder has agreed (on behalf of itself or any person over which it has direct control) not to use any of the securities covered by this prospectus to cover any short sales, hedging or similar transactions with the same economic effect as a short sale, made prior to the effective date of the registration statement.  In addition, each selling shareholder has agreed to comply with Regulation M under the federal securities laws.

LEGAL MATTERS

Legal matters in connection with the Securities of the Company to be issued in connection with the Offering will be passed upon by the law firm of Workland & Witherspoon PLLC, Spokane, Washington, as our counsel.

PENDING LITIGATION

We are not a party to any legal proceedings, nor have any judgments been taken, nor have any actions or suits been filed or threatened against it or its Executive Officers or Directors in their capacities as such, nor are the Executive Officers or Directors aware of any such claims that could give rise to such litigation.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, or persons controlling us, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the fiscal years ended February 28, 2003 and February 29, 2004, the Board of Directors of the Company engaged the firm of DeCoria, Maichel & Teague PS (DMT) as its independent registered public accounting firm to perform annual audits.  In those reports there were no adverse opinions or disclaimers of opinion nor were they modified as to uncertainty, audit scope or accounting principles, with the exception of a statement regarding the uncertainty of our Company’s ability to continue as a going concern.

Because of a pending merger with a company located in California, the firm of DMT resigned on January 7, 2005 as our independent accountant.  On January 12, 2005, we engaged the firm of Kabani & Company, located in California, as our independent auditors to provide the requisite audit services for the Company.

On April 20, 2005, the Board of Directors dismissed the firm of Kabani & Company as our independent auditors.  Since the pending merger with the California company did not occur, the Board of Directors felt that it was important to have a local independent auditor to perform the annual audits.  The firm of Kabani & Company did not report on any financial statements for the Company.  While they were engaged by us, they did review our Quarterly Report on Form 10-QSB for the period ending November 30, 2004

On May 24, 2005, we reported that we had again engaged the firm of DeCoria, Maichel & Teague PS (DMT) to act as our independent auditor and perform the requisite audit services.

On November 8, 2006, the Board of Directors dismissed the firm of DeCoria, Maichel & Teague PS (“DMT”) as our independent auditors. Our Audit Committee and DMT mutually agreed that as our multi-state business activities continue to develop an audit firm that had a better ability to cover our multi-state locations and had more expertise in oil and gas auditing would be preferable.  The firm of DMT did perform the annual audits for the fiscal years ending February 28, 2005 and February 28, 2006.  In those reports there were no adverse opinions or disclaimers of opinion nor were they modified as to uncertainty, audit scope or accounting principles, with the exception of a statement regarding the uncertainty of our Company’s ability to continue as a going concern. In the current fiscal year ending February 28, 2007, DMT did review our Quarterly Reports on Form 10-QSB for the periods ending May 31, 2006 and August 31, 2006.

On November 8, 2006, the Board of Directors engaged Malone & Bailey, Houston, Texas as its independent registered public accounting firm to perform annual audits.  While they have been engaged by us, they have not yet reviewed any of our Quarterly Reports on Form 10-QSB.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to our common stock offered by this prospectus.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.  For further information regarding us and our common stock offered hereby, please refer to the registration statement and the exhibits filed as part of the registration statement.

In addition, we are required to file periodic and other reports with the SEC.  The registration statement, including exhibits thereto, and all of our periodic and other reports may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549.  You may obtain copies of these documents after payment of the fees prescribed by the SEC.  For additional information regarding the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330.  The SEC also maintains a website which provides on-line access to reports and other information regarding registrants that file electronically with the SEC at the address: http://www.sec.gov.  You may also request these documents at the following address:

Daybreak Oil and Gas, Inc.

601 W. Main Ave., Suite 1017

Spokane, Washington 99201

Attn:  President

Daybreak Oil and Gas, Inc. (An Exploration Stage Company, Date of Inception March 1, 2005)
Balance Sheets – Unaudited
	August 31,	February 28,
	2006	2006
Assets	(Unaudited)
CURRENT ASSETS:
Cash	$ 6,868,572	$ 806,027
Restricted cash	-	8,333
Accounts receivable	270,099	-
Note receivable	300,000	-
Prepaid expenses	495,926	250
Deposit on equipment	-	250,000
Deferred financing costs	-	10,000
Total current assets	7,934,597	1,074,610
OIL AND GAS PROPERTIES, successful efforts method	3,369,678	895,400
VEHICLES AND EQUIPMENT:
Vehicles, net of accumulated depreciation	21,670	-
Total assets	$ 11,325,945	$ 1,970,010

Liabilities and Stockholders’ Equity
CURRENT LIABILITIES:
Accounts payable	$ 66,403	$ 20,376
Payroll related liabilities	5,340	-
Convertible debentures and notes payable	1,031,701	1,138,701
Interest payable	57,703	8,270
Total current liabilities	1,161,147	1,167,347
OTHER LIABILITIES:
Asset retirement obligation	7,519	-
Financing lease obligation	200,000	-
Total liabilities	1,368,666	1,167,347
COMMITMENTS
STOCKHOLDERS’ EQUITY:
Preferred stock – 10,000,000 shares, $0.001 par value, authorized; 1,399,765 and -0- issued and outstanding, respectively	1,400	-
Common stock – 200,000,000 shares, $0.001 par value, authorized; 38,979,990 and 29,458,221 shares issued and outstanding, respectively	38,980	29,458
Additional paid-in capital	13,492,210	3,534,522
Accumulated deficit	(736,035)	(736,035)
Deficit accumulated during the exploration stage	(2,839,276)	(2,025,282)
Total stockholders’ equity	9, 957,279	802,663
Total liabilities and stockholders’ equity	$ 11,325,945	$ 1,970,010

[The accompanying notes are an integral part of these financial statements]

Daybreak Oil and Gas, Inc. (An Exploration Stage Company, Date of Inception March 1, 2005)
Statements of Operations - Unaudited
					From Inception
					March 1, 2005
	Three Months Ended		Six Months Ended		Through
	August 31,		August 31,		August 31,
	2006	2005	2006	2005	2006
REVENUE:
Oil and gas sales	$ 270,099	$ -	$ 270,099	$ -	$ 270,099
OPERATING EXPENSES:
Legal and accounting	87,316	9,740	130,670	35,561	219,743
Management and director fees	297,690	74,750	494,190	149,550	1,285,490
Investor relations fees	40,125	76,870	80,250	146,205	767,825
Exploration and drilling	72,338	-	72,338	-	399,807
General and administrative	42,585	27,033	257,650	36,460	358,394
Total operating expenses	540,054	188,393	1,035,098	367,776	3,031,259
LOSS FROM OPERATIONS	(269,955)	(188,393)	(764,999)	(367,776)	(2,761,160)
OTHER INCOME(EXPENSE):
Interest income	5,590	-	5,590	-	5,952
Interest expense	(27,886)	-	(54,585)	-	(84,068)
	(22,296)	-	(48,995)	-	(78,116)
NET LOSS	$ (292,251)	$ (188,393)	$ (813,994)	$ (367,776)	$ (2,839,276)

NET LOSS PER COMMON SHARE	$ (0.01)	$ (0.01)	$ (0.02)	$ (0.02)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	38,583,519	20,553,897	34,634,021	19,772,310

[The accompanying notes are an integral part of these financial statements]

Daybreak Oil and Gas, Inc. (An Exploration Stage Company, Date of Inception March 1, 2005)
Statements of Operations - Unaudited
					From Inception
					March 1, 2005
	Three Months Ended		Six Months Ended		Through
	August 31,		August 31,		August 31,
	2006	2005	2006	2005	2006
REVENUE:
Oil and gas sales	$ 270,099	$ -	$ 270,099	$ -	$ 270,099
OPERATING EXPENSES:
Legal and accounting	87,316	9,740	130,670	35,561	219,743
Management and director fees	297,690	74,750	494,190	149,550	1,285,490
Investor relations fees	40,125	76,870	80,250	146,205	767,825
Exploration and drilling	72,338	-	72,338	-	399,807
General and administrative	42,585	27,033	257,650	36,460	358,394
Total operating expenses	540,054	188,393	1,035,098	367,776	3,031,259
LOSS FROM OPERATIONS	(269,955)	(188,393)	(764,999)	(367,776)	(2,761,160)
OTHER INCOME(EXPENSE):
Interest income	5,590	-	5,590	-	5,952
Interest expense	(27,886)	-	(54,585)	-	(84,068)
	(22,296)	-	(48,995)	-	(78,116)
NET LOSS	$ (292,251)	$ (188,393)	$ (813,994)	$ (367,776)	$ (2,839,276)

NET LOSS PER COMMON SHARE	$ (0.01)	$ (0.01)	$ (0.02)	$ (0.02)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	38,583,519	20,553,897	34,634,021	19,772,310

[The accompanying notes are an integral part of these financial statements]

Daybreak Oil and Gas, Inc. (An Exploration Stage Company, Date of Inception March 1, 2005)
Statements of Cash Flows - Unaudited
			From Inception
			March 1, 2005
	Six Months Ended		Through
	August 31,		August 31,
	2006	2005	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (813,994)	$ (367,776)	$ (2,839,276)
Adjustments to reconcile net loss to net cash
used in operating activities:
Common stock issued for services	42,000	-	46,000
Depreciation	747	-	747
Amortization of management and
consulting fees prepaid with
common stock	316,964	251,250	1,668,214
Changes in assets and liabilities:			-
Restricted cash	8,333	-	-
Accounts receivable	(270,099)	-	(270,099)
Prepaid expenses	(1,640)	(141)	(1,449)
Accounts payable	46,027	10,319	58,032
Interest payable	54,585	2,276	84,068
Payroll related liabilities	5,340	-	5,340
Net cash from operating activities	(611,737)	(104,072)	(1,248,423)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(22,417)	-	(22,417)
Return of deposit on equipment	250,000	-	-
Additions to notes receivable	(300,000)	-	(300,000)
Increase in oil and gas properties	(2,316,759)	(318,500)	(3,037,159)
Net cash used in investing activities	(2,389,176)	(318,500)	(3,359,576)

[The accompanying notes are an integral part of these financial statements.]

Daybreak Oil and Gas, Inc. (An Exploration Stage Company, Date of Inception March 1, 2005)
Statements of Cash Flows - Unaudited
			From Inception
			March 1, 2005
	Six Months Ended		Through
	August 31,		August 31,
	2006	2005	2006

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sales of common stock	5,198,256	254,000	6,285,756
Proceeds from issuance of preferred stock	3,651,702	-	3,651,702
Financing lease obligation	200,000	-	200,000
Deferred financing costs	(11,500)	-	(21,500)
Proceeds from shareholder loans	25,000	103,821	1,360,522
Proceeds from director loans	-	65,000	-
Net cash provided by financing activities	9,063,458	422,821	11,476,480

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,062,545	249	6,868,481

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	806,027	91	91

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 6,868,572	$ 340	$ 6,868,572

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for:
Oil and gas properties	$ 150,000	$ 25,000	$ 325,000
Financing costs	-	-	16,500
Prepaid management and consulting fees	812,500	495,000	1,300,000
Conversion of notes payable and accrued interest	137,152	-	338,686
Oil and gas properties purchased with accounts payable	-	35,000	35,000

[The accompanying notes are an integral part of these financial statements.]

Daybreak Oil and Gas, Inc. (An Exploration Stage Company, Date of Inception March 1, 2005)

Notes to Financial Statements (Unaudited)

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION:

Organization:

Originally incorporated as Daybreak Uranium, Inc. under the laws of the State of Washington on March 11, 1955, the Company was organized to explore for, acquire, and develop mineral properties in the Western United States.  During 2005, management of the Company decided to engage in the business of acquiring oil and/or gas drilling prospects, and on October 25, 2005, the shareholders approved a name change to Daybreak Oil and Gas, Inc., to better reflect the business of the Company.

Prior to May 31, 2006, the Company had no recurring source of revenue and has incurred losses since inception.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans for the continuation of the Company as a going concern include financing the Company’s growth through the use of either joint venture agreements, sales of its common stock, or borrowings from investors or financial institutions until our oil and gas prospects create a positive cash flow.  However, there are no assurances as to the overall future success of these plans.  The financial statements do not contain any adjustments, which might be necessary if the Company is unable to continue as a going concern.

The Company’s “F-1” well in the Tuscaloosa Project, in Louisiana, has been completed and connected to a pipeline.  Oil and gas production from this well commenced on June 17, 2006 and the Company recorded anticipated revenue from this well during the current quarter.

Basis of Presentation:

On March 1, 2005, the Company began oil and gas exploration activities, and in accordance with SFAS No. 7, “Accounting for Development Stage Entities,” the Company presents itself as an exploration stage company with an inception date of March 1, 2005.  Until the Company’s oil and gas property interests are engaged in commercial production, the Company will continue to prepare its financial statements and related disclosures in accordance with entities in the exploration stage.

The financial statements included herein reflect all normal recurring adjustments that, in the opinion of management, are necessary for a fair presentation.  The results for interim periods are not necessarily indicative of trends or of results to be expected for the full year ending February 28, 2007.

Cash and Cash Equivalents

Cash equivalents include demand deposits with banks and all highly liquid investments with original maturities of three months or less.  At August 31, 2006, the Company’s cash deposits exceeded the Federal Deposit Insurance Corporation (“FDIC”) insurance limits.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Daybreak Oil and Gas, Inc. (An Exploration Stage Company, Date of Inception March 1, 2005)

Notes to Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Income Taxes

The Company accounts for income taxes using the liability method.  Under this method, deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes will be actually paid or recovered.  A valuation allowance is recorded to reduce the deferred tax assets, if there is uncertainty regarding their realization.

Restricted Cash

Included in restricted cash at February 28, 2006 was $8,333 which had been deposited into a joint venture account with Oracle Operating, LLC.  The funds were used in connection with the joint venture agreement.  There was no restricted cash at August 31, 2006.

Share-Based Payment

On March 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123(R)”) which requires the measurement of the cost of employee services received in exchange for an award of an equity instrument based on the grant-date fair value of the award.  SFAS 123(R) supersedes previous accounting guidance under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”).

The Company adopted SFAS 123(R) using the modified prospective transition method, which requires the application of the accounting standard as of March 1, 2006.  There was no impact on the financial statements as of and for the six months ended August 31, 2006 as a result of the adoption of SFAS 123(R).  In accordance with the modified prospective transition method, the financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R).

Net Loss per Share

Basic loss per share is calculated by dividing net loss available to common stockholders by the weighted average number of common shares outstanding, and does not include the impact of any potentially dilutive common stock equivalents.  Common stock equivalents, including common stock issueable upon the conversion of loans and interest payable, are excluded from the calculations when their effect is anti-dilutive.  Potential shares issuable at August 31, 2006 were:

Convertible debentures and notes payable

1,031,701

Interest payable

     57,703

Common stock warrants

5,217,683

Total possible share dilution

                 6,307,087

Fair Values of Financial Instruments

The Company’s financial instruments as defined by Statement of Financial Accounting Standards (SFAS) No. 107, Disclosures about Fair Value of Financial Instruments , include cash, deposits, deferred financing costs, prepaid expenses, accounts receivable, convertible debentures, notes payable, and interest payable.  The amounts of all the instruments approximate fair value at August 31, 2006.

Daybreak Oil and Gas, Inc. (An Exploration Stage Company, Date of Inception March 1, 2005)

Notes to Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Oil and Gas Properties

The Company follows the successful efforts method of accounting for its oil and gas operations.  Under this method of accounting, all property acquisition costs and costs of exploratory and development wells are capitalized when incurred, pending determination of whether an individual well finds proved reserves. If an exploratory well requires a major capital expenditure before production can begin, the cost of drilling the exploratory well will continue to be carried as an asset pending determination of whether proved reserves have been found only as long as: i) the well has found a sufficient quantity of reserves to justify its completion as a producing well if the required capital expenditure is made and ii) drilling of the additional exploratory wells is under way or firmly planned for the near future. If drilling in the area is not under way or firmly planned, or if the well has not found a commercially producible quantity of reserves, the exploratory well is assumed to be impaired, and its costs are charged to expense.  In the absence of a determination as to whether the reserves that have been found can be classified as proved, the costs of drilling such an exploratory well are not carried as an asset for more than one year following completion of drilling.  If, after that year has passed, a determination that proved reserves exist cannot be made, the well is assumed to be impaired, and its costs are charged to expense.  Its costs can, however, continue to be capitalized if a sufficient quantity of reserves are discovered in the well to justify its completion as a producing well and sufficient progress is made in assessing the reserves and the well’s economic and operating feasibility.  Development costs of proved oil and gas properties, including estimated dismantlement, restoration and abandonment costs and acquisition costs, are depreciated and depleted on a field basis by the units-of-production method.  The Company determines if impairment has occurred through either adverse changes or as a result of its annual review of all its oil and gas properties.

Revenue Recognition

The Company utilizes the sales method of accounting for oil, natural gas and natural gas liquids revenues.  Oil and gas revenues are recognized when production is sold to a purchaser at a determinable price, measured delivery has occurred, and the collection of the revenue is probable.

Environmental Matters and Asset Retirement Obligation

The Company owns and has previously owned mineral property interests on public and private lands in various states in western United States, on which it has explored for commercial mineral deposits.  The Company and its properties are subject to a variety of federal and state regulations governing land use and environmental matters.  Management believes it has been in substantial compliance with all such regulations, and is unaware of any pending action or proceeding relating to regulatory matters that would effect the financial position of the Company.

The Company has adopted SFAS No. 143, Accounting for Asset Retirement Obligations which establishes a uniform methodology for accounting for estimated reclamation and abandonment costs.  According to SFAS No. 143, the fair value of a liability for an asset retirement obligation (ARO) will be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made.  The ARO is capitalized as part of the carrying value of the assets to which it is associated, and depreciated over the useful life of the asset.

At August 31, 2006, the Company had recorded an asset retirement obligation of $7,519.

Daybreak Oil and Gas, Inc. (An Exploration Stage Company, Date of Inception March 1, 2005)

Notes to Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts.  Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions by using historical experience applied to an aging of accounts.  Trade receivables are written off when deemed uncollectible.  Recoveries of receivables previously written off are recorded when received.  A trade receivable is considered to be past due if the receivable balance is outstanding for more than 90 days with no attempt of repayment.  Management considers all accounts receivable to be fully collectible at August 31, 2006; accordingly, no allowance for doubtful accounts has been recorded.

Vehicles and Equipment

Vehicles and equipment are stated at cost and are depreciated on the straight-line method over an estimated useful life of 5 years.

Suspended Well Costs

On April 4, 2005, the Financial Accounting Standards Board, (FASB) issued FASB Staff Position (FSP) No. 19-1,”Accounting for Suspended Well Costs.”  This staff position amends SFAS No. 19, “Financial Accounting and Reporting by Oil and Gas Producing Companies” and provides guidance about exploratory well costs to companies that use the successful efforts method of accounting.  The position states that exploratory well costs should continue to be capitalized if: (1) a sufficient quantity of reserves are discovered in the well to justify its completion as a producing well and (2) sufficient progress is made in assessing the reserves and the well’s economic and operating feasibility.  If the exploratory well costs do not meet both of these criteria, these costs should be expensed, net of any salvage value.  Additional annual disclosures are required to provide information about management’s evaluation of capitalized exploratory well costs.  In addition, the FSP requires annual disclosure of: (1) net changes from period to period of capitalized exploratory well costs for wells that are pending the determination of proved reserves, (2) the amount of exploratory well costs that have been capitalized for a period greater than one year after the completion of drilling and (3) an aging of exploratory well costs suspended for greater than one year with the number of wells it related to.  Further, the disclosures should describe the activities undertaken to evaluate the reserves and the projects, the information still required to classify the associated reserves as proved and the estimated timing for completing the evaluation.  The Company adopted FSP No. 19-1 in June 2006.  Application of this pronouncement did not have a significant impact on the Company’s financial statements.

Reclassifications

Certain reclassifications have been made to conform to prior period’s financial information to the current period’s presentation.  These reclassifications had no effect on previously reported net loss or accumulated deficit.

Daybreak Oil and Gas, Inc. (An Exploration Stage Company, Date of Inception March 1, 2005)

Notes to Financial Statements

NOTE 3 — OIL AND GAS PROPERTIES:

During the year ended February 28, 2006, the Company acquired interests in various properties in Texas and one property in Louisiana.  The Pearl Prospect entitles the Company to a .0033% royalty interest in certain oil and gas leases near the Texas Gulf coast.  The Tuscaloosa property in Northeastern Louisiana consists of a 40% working interest, subject to a 75% net revenue interest.  The Saxet Deep Field property, located in Corpus Christi, Texas, consists of an 18.75% working interest subject to a 14.4375% net revenue interest.

At August 31, 2006, the capitalized costs and the locations of the Company’s unproved properties were as follows:

Leasehold

Exploratory

Acquisition

Drilling

Name of Property

Location

Costs

Costs

Total

Saxet Deep Field

Texas

$

60,867

$     385,197

$

446,064

Pearl Prospect

Texas

125,000

0

125,000

Krotz Springs

Louisiana

3,971

0

3,971

North Shuteston

Louisiana

33,538

0

33,538

East Slopes

California

206,377

0

206,377

40 Mile Coulee

Canada

150,000

61,960

211,960

Project H

Louisiana

55,125

0

55,125

Tuscaloosca

Louisiana

     1,184,368

   1,103,275

     2,287,643

Total

$

   1,819,246

$

 1,550,432

$

   3,369,678

NOTE 4 — CONVERTIBLE DEBENTURES AND NOTES PAYABLE:

During the year ended February 28, 2006, convertible debentures and notes payable were issued to various accredited individual investors.  The convertible debentures and notes have a one year maturity date from the date of issuance, and are convertible into shares of the Company’s unregistered common stock at varying conversion prices that were set to equal the fair value of the Company’s unregistered common stock at the date of issuance.  At August 31, 2006, convertible debentures and notes payable and interest payable were as follows:

Interest

Conversion

Accrued

Rate

Price

Principal

Interest

Convertible debentures

10%

$0.50 per share

$

806,700

$    47,210

Convertible debentures

10%

$0.75 per share

     225,001

      10,493

$

1,031,701

$

    57,703

Daybreak Oil and Gas, Inc. (An Exploration Stage Company, Date of Inception March 1, 2005)

Notes to Financial Statements

NOTE 5 — SALE AND LEASE-BACK OF OIL PIPELINE:

During the quarter ended May 31, 2006, the Company sold and leased back its 40% interest in a gas pipeline in Louisiana to a shareholder of the Company for $200,000.  This financing agreement was with Hooper Oil and Gas Partners, LLC, a company controlled by Keith A. Hooper.  Under the terms of the agreement, the Company will lease the oil pipeline for $5,000 per quarter for a term of 30 months, and has a right to repurchase the pipeline for $220,000 between the 6th and 30th month of the lease.  The Company is also required to pay the shareholder a 1% carried working interest on the production of F1 Well for the life of the well.  The Company has accounted for this agreement as a financing transaction whereby the gas pipeline is still carried as an asset of the Company and the $200,000 the Company received is a financing lease obligation.

NOTE 6 — STOCKHOLDERS’ EQUITY:

Preferred Stock Private Placement

The Company is authorized to issue up to 10,000,000 shares of $0.001 par value preferred stock.  Of the 10,000,000 shares, the Company has designated 6,000,000 of the shares as “Series A Preferred Stock”, with a $0.001 par value.  On July 18, 2006, the Company closed on a private placement sale of 1,399,765 units for net proceeds of $3,651,702.  Bathgate Capital Partners, of Denver, Colorado was the placement agent.  A son of Dale Lavigne (the Chairman and a director of the Company) is an employee of Bathgate Capital Partners.  Each unit that was sold in the private placement contains one Series A Convertible Preferred share and two Common Stock Purchase Warrants.  The Series A Convertible Preferred share is convertible into three shares of common stock. The Preferred Shares shall be automatically converted into Conversion Shares, if the Conversion Shares are registered under the Act and at any time after the effective date of the registration statement the Company’s Common Stock closes at or above $3.00 per share for twenty (20) out of thirty trading days (30) days.  The Warrants are exercisable for a period of five (5) years after the closing date at an exercise price of $2.00 per Share, subject to anti-dilution provisions.  We determined that the effective conversion price of the warrants issued with the Series A preferred stock was less than management’s estimate of the fair market value of the Company’s common stock on the date of issuance.  Accordingly, the Company recorded a beneficial conversion feature, or BCF, of $139,977 attributable to the intrinsic value of this feature of the preferred stock.  The value of the BCF was recognized and measured separately by allocating to additional paid-in capital a portion of the proceeds equal to the intrinsic value of the conversion feature.  The Company calculated the BCF based on the estimated fair value of the Company’s common stock of $1.00 per share.  The warrants were valued using the Black-Scholes valuation model.  As of August 31, 2006, no warrants had been exercised.

Common Stock Private Placement

On March 3, 2006, the Company offered 3,334,000 Investment Units (“Units”) for sale for $1.50 per Unit, through a placement agent, Bathgate Capital Partners.  A son of Dale Lavigne (the Chairman and a director of the Company) is an employee of Bathgate Capital Partners.  An additional 20% of Units were available in the event of an over-subscription.  Each Unit was comprised of two shares of common stock and one redeemable common stock purchase warrant.  We may call the Warrants for redemption if (a) the average of the closing sale price of our common stock is at or above $3.00 for twenty (20) out of thirty (30) trading days prior to the date the Warrants are called, and (b) the Warrant Shares are registered under the Securities Act.  Each warrant is exercisable at $2.00 for a period of five years.  As of May 19, 2006, the Company had completed the private placement sale of 4,013,602 Units.  The Company received gross proceeds of $6,020,404 (net proceeds of $5,198,256) from the sale of the Units.  There was also a cashless warrant provision in the offering.

Daybreak Oil and Gas, Inc. (An Exploration Stage Company, Date of Inception March 1, 2005)

Notes to Financial Statements

NOTE 6 — STOCKHOLDER’S EQUITY (Continued):

Common Stock Issued for Management and Director Fees

During the quarter ended May 31, 2006, the Board of Directors resolved to partially compensate three individuals for management services with unregistered common stock.  The stock compensation covers the fiscal year from March 1, 2006 through February 28, 2007.  Robert Martin, President, and Eric Moe, Chief Executive Officer and Director, are compensated $15,625 per month or $187,500 for twelve months (a total of 250,000 shares each, valued at $0.75 per share).  Thomas Kilbourne, Treasurer, is compensated $6,250 per month or $75,000 for twelve months (a total of 100,000 shares valued at $0.75 per share).  The remaining value of the shares will be amortized through February 28, 2007 and the unamortized portion is included in prepaid expenses at August 31, 2006.

Common Stock Issued for Investor Relations Fees

During the six months ended August 31, 2006, the Board of Directors resolved to partially compensate AnMac Enterprises for Investor Relations services with unregistered common stock.  The stock compensation covers the fiscal year from March 1, 2006 through February 28, 2007.  AnMac Enterprises was paid $9,375 per month or $150,000 for twelve months (a total of 150,000 shares valued at $0.75 per share).

Common Stock Issued for Convertible Notes and Interest Payable

During the six months ended August 31, 2006, the Company issued 274,563 shares of its unregistered common stock upon the conversion of $137,152 of notes and interest payable to stockholders and directors.

Common Stock Issued for Oil and Gas Property Interests

During the six months ended August 31, 2006, the Company issued 150,000 shares of its unregistered common stock to purchase oil and gas properties.  The shares were valued at $150,000, based on management’s estimate of the fair value of the unregistered shares issued at the time of issue.

NOTE 7 – DRILLING RIG AGREEMENT

On August 24, 2006, the Company finalized an agreement for the use of a drilling rig on our projects in Louisiana.  Through August 31, 2006, we advanced $300,000 to Green River Drilling, LLC (“Green River Drilling”) and advanced $300,000 more in September 2006, for the refurbishment of a drilling rig.  The $300,000 advanced to Green River Drilling is shown as a note receivable at August 31, 2006 in accordance with the agreement.  We will have the exclusive use of this drilling rig for three years.  Additionally, we will have the option to purchase a forty-nine percent (49%) interest in Green River Drilling for the $600,000 refurbishing advance and $200,000 in additional cash or unregistered common stock.

Daybreak Oil and Gas, Inc. (An Exploration Stage Company, Date of Inception March 1, 2005)

Notes to Financial Statements

NOTE 8 – SUBSEQUENT EVENT

On September 22, 2006, we issued to Strike Oil & Minerals, Corp. of Georgetown, Texas 72,500 shares of unregistered common stock.  The shares were valued at $1.00 per share as partial payment on the purchase of an additional eight percent (8%) working interest in the Tuscaloosa Project in NE Louisiana.  On September 22, 2006, the closing price of our stock was $1.50.  Based on the closing price of our stock the value of the transaction was $108,750.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Daybreak Oil and Gas, Inc.

We have audited the accompanying balance sheets of Daybreak Oil and Gas, Inc., (An Exploration Stage Company) (“the Company”) as of February 28, 2006 and 2005, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Daybreak Oil and Gas, Inc. as of February 28, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company’s operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DeCoria, Maichel & Teague P.S.

May 29, 2006

Spokane, Washington

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Table of Contents

Page

Balance Sheets at February 28, 2006 and 2005

3

Statements of Operations for the years ended February 28, 2006 and 2005

4

Statements of Changes in Stockholders’ Equity (Deficit)

 for the years ended February 28, 2006 and 2005

5

Statements of Cash Flows for the years ended February 28, 2006 and 2005

6

Notes to Financial Statements

7-14

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Balance Sheets

February 28, 2006 and 2005

ASSETS

	2006	2005
Current assets:
Cash	$806,027	$91
Restricted cash	8,333
Deposit on equipment	250,000
Deferred financing costs	10,000
Prepaid expenses	250	441
Total current assets	1,074,610	532

Oil and gas properties, successful efforts method	895,400
Total assets	$1,970,010	$532

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$20,376	$8,371
Convertible debentures and notes payable	1,138,701
Interest payable	8,270
Total current liabilities	1,167,347	8,371

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 10,000,000
shares authorized, none issued or outstanding
Common stock, $0.001 par value; 200,000,000
authorized; 29,458,221 and 18,199,419 issued
and outstanding, respectively	29,458	18,199
Additional paid-in capital	3,534,522	709,997
Accumulated deficit prior to March 1, 2005	(736,035)	(736,035)
Accumulated deficit during the exploration stage	(2,025,282)
Total stockholders’ equity (deficit)	802,663	(7,839)
Total liabilities and stockholders’ equity, (deficit)	$1,970,010	$532

The accompanying notes are an integral part of these financial statements

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Statements of Operations

For the years ended February 28, 2006 and 2005

	2006		2005
Operating expenses:
Legal and accounting fees	$89,073
Management and director fees	791,300
Investor relations fees	687,575
Exploration and drilling	327,469
General and administrative	100,744		$42,059
	1,996,161		42,059

Other income (expense):
Interest income	362		40
Interest expense	(29,483)
Gain on sale of mineral rights			1,500
Gain on sale of marketable equity securities			11,248
Total other income (expense)	(29,121)		12,788

Net loss	$2,025,282		$29,271

Net loss per common share	$0.09	$	Nil

Weighted average common shares outstanding-basic	22,709,564		18,199,419

The accompanying notes are an integral part of these financial statements

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Statements of Changes in Stockholders’ Equity (Deficit)

For the years ended February 28, 2006 and 2005

Additional

Number of common

Common

Paid-In

Accumulated

Shares

Stock

Capital

Deficit

Total

Balance, February 29, 2004

18,199,419

$

18,199

$

709,997

$

(706,764)

$

21,432

Net loss

(29,271)

(29,271)

Balance, February 28, 2005

18,199,419

18,199

709,997

(736,035)

(7,839)

Issuance of common stock for:

Cash

4,400,000

4,400

1,083,100

1,087,500

Management and director fees

2,783,000

2,783

728,467

731,250

Investor relations fees

2,480,000

2,480

617,520

620,000

Services and other

23,667

24

3,976

4,000

Financing costs

66,000

66

16,434

16,500

Oil and gas properties

700,000

700

174,300

175,000

Conversion of notes payable

787,284

787

196,034

196,821

Interest payable

18,851

19

4,694

4,713

Net loss

   (2,025,282)

(2,025,282)

Balance, February 28, 2006

   29,458,221

$

        29,458

$

   3,534,522

$

  (2,761,317)

$

   802,663

The accompanying notes are an integral part of these financial statements

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Statements of Cash Flows

For the years ended February 28, 2006 and 2005

	2006	2005
Cash flows from operating activities:
Net loss	$(2,025,282)	$(29,271)
Adjustments to reconcile net loss to net cash used by operating activities:
Gain on sale of mineral rights		(1,500)
Realized gain on sale of marketable securities		(11,248)
Common stock issued for: Management and director fees	731,250
Investor relations fees	620,000
Services and other	4,000
Change in:
Restricted cash	(8,333)
Prepaid expenses	191	(80)
Deferred financing costs	(10,000)
Interest payable	29,483
Accounts payable	12,005	8,371
Net cash used by operating activities	(646,686)	(33,728)

Cash flows from investing activities:
Purchase of oil and gas properties	(720,400)
Deposit on equipment	(250,000)
Proceeds from sale of marketable securities		11,248
Proceeds from sale of mineral rights		1,500
Net cash provided (used) by investing activities	(970,400)	12,748

Cash flows from financing activities:
Net proceeds from sale of common stock	1,087,500
Proceeds from borrowings	1,335,522
Net cash provided by financing activities	2,423,022	-

Net increase (decrease) in cash	805,936	(20,980)
Cash, beginning of year	91	21,071

Cash, end of year	$806,027	$91

Non-cash investing activities: Common stock issued for: Oil and gas properties	$175,000
Non-cash financing activities:
Common stock issued for: Conversion of notes payable and accrued interest	$201,534
Financing costs	$16,500

The accompanying notes are an integral part of these financial statements.

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Notes to Financial Statements

1.

Background and Basis of Presentation

Background

Originally incorporated as Daybreak Uranium, Inc. under the laws of the State of Washington on March 11, 1955, the Company was organized to explore for, acquire, and develop mineral properties in the Western United States.  During 2005, management of the Company decided to engage in the business of acquiring oil and/or gas drilling prospects, and on October 25, 2005, the shareholders approved a name change to Daybreak Oil and Gas, Inc., to better reflect the business of the Company.

At present, the Company has no recurring source of revenue and has incurred losses since inception.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans for the continuation of the Company as a going concern include financing the Company’s growth through the use of either joint venture agreements, sales of its common stock, or borrowings from investors or financial institutions until an oil and gas prospect creates a positive cash flow.  However, there are no assurances as to the overall future success of these plans.  The financial statements do not contain any adjustments, which might be necessary if the Company is unable to continue as a going concern.

Basis of Presentation

On or about March 1, 2005, the Company began oil and gas exploration activities, and in accordance with SFAS No. 7, “Accounting for Development Stage Entities,” the Company presents itself as an exploration stage company with an inception date of March 1, 2005.  Until the Company’s oil and gas property interests are engaged in commercial production, the Company will continue to prepare its financial statements and related disclosures in accordance with entities in the exploration stage.

2.

Significant Accounting Policies

Cash and Cash Equivalents

Cash equivalents include demand deposits with banks and all highly liquid investments with original maturities of three months or less.  At February 28, 2006, the Company’s cash deposits exceeded the Federal Deposit Insurance Corporation (“FDIC”) insurance limits.

Reclassifications

Certain reclassifications have been made to conform prior year’s financial information to the current year’s presentation.  These reclassifications had no effect on net loss or accumulated deficit as reported.

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Notes to Financial Statements

2.

Significant Accounting Policies, Continued:

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes

The Company accounts for income taxes using the liability method.  Under this method, deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes will be actually paid or recovered.  A valuation allowance is recorded to reduce the deferred tax assets, if there is uncertainty regarding their realization.

Restricted Cash

Included in restricted cash at February 28, 2006 was $8,333 which had been deposited into a joint venture account with Oracle Operating, LLC.  The funds are to be used in connection with the joint venture agreement.

Stock-Based Compensation

The Company accounts for stock options as prescribed by accounting Principles Board Opinion No. 25 and discloses pro forma information as provided by Statement 123, “Accounting for Stock Based Compensation,” when applicable.  Shares of unregistered common stock that are issued to employees and consultants for services are recorded as expense based upon management’s estimate of the fair value of the shares at the time of issuance and the value of services rendered.

Net Loss per Share

Basic loss per share is calculated by dividing net loss available to common stockholders by the weighted average number of common shares outstanding, and does not include the impact of any potentially dilutive common stock equivalents.  Common stock equivalents, including common stock issuable upon the conversion of loans and interest payable, are excluded from the calculations when their effect is anit-dilutive.  Potential shares issuable at February 28, 2006 were:

Shares issuable for:

2/28/06

Convertible debentures and notes payable

2,141,401

Interest payable

         5,668

Total possible share dilution

  2,147,069

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Notes to Financial Statements

2.

Significant Accounting Policies, Continued:

Net Loss per Share, Continued:

At February 28, 2006 and 2005, the dilutive effect of converting notes payable and related interest to shares was anti-dilutive, and therefore, only basic loss per share is presented.  During the year ended February 28, 2005, the Company had no common stock equivalents outstanding.

Fair Values of Financial Instruments

The amounts of financial instruments including cash, deposits, deferred financing costs, prepaid expenses, accounts payable, convertible debentures, notes payable, and interest payable approximated their fair values as of February 28, 2006 and 2005.

Oil and Gas Properties

The Company follows the successful efforts method of accounting for its oil and gas operations.  Under this method of accounting, all property acquisition costs and costs of exploratory and development wells are capitalized when incurred, pending determination of whether an individual well finds proved reserves.  If an exploratory well requires a major capital expenditure before production can begin, the cost of drilling the exploratory well will continue to be carried as an asset pending determination of whether proved reserves have been found only as long as: i) the well has found a sufficient quantity of reserves to justify its completion as a producing well if the required capital expenditure is made and ii) drilling of the additional exploratory wells is under way or firmly planned for the near future. If drilling in the area is not under way or firmly planned, or if the well has not found a commercially producible quantity of reserves, the exploratory well is assumed to be impaired, and its costs are charged to expense.  In the absence of a determination as to whether the reserves that have been found can be classified as proved, the costs of drilling such an exploratory well are not carried as an asset for more than one year following completion of drilling.  If, after that year has passed, a determination that proved reserves exist cannot be made, the well is assumed to be impaired, and its costs are charged to expense.  Its costs can, however, continue to be capitalized if a sufficient quantity of reserves are discovered in the well to justify its completion as a producing well and sufficient progress is made in assessing the reserves and the well’s economic and operating feasibility.  Development costs of proved oil and gas properties, including estimated dismantlement, restoration and abandonment costs and acquisition costs, are depreciated and depleted on a field basis by the units-of-production method.  The Company determines if impairment has occurred through either adverse changes or as a result of its annual review of all its oil and gas properties.

Environmental Matters

The Company owns and has previously owned mineral property interests on public and private lands in various states in western United States, on which it has explored for commercial mineral deposits.  The Company and its properties are subject to a variety of federal and state regulations governing land use and environmental matters.  Management believes it has been in substantial

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Notes to Financial Statements

2.

Significant Accounting Policies, Continued:

compliance with all such regulations, and is unaware of any pending action or proceeding relating to regulatory matters that would effect the financial position of the Company.

Recent Accounting Pronouncements

On April 4, 2005, the Financial Accounting Standards Board, (FASB) issued FASB Staff Position (FSP) No. 19-1, “Accounting for Suspended Well Costs.”  This staff position amends SFAS No. 19, “Financial Accounting and Reporting by Oil and Gas Producing Companies” and provides guidance about exploratory well costs to companies that use the successful efforts method of accounting.  The position states that exploratory well costs should continue to be capitalized if: (1) a sufficient quantity of reserves are discovered in the well to justify its completion as a producing well and (2) sufficient progress is made in assessing the reserves and the well’s economic and operating feasibility.  If the exploratory well costs do not meet both of these criteria, these costs should be expensed, net of any salvage value.  Additional annual disclosures are required to provide information about management’s evaluation of capitalized exploratory well costs.  In addition, the FSP requires annual disclosure of: (1) net changes from period to period of capitalized exploratory well costs for wells that are pending the determination of proved reserves, (2) the amount of exploratory well costs that have been capitalized for a period greater than one year after the completion of drilling and (3) an aging of exploratory well costs suspended for greater than one year with the number of wells it related to.  Further, the disclosures should describe the activities undertaken to evaluate the reserves and the projects, the information still required to classify the associated reserves as proved and the estimated timing for completing the evaluation.  Application of this pronouncement did not have a significant impact on the Company’s financial statements.

In December 2004, the FASB issued Statement No. 123(R), which requires employee share-based equity awards to be accounted for under the fair value method.  Proforma disclosure is no longer an option.  Statement No. 123(R) is effective for small business issuers at the beginning of the first interim or annual period beginning after December 15, 2005.  The Company believes that adoption of this Statement will not have a significant impact on its financial statements.

3.

Oil and Gas Properties

During the year ended February 28, 2006, the Company acquired interests in various properties in Texas and one property in Louisiana.  The Pearl Prospect entitles the Company to a 33.3% working interest and a .05% royalty interest in certain oil and gas leases near the Texas Gulf coast.  The Tuscaloosa property in Northeastern Louisiana consists of a 40% working interest, subject to a 75% “net revenue interest” (interest remaining after deducting all royalty interests, overriding royalty interests and other burdens from the working interest ownership).  The Saxet Deep Field property, located in Corpus Christi, Texas, consists of an 18.75% working interest subject to a 14.4375% net revenue interest.

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Notes to Financial Statements

3.

Oil and Gas Properties, Continued:

At February 28, 2006, the capitalized costs and the locations of the Company’s unproved properties were as follows:

Leasehold

Exploratory

Acquisition

Drilling

Name of Property

Location

Costs

Costs

Total

Saxet Deep Field

Texas

$

50,000

$

50,000

Pearl Prospect

Texas

125,000

125,000

Tuscaloosca

Louisiana

150,000

$

570,400

720,400

Total

$

325,000

$

570,400

$

895,400

Included in exploration and drilling expenses for the year ended February 28, 2006 are $253,500 of dry-hole drilling costs relating to an exploration well drilled on the Company’s Ginny South Prospect located near the Texas Gulf coast.

4.

Convertible Debentures and Notes Payable

During the year ended February 28, 2006, convertible debentures and notes payable were issued to various accredited individual investors.  The convertible debentures and notes have a one year maturity date from the date of issuance, and are convertible into shares of the Company’s unregistered common stock at varying conversion prices that were set to equal the fair value of the Company’s unregistered common stock at the date of issuance.  At February 28, 2006, convertible debentures and notes payable and interest payable were as follows:

Interest

Conversion

Accrued

Rate

Price

Principal

Interest

Convertible notes

6%

$0.25 per share

$

32,000

$

1,417

Convertible debentures

10%

$0.50 per share

806,700

6,709

Convertible debentures

10%

$0.75 per share

300,001

144

$

1,138,701

$

8,270

5.

Income Taxes

The Company recorded no income tax benefit for the years ended February 28, 2006, or 2005.  At February 28, 2006 and 2005, the Company had gross deferred gross tax assets of approximately $825,000 and $15,000, respectively.  The deferred tax assets were calculated assuming a 40% combined federal and state income tax rate.  The deferred tax assets resulted primarily from regular tax net operating loss carryforwards of approximately $2,063,000 and $38,000 at February 28, 2006 and 2005, respectively.  The deferred tax assets were fully reserved for, as the Company is uncertain whether it is “more likely than not” that the asset will be fully utilized at this stage of the Company’s development.

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Notes to Financial Statements

5.

Income Taxes, Continued:

The net operating loss carryforwards available to offset future regular taxable income expire as follows:

2024

$

       9,000

2025

     29,000

2026

2,025,000

The utilization of net operating loss and general business credit carry forwards are substantially limited in the event of an “ownership change” of a corporation.  The above estimates are based upon management’s decisions concerning certain elections which could change the relationship between net income and taxable income.  Management decisions are made annually and could cause the estimates to vary significantly.

6.

Stockholders’ Equity

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of $0.001 par value preferred stock.  Of the 10,000,000 shares, the Company has designated 6,000,000 of the shares as “Series A Preferred Stock”, with a $0.001 par value.  At February 28, 2006 and 2005, no shares of preferred stock were issued or outstanding.

Private Placement

On June 7, 2005, the Company commenced an unregistered offering of its common stock under the securities exemption Regulation D Rule 506.  The Company sold 4,400,000 common shares at $0.25 per share for net proceeds of $1,087,500 to forty-three accredited investors.

Management Fees

During the year ended February 28, 2006, the Company paid $675,000 in management fees by issuing 2,600,000 shares of the Company’s unregistered common stock; 1,000,000 shares were issued to directors and 1,600,000 were issued to executive officers.  The shares were valued between $0.25 and $0.50 per share, based on management’s estimate of the fair value of the unregistered shares issued at the date they were issued.

Director Fees

During the year ended February 28, 2006, the Company issued a total of 183,000 common shares in payment of director fees to seven directors for their services.  Director compensation expense of $56,250 was recorded based on management’s estimate of the fair value of the unregistered shares issued at the date they were issued.

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Notes to Financial Statements

6.

Stockholders’ Equity, Continued:

Common Stock Issued for Investor Relations Fees

During the fiscal year ended February 28, 2006, the Company issued 2,480,000 shares of its unregistered common stock for investor relations services to various individuals and entities.  Investor relations expense of $620,000 was recorded based on management’s estimate of the fair value of the unregistered shares issued at the time of issue.  Included in this amount was 1,500,000 shares issued to Eric Moe, the Company’s Chief Executive Officer as of March 1, 2006.

Common Stock Issued for Services and Other

During the fiscal year ended February 28, 2006, the Company issued 23,667 shares of its unregistered common stock for legal and website design services and other immaterial adjustments to the Company’s authorized and outstanding shares.  The shares were valued at $4,000, based on management’s estimate of the fair value of the unregistered shares issued and the services rendered.

Common Stock Issued for Financing Costs

During the fiscal year ended February 28, 2006, the Company issued 66,000 shares of its unregistered common stock in connection with obtaining certain debt financing.  The shares were valued at $16,500, based on management’s estimate of the fair value of the unregistered shares issued at the time of issue.  Included in this amount were 30,000 shares issued to a director.

Common Stock Issued for Convertible Notes and Interest Payable

During the fiscal year ended February 28, 2006, the Company issued 806,135 shares of its unregistered common stock upon the conversion of $201,534 of notes and interest payable.  Included in shares issued are 427,747 shares, converting $106,937 of notes and interest payable, held by three Directors of the Company; and 97,071 shares, converting $24,268 of notes and interest payable, held by an executive officer of the Company.

Common Stock Issued for Oil and Gas Property Interests

During the fiscal year ended February 28, 2006, the Company issued 700,000 shares of its unregistered common stock to purchase oil and gas properties.  The shares were valued at $175,000, based on management’s estimate of the fair value of the unregistered shares issued at the time of issue.

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Notes to Financial Statements

7.

Related Party Transactions

In addition to the related party transactions described in Note 6, the Company is provided office space without charge from a major shareholder and a director.  The fair value of the office space is not material to the financial statements and accordingly, has not been recorded.

During the year ended February 28, 2006, loans of $126,821 were made to the Company by certain officers and directors to provide the Company with sufficient funds to pay ongoing operating expenses.  The loans accrued interest of 6% per annum, were due in full one year from the date of issuance, and were converted into common shares of the Company at $0.25 per share (See Note 6).

In addition, during the year ended February 28, 2006, the Company issued a $200,000 convertible debenture to a major shareholder (See Note 4).  At February 28, 2006, the convertible debenture and $1,753 of accrued interest were outstanding.

8.

Subsequent Events

On March 3, 2006, the Company offered 3,334,000 Investment Units (“Units”) for sale for $1.50 per Unit, through a placement agent, Bathgate Capital Partners.  An additional 20% of Units were available in the event of an over-subscription.  Each Unit was comprised of two shares of common stock and one common stock purchase warrant.  Each warrant is exercisable at $2.00 for a period of five years.  As of May 19, 2006, the Company had sold 4,013,602 Units, for net proceeds of $5,230,000.

In addition, in March of 2006, the Company expended $840,000 in connection with acquiring 50% of the mineral rights of a property located near its Tuscaloosa Sands project.  The Company also expended approximately $365,000 of well development costs on its existing Tuscaloosa project.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus.  We have authorized no one to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

DAYBREAK OIL AND GAS, INC.

COMMON STOCK

_____________

PROSPECTUS

_____________

___________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification of Directors and Officers

We are authorized by our Articles of Incorporation and Bylaws by to indemnify, agree to indemnify or obligate our company to advance or reimburse expenses incurred by our Directors, Officers, employees or agents in any Proceeding (as defined in the Washington Business Corporation Act) to the full extent of the laws of the State of Washington as may now or hereafter exist.

Section 23B.08.510 of the Business Corporation Act sets out the corporation’s basic authority to indemnify.  The section is structured to first define generally what the corporation may indemnify and then specify exceptions for which the corporation is not permitted to indemnify.

A corporation may indemnify an individual who has been made a party to a proceeding because the individual is or was a director, against liability incurred in the proceeding if:

(a) The individual acted in good faith; and

(b) The individual reasonably believed:

(i)  In the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; and

(ii)

In all other cases, that the individual’s conduct was at least not opposed to its best interests; and

(c)

In the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful.

Section 23B.08.510 defines the “outer limits” for which indemnification (other than as authorized by shareholder action) is permitted.  If a director’s conduct falls outside these limits, the director, however, is still potentially eligible for court-ordered indemnification under other provisions.  Conduct falling within these broad guidelines is permissive; it does not entitle directors to indemnification.  There is a much more limited area of mandatory indemnification.  We have, however, however, through bylaw provisions, obligated themselves to indemnify directors to the maximum extent permitted by law.

The general standards for indemnification are closely related to the basic statutory provision defining the general standards of director conduct.  The indemnity standards, however, are lower.  Section 23B.08.300 (general standards of conduct) includes a requirement that directors exercise the “care an ordinarily prudent person in a like position would exercise.”  This standard is not contained in the standard for indemnification, which only requires that directors act” in good faith” and that they “reasonably believe” that their actions are either in the corporation’s best interests or at least not opposed to those best interests.  It is possible that a director who falls below the standard of conduct prescribed by the Business Corporation Act may meet the standard for indemnification under Section 23B.08.510.  Further, with respect to the reverse, the courts have stated that it is clear that a director who has met the... standards of conduct would be eligible in virtually every case to be indemnified under Section 23B.08.510.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted against us by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such  indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions.  All amounts shown are estimates except the Commission’s registration fee and the Additional Listing Fee.

Registration Fee--Securities and Exchange Commission	$2,804
Legal Fees and Expenses	$40,000	*
Accountants Fees and Expenses	$15,000	*
Total	$57,804	*

*Estimated.

The selling shareholders have paid none of the expenses related to this offering.

Item 26. RECENT SALES OF SECURITIES

On March 19, 2005, Terrence Dunne (appointed a director in January 2006 and CFO in April 2006), a shareholder and 10% control person, loaned the company $623 to meet ongoing operating expenses.  On November 28, 2005, Mr. Dunne converted the note plus interest into unregistered common stock.  He was issued 2,593 shares of stock from this conversion.  On the day of the conversion the closing price of our stock was $0.52.  Based on this price the value of the principal in the conversion was $1,296.

On March 22, 2005, Terrence Dunne (appointed a director in January 2006 and CFO in April 2006), a shareholder and 10% control person, loaned the company $10,216 to meet ongoing operating expenses.  On November 28, 2005, Mr. Dunne converted the note plus interest into unregistered common stock.  He was issued 42,503 shares of stock from this conversion.

  On the day of the conversion, the closing price of our stock was $0.52.  Based on this price the value of the principal in the conversion was $21,249.

On March 23, 2005, Dale Lavigne, a director and shareholder, loaned the company $15,000 to meet ongoing operating expenses.  On November 28, 2005, Mr. Lavigne converted the note plus interest into unregistered common stock.  He was Based on this price the value of the principal in the conversion was issued 62,397 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $0.52.  Based on this price the value of the principal in the conversion was $31,200.

On March 23, 2005, Ronald Lavigne, a director and shareholder, loaned the company $3,000 to meet ongoing operating expenses.  On November 28, 2005, Mr. Lavigne converted the note plus interest into unregistered common stock.  He was issued 12,479 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $0.52.  Based on this price the value of the principal in the conversion was $6,240.

On March 25, 2005, Thomas Kilbourne, a director, Treasurer and shareholder loaned the company $3,000 to meet ongoing operating expenses.  On November 28, 2005, Mr. Kilbourne converted the note plus interest into unregistered common stock.  He was issued 12,475 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $0.52.  Based on this price the value of the principal in the conversion was $6,240.

On March 25, 2005, Robert O’Brien, a shareholder (and ten percent (10%) control person at the time), loaned the company $15,000 to meet ongoing operating expenses.  On August 31, 2006, Mr. O’Brien converted the note plus interest into unregistered common stock.  He was issued 65,168 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $1.92.  Based on this price the value of the principal in the conversion was $125,123.

On April 25, 2005, Terrence Dunne (appointed a director in January 2006 and CFO in April 2006), a shareholder and 10% control person, loaned the company $8,000 to meet ongoing operating expenses.  On November 28, 2005, Mr. Dunne converted the note plus interest into unregistered common stock.  He was issued 33,105 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $0.52.  Based on this price the value of the principal in the conversion was $16,640.

On April 25, 2005, Dale Lavigne, a director and shareholder, loaned the company $8,000 to meet ongoing operating expenses.  On November 28, 2005, Mr. Lavigne converted the note plus interest into unregistered common stock.  He was issued 33,105 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $0.52.  Based on this price the value of the principal in the conversion was $16,640.

On April 26, 2005, Ronald Lavigne, a director and shareholder, loaned the company $3,000 to meet ongoing operating expenses.  On November 28, 2005, Mr. Lavigne converted the note plus interest into unregistered common stock.  He was issued 12,412 shares of stock from this conversion.  On the day of the conversion the closing price of our stock was $0.52.  Based on this price the value of the principal in the conversion was $6,240.

On April 26, 2005, Thomas Kilbourne, a director, Treasurer and shareholder, loaned the company $3,000 to meet ongoing operating expenses.  On November 28, 2005, Mr. Kilbourne converted the note plus interest into unregistered common stock.  He was issued 12,412 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $0.52.  Based on this price the value of the principal in the conversion was $6,240.

On April 27, 2005, we issued 350,000 shares of unregistered common stock worth $87,500.  The shares were issued to AnMac Enterprises for Investor Relations (“IR”) work.  These shares were valued at $0.25 per share and were expensed throughout the fiscal year as monthly IR costs.  On the day of issuance, the closing price of our stock was $0.33.  Based on this price the value of the common stock issued was $115,500.

On April 27, 2005, we issued 500,000 shares of unregistered common stock worth $125,000 to Eric Moe (appointed CEO in March 2006) for IR work.  These shares were valued at $0.25 per share and were expensed throughout the fiscal year as monthly IR costs.  On the day of issuance, the closing price of our stock was $0.33.  Based on this price the value of the common stock issued was $165,000.

On May 11, 2005, we issued 1,100,000 shares of unregistered common stock worth $275,000.  The shares were issued to 413294 Alberta, Ltd., of Calgary, Alberta to supply the services of Robert Martin, who is our Company President.  These shares were valued at $0.25 per share and were expensed throughout the fiscal year as monthly management fee costs.  On the day of issuance, the closing price of our stock was $0.35.  Based on this price the value of the common stock issued was $385,000.

On May 25, 2005, we issued 30,000 shares of unregistered common stock worth $7,500.  The shares were issued to Irwin Renneisen for IR work.  These shares were valued at $0.25 per share and were expensed in June and July as monthly IR costs.  On the day of issuance, the closing price of our stock was $0.36.  Based on this price the value of the common stock issued was $10,800.

On May 26, 2005, Terrence Dunne (appointed a director in January 2006 and CFO in April 2006), a shareholder and 10% control person, loaned the company $3,982 to meet ongoing operating expenses.  On November 30, 2005, Mr. Dunne converted the note plus interest into unregistered common stock.  He was issued 16,418 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $0.52.  Based on this price the value of the principal in the conversion was $8,283.

On May 31, 2005, Thomas Kilbourne, a director, Treasurer and shareholder, loaned the company $3,000 to meet ongoing operating expenses.  On November 30, 2005, Mr. Kilbourne converted the note plus interest into unregistered common stock.  He was issued 12,361 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $0.52.  Based on this price the value of the principal in the conversion was $6,240.

From June 7 to December 19, 2005, we conducted a private placement offering of our common stock.  We sold our stock for $0.25 per share.  Gross proceeds of $1,100,000 were raised from the sale and generated net proceeds of $1,087,500.  A total of 4,400,000 shares of unregistered common stock were issued.  We did not engage a placement agent for this offering, instead all the shares were sold directly by the company.  The shares were offered and sold pursuant to a Regulation D exemption from the registration requirements of the Securities Act of 1933, as amended.  The shares were offered and sold only to accredited investors.

On June 16, 2005, Terrence Dunne (appointed a director in January 2006 and CFO in April 2006), a shareholder and 10% control person, loaned the company $10,000 to meet ongoing operating expenses.  On February 10, 2006, Mr. Dunne converted the note plus interest into unregistered common stock.  He was issued 41,558 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $1.70.  Based on this price the value of the principal in the conversion was $68,000.

On July 8, 2005, Golconda Mining Company, a shareholder, loaned the company $10,000 to meet ongoing operating expenses.  On January 25, 2006, Golconda Mining Company converted the note plus interest into unregistered common stock.  They were issued 41,315 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $1.54.  Based on this price the value of the principal in the conversion was $61,600.

On July 27, 2005, Terrence Dunne (appointed a director in January 2006 and CFO in April 2006), a shareholder and 10% control person, loaned the company $13,000 to meet ongoing operating expenses.  On February 10, 2006, Mr. Dunne converted the note plus interest into unregistered common stock.  He was issued 53,675 shares of stock from this conversion.   On the day of the conversion, the closing price of our stock was $1.70.  Based on this price the value of the principal in the conversion was $88,400.

On July 27, 2005, Thomas Kilbourne, a director, Treasurer and shareholder, loaned the company $6,500 to meet ongoing operating expenses.  On February 10, 2006, Mr. Kilbourne converted the note plus interest into unregistered common stock.  He was issued 26,838 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $1.70.  Based on this price the value of the principal in the conversion was $44,200.

On July 27, 2005, Robert O’Brien, a shareholder (and ten percent (10%) control person at the time), loaned the company $12,000 to meet ongoing operating expenses.  On August 31, 2006, Mr. O’Brien converted the note plus interest into unregistered common stock.  He was issued 51,156 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $1.92.  Based on this price the value of the principal in the conversion was $98,220.

On August 1, 2005, Dale Lavigne, a director and shareholder, loaned the company $5,000 to meet ongoing operating expenses.  On February 10, 2006, Mr. Lavigne converted the note plus interest into unregistered common stock.  He was issued 20,628 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $1.70.  Based on this price the value of the principal in the conversion was $34,000.

On August 1, 2005, Thomas Kilbourne, a director, Treasurer and shareholder, loaned the company $500 to meet ongoing operating expenses.  On February 10, 2006, Mr. Kilbourne converted the note plus interest into unregistered common stock.  He was issued 2,063 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $1.70.  Based on this price the value of the principal in the conversion was $3,400.

On August 2, 2005, Ronald Lavigne, a director and shareholder, loaned the company $5,000 to meet ongoing operating expenses.  On February 10, 2006, Mr. Lavigne converted the note plus interest into unregistered common stock.  He was issued 20,625 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $1.70.  Based on this price the value of the principal in the conversion was $34,000.

On August 22, 2005, Thomas Kilbourne, a director, Treasurer and shareholder, loaned the Company $5,000 to meet ongoing operating expenses.  On February 28, 2006, Mr. Kilbourne converted the note plus interest into unregistered common stock.  He was issued 20,625 shares of stock from this conversion.   On the day of the conversion, the closing price of our stock was $2.25.  Based on this price the value of the principal in the conversion was $45,000.

On August 24, 2005, Terrence Dunne (appointed a director in January 2006 and CFO in April 2006), a shareholder and 10% control person, loaned the company $6,000 to meet ongoing operating expenses.  On February 28, 2006, Mr. Dunne converted the note plus interest into unregistered common stock.  He was issued 24,742 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $2.25.  Based on this price the value principal in the conversion was $54,000.

On August 26, 2005, Terrence Dunne (appointed a director in January 2006 and CFO in April 2006), a shareholder and 10% control person, loaned the company $6,000 to meet ongoing operating expenses.  On February 28, 2006, Mr. Dunne converted the note plus interest into unregistered common stock.  He was issued 24,734 shares of stock from this conversion.  On the day of the conversion the closing price of our stock was $2.25.  Based on this price the value of the principal in the conversion was $54,000.

On August 26, 2005, Robert O’Brien, a shareholder (and ten percent (10%) control person at the time), loaned the company $5,000 to meet ongoing operating expenses.  On August 31, 2006, Mr. O’Brien converted the note plus interest into unregistered common stock.  He was issued 21,216 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $1.92.  Based on this price the value of the principal in the conversion was $40,735.

On August 31, 2005, we issued 100,000 shares of unregistered common stock worth $25,000.  The shares were issued to Margaret Perales from MPG Petroleum to extend the funding deadline on the Pearl Prospect contract.  These shares were valued at $0.25 per share and were capitalized in August as part of our oil and gas project costs.  On the day of issuance, the closing price of our stock was $0.37.  Based on this price the value of the common stock issued was $37,000.

 On August 31, 2005, Ronald Lavigne, a director and shareholder, loaned the company $2,500 to meet ongoing operating expenses.  On February 28, 2006, Mr. Lavigne converted the note plus interest into unregistered common stock.  He was issued 10,298 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $2.25.  Based on this price the value of the principal in the conversion was $22,500.

On August 31, 2005, Thomas Kilbourne, a director, Treasurer and shareholder, loaned the company $2,500 to meet ongoing operating expenses.  On February 28, 2006, Mr. Kilbourne converted the note plus interest into unregistered common stock.  He was issued 10,298 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $2.25.  Based on this price the value of the principal in the conversion was $22,500.

On August 31, 2005, Terrence Dunne (appointed a director in January 2006 and CFO in April 2006), a shareholder and 10% control person, loaned the company $4,000 to meet ongoing operating expenses.  On February 28, 2006, Mr. Dunne converted the note plus interest into unregistered common stock.  He was issued 16,476 shares of stock from this conversion.  On the day of the conversion, the closing price of our stock was $2.25.  Based on this price the value of the principal in the conversion was $36,000.

On October 5, 2005, we issued 1,000,000 shares of unregistered common stock worth $250,000 to Eric Moe (appointed CEO in March 2006) for Investment Relations work.  These shares were valued at $0.25 per share and were expensed throughout the fiscal year as monthly IR costs.  On the day of issuance, the closing price of our stock was $0.64 Based on this price the value of the common stock issued was $640,000.

On October 27, 2005, we issued 600,000 shares of unregistered common stock worth $150,000.  The shares were issued to Sam Pfiester, Trustee for the Tuscaloosa Sands Prospect in Louisiana.  These shares were valued at $0.25 per share and were capitalized in October as part of our oil and gas project costs in Louisiana.  On the day of issuance, the closing price of our stock was $0.55.  Based on this price the value of the common stock issued was $330,000.

On October 27, 2005, we issued 1,667 shares of common stock worth $500.  The shares were issued to Laura Crist for marketing work.  These shares were valued at $0.30 per share and were expensed in October as part of our marketing and advertising costs.  On the day of issuance, the closing price of our stock was $0.55.  Based on this price the value of the common stock issued was $917.

On October 27, 2005, we issued 10,000 shares of common stock worth $3,500.  The shares were issued to Greg Lipsker for legal work.  These shares were valued at $0.35 per share and were expensed in October as part of our legal costs.  On the day of issuance, the closing price of our stock was $0.55.  Based on this price the value of the common stock issued was $5,000.

On November 30, 2005, we issued 18,000 shares of unregistered common stock worth $4,500 to each of the six members of the Board of Directors for work that had been done beyond their regular director duties.  These shares were valued at $0.25 per share and were expensed in October as part of directors’ fees.  On the day of issuance, the closing price of our stock was $0.52 Based on this price the value of the common stock issued was $9,360.

On November 30, 2005, we issued 9,000 shares of unregistered common stock worth $2,250 to each of the six members of the Board of Directors.  These shares were valued at $0.25 per share and were expensed in the third quarter of the fiscal year as part of directors’ fees.  On the day of issuance, the closing price of our stock was $0.52.  Based on this price the value of the common stock issued was $4,680.

On November 30, 2005, we issued 400,000 shares of unregistered common stock worth $100,000 to Terrence Dunne (appointed CFO in April 2006) a shareholder and 10% control person for management services.  These shares were valued at $0.25 per share and were expensed throughout the last two quarters of the fiscal year.  On the day of issuance, the closing price of our stock was $0.52 Based on this price the value of the common stock issued was $208,000.

On December 19, 2005, we received an advance of $60,000 on a warehousing line of credit from a finance company, Genesis Financial Inc., to finance operating activities.  This warehousing line of credit for $180,000 was set up to fund the completion costs of the Ginny South well.  The balance of this line of credit was never utilized and was subsequently cancelled.  The 36,000 shares of unregistered common stock worth $9,000 that were issued, served as the loan origination fees on this line of credit.  These shares were valued at $0.25 per share and were expensed as loan costs in December.  On the day of issuance, the closing price of our stock was $0.58.  Based on this price the value of the common stock issued was $20,880.

On December 19, 2005, we issued 30,000 shares of unregistered common stock worth $7,500 to Terrence Dunne for his personal guarantee on the Genesis Financial warehousing line of credit.  These shares were valued at $0.25 per share and were expensed in December as part of our loan costs.  On the day of issuance, the closing price of our stock was $0.58.  Based on this price the value of the common stock issued was $17,400.

On January 17, 2006, we issued 300,000 shares of unregistered common stock worth $75,000 to Dale Lavigne, a director and shareholder for management services.  These shares were valued at $0.25 per share and were expensed throughout the last two quarters of the fiscal year.  On the day of issuance, the closing price of our stock was $0.56.  Based on this price the value of the common stock issued was $168,000.

On January 17, 2006, we issued 300,000 shares of unregistered common stock worth $75,000 to Ronald Lavigne, a director and shareholder for management services.  These shares were valued at $0.25 per share and were expensed throughout the last two quarters of the fiscal year.  On the day of issuance, the closing price of our stock was $0.56.  Based on this price the value of the common stock issued was $168,000.

On January 17, 2006, we issued 400,000 shares of unregistered common stock worth $100,000 to Thomas Kilbourne, a director, Treasurer and shareholder for management services.  These shares were valued at $0.25 per share and were expensed throughout the last two quarters of the fiscal year.  On the day of issuance, the closing price of our stock was $0.56.  Based on this price the value of the common stock issued was as $224,000.

On January 17, 2006, we issued 600,000 shares of unregistered common stock worth $150,000.  The shares were issued to Kirby Cochran for IR work.  These shares were valued at $0.25 per share and were expensed in January as part of our IR costs.  On the day of issuance, the closing price of our stock was $0.56.  Based on this price the value of the common stock issued was $336,000.

On February 10, 2006, we issued 240,000 shares of unregistered common stock worth $60,000.  The shares were issued to Genesis Financial Inc., of Spokane, Washington as full payment for the advance from the warehousing line of credit that was created on December 19, 2005.  The shares were valued at $0.25 per share.  On the day of issuance, the closing price of our stock was $1.70.  Based on this price the value of the common stock issued was $408,000.

On February 10, 2006, we issued 100,000 shares of unregistered common stock worth $50,000 to Bennett Anderson for management fees.  These shares were valued at $0.50 per share and were expensed in February.  Mr. Anderson serves as our Chief Operating Officer effective March 1, 2006.  On the day of issuance, the closing price of our stock was $1.70.  Based on this price the value of the common stock issued was $85,000.

On February 28, 2006, we issued 3,000 shares of unregistered common stock worth $2,250 to each of the seven members of the Board of Directors.  These shares were valued at $0.75 per share and were expensed in the fourth quarter of the fiscal year as part of directors’ fees.  On the day of issuance, the closing price of our stock was $2.25.  Based on this price the value of the common stock issued was $6,750.

From  March until May 2006, we conducted a private placement offering of our common stock.  Bathgate Capital Partners LLC, a Denver, Colorado based investment bank acted as the placement agent.  We offered units for sale which included two shares of common stock and one warrant share for $1.50 per unit.  Gross proceeds from the sale were $6,020,404, which equaled 4,013,602 units.  Our net proceeds were $5,230,000 and the placement agents commission and expenses equaled $790,401.65.  A total of 8,027,206 shares of unregistered common stock were issued.  Additionally, a total of 4,013,602 warrant shares could be issued from this private placement.  These warrant shares will be exercisable at a price of $2.00 per share for a period of five years and have a cashless excise provision.  The placement agent earned 1,204,081 warrant shares, of which 802,721 are exercisable at $0.75 per share and the remaining 403,360 warrant shares are exercisable at $2.00 per share.  These placement agent warrant shares are exercisable for a period of seven years.  We had the final distribution and closing of proceeds on May 19, 2006 from this private placement.  This offering was made pursuant to a Rule 506 exemption from registration promulgated under Regulation D of the Securities Act of 1933, as amended.  All offerees and purchasers in this private placement were accredited investors.

On May 3, 2006, we issued 70,000 shares of unregistered common stock worth $42,000.  The shares were issued to Gregory Donelson for consulting services.  These shares were valued at $0.60 per share per terms of the contract signed in December 2005, and were expensed in May as part of our fundraising costs.  On the day of issuance, the closing price of our stock was $2.23.  Based on this price the value of the common stock issued was $156,100.

On May 10, 2006, we issued 150,000 shares of unregistered common stock worth $112,500.  The shares were issued to AnMac Enterprises for IR work.  These shares were valued at $0.75 per share and will be expensed throughout the fiscal year as monthly IR costs.  On the day of issuance, the closing price of our stock was $2.20.  Based on this price the value of the common stock issued was $330,000.

On May 26, 2006, we issued 250,000 shares of unregistered common stock worth $187,500 to 413294 Alberta, Ltd., of Calgary, Alberta for the services of Robert Martin, our Company President.  These shares were valued at $0.75 per share and will be expensed throughout the current fiscal year as monthly management fee.  On the day of issuance, the closing price of our stock was $2.95.  Based on this price the value of the common stock issued was $737,500.

On May 26, 2006, we issued 250,000 shares of unregistered common stock worth $187,500 to Eric Moe.  These shares were valued at $0.75 per share and will be expensed throughout the fiscal year as part of our monthly management fees.  On the day of issuance, the closing price of our stock was $2.95.  Based on this price the value of the common stock issued was $737,500.

On May 26, 2006, we issued 100,000 shares of unregistered common stock worth $75,000.  The shares were issued to Thomas Kilbourne, Treasurer, for management services.  These shares were valued at $0.75 per share and will be expensed throughout the fiscal year as part of our monthly management fee costs.  On the day of issuance, the closing price of our stock was $2.95.  Based on this price the value of the common stock issued was $295,000.

On August 31, 2006, we issued Eric Moe 250,000 shares of unregistered common stock worth $250,000.  These shares were valued at $1.00 per share and will be expensed throughout the remainder of the fiscal year ending February 28, 2007.  On the date of issuance, the closing price of our stock was $2.00.  Based on this price the value of the common stock issued was $500,000.

On September 22, 2006, we issued to Strike Oil & Minerals, Corp. of Georgetown, TX 72,500 shares of unregistered common stock worth $72,500 as partial payment on the purchase on an additional 8% working interest in the Tuscaloosa Project in NE Louisiana.  These shares were valued at $1.00 per share and were capitalized under oil and gas acquisitions.  On September 22, 2006, the closing price of our stock was $1.50.  Based on the closing price of our stock the value of the transaction was $108,750.

The convertible notes, shares issued upon conversion of the notes and shares issued in consideration of services and acquisitions were issued pursuant to a Section 4(2) exemption from registration under the Securities Act of 1933, as amended.

On July 18, 2006, the Company completed an offering of $3,260,000 of a maximum $6,000,000 private placement of its Series A Convertible Preferred Stock and common stock purchase warrants, which are being offered in Units consisting of 1 share of Preferred Stock and one common stock purchase warrant exercisable to purchase to purchase one share of common stock.

 The offering price of a Unit was $3.00.  The warrants are exercisable at $2.00 per share for five (5) years.  Our net proceeds from the offering were $2,836,200.

We paid a placement agent fees totaling $423,800 in connection with the offering (including a three percent 3% unaccountable expense allowance), and we will issue it warrants to purchase 3 shares of common stock for each ten Units sold.  The warrants are exercisable at $1.00 per share.

The offering was made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) of the Act, and Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.  The securities were sold to 82 “Accredited Investors” as defined by Regulation D, who were not solicited through any form of general solicitation or advertising, represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and other instruments issued in the transaction.  All purchasers of the securities received adequate information about us.

All of the above securities are unregistered securities and each person who received certificates for shares of unregistered stock consented to the placement of a restrictive legend on their certificate.

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION PROVIDED IN THE ACT AND REGULATION D UNDER THE ACT.  AS SUCH, THE PURCHASE OF THIS SECURITY WAS NECESSARILY WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION.  THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.  FURTHERMORE, IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, WITHOUT THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT THE PROPOSED TRANSFER OR SALE DOES NOT AFFECT THE EXEMPTIONS RELIED UPON BY THE COMPANY IN ORIGINALLY DISTRIBUTING THE SECURITY AND THAT REGISTRATION IS NOT REQUIRED.

ITEM 27.  EXHIBITS

Exhibit
Number	Description of document
3.i	Amended Articles of Incorporation
5.1	Opinion of Workland & Witherspoon, PLLC
10.i	Placement Agent Agreement dated March 3, 2006 by and between Daybreak Oil and Gas, Inc., and Bathgate Capital Partners LLC
10.ii	Form of Investor Subscription Agreement
10.iii	Form of Common Stock Purchase Warrant
10.iv	Form of Registration Rights Agreement
10.v	Quitclaim Mining Deed Between Silver Crown Mining Company and Daybreak Oil and Gas, Inc.
10.vi	Prospect Review Noncompetition and Confidentiality Agreement
10.vii	Chicago Mill Joint Venture
10.viii	Joint Venture Agreement Between Nomad Hydrocarbons Ltd. and Daybreak Oil and Gas, Inc.
10.ix	Development Agreement
10.x	Prospect Review Agreement
10.xi	Krotz Springs 3D Prospect Terms of Trade
10.xii	Pipeline License Agreement
10.xiii	Big Sky Farmout Agreement
10.xiv	Vision Exploration LLC Prospect Letter of Intent
10.xv	North Colgrade Prospect Oil and Gas Prospect Letter Agreement
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Workland & Witherspoon, PLLC (included as part of Exhibit 5.1)

ITEM 28.  UNDERTAKINGS

The Registrant hereby undertakes:

(a)  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)  include any prospectus required by section 10(a)(3) of the Securities Act of 1933 ;

(ii)  reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  include any additional or changed material information or the plan of distribution.

(b)  that, for the purpose of determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(c)  to file a post-effective amendment to remove from registration any of the securities being registered, which remain unsold at the end of the offering.

(d)  that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)  that for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

(ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)  any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Form SB-2 and has caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Spokane, Washington, on October 27, 2006.

DAYBREAK OIL AND GAS, INC.

By:  /s/ Eric L. Moe

Name:

Eric L. Moe

Title:

Chief Executive Officer

By:  /s/ Robert N. Martin

Name:

Robert N. Martin

Title:

President

By:  /s/ Terrence J. Dunne

Name:

Terrence J. Dunne

Title:

Chief Financial Officer

By:  /s/ Thomas C. Kilbourne

Name:

Thomas C. Kilbourne

Title:

Controller

By:  /s/ Bennett W. Anderson

Name:

Bennett W. Anderson

Title:

Chief Operating Officer

/s/ Eric L. Moe Eric L. Moe, Director /s/ Dale B. Lavigne Dale B. Lavigne, Director By Terrence J. Dunne, pursuant to a Power of Attorney as previously filed
/s/ Robert N. Martin Robert N. Martin, Director By Terrence J. Dunne, pursuant to a Power of Attorney as previously filed
/s/ Jeffrey R. Dworkin Jeffrey R. Dworkin, Director By Terrence J. Dunne, pursuant to a Power of Attorney as previously filed
/s/ Terrence J. Dunne Terrence J. Dunne, Director
/s/ Thomas C. Kilbourne Thomas C. Kilbourne By Terrence J. Dunne, pursuant to a Power of Attorney as previously filed

  /s/ Michael Curtis

Michael Curtis, Director By Terrence J. Dunne, pursuant to a Power of Attorney as previously filed

  /s/ Ronald D. Lavigne

Ronald D. Lavigne, Director By Terrence J. Dunne, pursuant to a Power of Attorney as previously filed

INDEX TO EXHIBITS

Exhibit
Number	Description of document
3.i	Amended Articles of Incorporation
5.1	Opinion of Workland & Witherspoon, PLLC
10.i	Placement Agent Agreement dated March 3, 2006 by and between Daybreak Oil and Gas, Inc., and Bathgate Capital Partners LLC
10.ii	Form of Investor Subscription Agreement
10.iii	Form of Common Stock Purchase Warrant
10.iv	Form of Registration Rights Agreement
10.v	Quitclaim Mining Deed Between Silver Crown Mining Company and Daybreak Oil and Gas, Inc.
10.vi	Prospect Review Noncompetition and Confidentiality Agreement
10.vii	Chicago Mill Joint Venture
10.viii	Joint Venture Agreement Between Nomad Hydrocarbons Ltd. and Daybreak Oil and Gas, Inc.
10.ix	Development Agreement
10.x	Prospect Review Agreement
10.xi	Krotz Springs 3D Prospect Terms of Trade
10.xii	Pipeline License Agreement
10.xiii	Big Sky Farmout Agreement
10.xiv	Vision Exploration LLC Prospect Letter of Intent
10.xv	North Colgrade Prospect Oil and Gas Prospect Letter Agreement
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Workland & Witherspoon, PLLC (included as part of Exhibit 5.1)